SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant |X|
Filed by the Party other than the Registrant |_|
Check the appropriate box:

|X|    Preliminary Proxy Statement           |_| Confidential, for Use of
|_|    Definitive Proxy Statement                the Commission Only (as
|_|    Definitive Additional Materials           permitted by Rule 14a-6(e)(2))
|_|    Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12

                         FLEXTRONICS INTERNATIONAL LTD.
                (Name of Registrant as Specified in Its Charter)

                       ----------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:


          ______________________________________________________________________
     2)   Aggregate number of securities to which transaction applies:


          ______________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).


          ______________________________________________________________________
     4)   Proposed maximum aggregate value of transaction:


          ______________________________________________________________________
     5)   Total fee paid:


          ______________________________________________________________________

|_|  Fee paid previously with preliminary materials:

          ______________________________________________________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________
     3)   Filing Party:

          ______________________________________________________________________
     4)   Date Filed:

          ______________________________________________________________________

                                     [LOGO]


                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                          To Be Held on August 27, 1999

To our Shareholders:

     You are cordially invited to attend and NOTICE IS HEREBY GIVEN of the Annual General Meeting of FLEXTRONICS INTERNATIONAL LTD. (the "Company") which will be held at the principal offices of the Company located at 2245 Lundy Drive, San Jose, California, United States of America, at 9:00 a.m., California time, on August 27, 1999 for the following purposes:

     As Ordinary Business

     1. To re-elect the following Directors, who will retire pursuant to Article 95 of the Articles of Association of the Company, to the Board of Directors:

          (a)  Michael E. Marks

          (b)  Tsui Sung Lam

          (c)  Chuen Fah Alain Ahkong

     2. To receive and adopt the Audited Accounts of the Company for the fiscal year ended March 31, 1999 together with the Reports of the Directors and Auditors thereon.

     3. To consider and vote upon a proposal to appoint Arthur Andersen as independent Auditors for the Company for the fiscal year ending March 31, 2000, and to authorize the Directors to fix their remuneration.

     As Special Business

     4. To pass the following resolution as an Ordinary Resolution:

     RESOLVED THAT the authorized share capital of the Company be increased from S$1,000,000 divided into 100,000,000 ordinary shares of $0.01 each ("Ordinary Shares") to $2,500,000 by the creation of 150,000,000 new Ordinary Shares of S$0.01 each.

     5. To pass the following resolution as an Ordinary Resolution:

     RESOLVED THAT approval be and is hereby given for the Company's 1993 Share Option Plan (the "1993 Plan") to be amended (a) to increase the maximum number of Ordinary Shares authorized for issuance under the 1993 Plan from 7,200,000 Ordinary Shares to 8,200,000 Ordinary Shares and that an additional 1,000,000 Ordinary Shares be reserved for issuance under the 1993 Plan, and that such Ordinary Shares, when issued and paid for in accordance with the terms of the 1993 Plan, shall be validly issued, fully paid and nonassessable Ordinary Shares in the capital of the Company; (b) to amend the limitation on the number of options or separately exercisable stock appreciation rights granted under the 1993 Plan to any one participant from a limit of 1,000,000 Ordinary Shares in the aggregate over the term of the 1993 Plan to a limit of 1,000,000 Ordinary Shares in the aggregate annually; and (c) to amend the provision relating to the automatic grant of a stock option to an individual who first becomes a non-employee Board member from a grant of 30,000 Ordinary Shares to a grant for a number of shares determined by the Plan Administrator.

     6. To pass the following resolution as an Ordinary Resolution:

     RESOLVED THAT approval be and is hereby given for the Company's 1997 Employee Share Purchase Plan (the "Share Purchase Plan") to be amended to increase the maximum number of Ordinary Shares authorized for issuance under the Share Purchase Plan from 150,000 Ordinary Shares to 400,000 Ordinary Shares and that an additional 250,000 Ordinary Shares be reserved for issuance under the Share Purchase Plan, and that such Ordinary Shares, when issued and paid for in accordance with the terms of the Share Purchase Plan, shall be validly issued, fully paid and nonassessable Ordinary Shares in the capital of the Company.

     7. To pass the following resolution as an Ordinary Resolution:

     RESOLVED THAT pursuant to the provisions of Section 161 of the Companies Act, Cap. 50, and notwithstanding the provisions of Article 46 of the Articles of Association of the Company but subject otherwise to the provisions of that Act and the Articles of Association of the Company, the Board of Directors be and are hereby authorized to allot and issue, or grant options in respect of, Ordinary Shares in the capital of the Company or to allot and issue such shares in the capital of the Company pursuant to the exercise of any option granted in respect thereof to such persons on such terms and conditions and with such rights or restrictions as they may think fit to impose and as are set forth in the Articles of Association of the Company aforesaid and that such authority shall continue in force until the conclusion of the next Annual General Meeting or the expiration of the period within which the next Annual General Meeting of the Company is required by law to be held, whichever is the earlier.

     8. To pass the following resolution as an Ordinary Resolution:

     RESOLVED that:

          (a) at the sole discretion of the Company's Board of Directors at any time on or before 5:00 p.m., California time, June 30, 2000, a sum of up to S$501,969.02 and, in the event that any new shares are allotted and issued by the Company on or before 5:00 p.m., California time, June 30, 2000, an additional amount of S$0.01 for each new share so allotted and issued, standing to the credit of the Company's Share Premium Account as at March 31, 1999 ("Capital Sum") be capitalized and distributed amongst the persons who, on the date specified by the Company's Board of Directors, but no later than 5:00 p.m., California time, June 30, 2000, are the registered holders ("Shareholders") of existing Ordinary Shares of S$0.01 each in the capital of the Company ("Shares"), on the footing that the Shareholders become entitled to such sum as capital in terms of Article 133 of the Articles of Association of the Company and that the whole of the Capital Sum be applied in payment in full of the aggregate par value of up to 50,196,902 new Ordinary Shares of $0.01 each in the capital of the Company and, in the event that any new shares are allotted and issued by the Company on or before 5:00 p.m., California time, June 30, 2000, an additional one (1) new Ordinary Share of $0.01 each in the capital of the Company for each new share so allotted and issued (together, the "Bonus Shares"), the Bonus Shares to rank in all respects pari passu with the Shares;

          (b) accordingly, the Directors of the Company be and are hereby granted the authority to allot and issue, at their sole discretion on or before 5:00 p.m., California time, June 30, 2000, the Bonus Shares credited as fully paid to the Shareholders, as nearly as practicable, in the proportion of one
               (1) Bonus Share for every one (1) Share then held by the Shareholders, fractions being disregarded;

          (c) the Bonus Shares, if and when allotted and issued, shall be treated for all purposes as an increase in the nominal amount of the issued capital of the Company and not as income;

          (d) the aggregate number of Bonus Shares representing fractional interests be disposed of by the Directors of the Company in such manner as they may deem fit in the interests of the Company; and

          (e) the Directors of the Company be and are hereby authorized to take such steps and exercise such discretion as they may deem fit in connection with the matters referred to in this resolution.

     9. To pass the  following  resolution  which will be  proposed as a Special
Resolution:


     RESOLVED THAT the Articles of Association of the Company be amended in the following manner:

          (a) By deleting Articles 6 in its entirety and by substituting therefor the following:

               "6.  (a)  Except  as is  otherwise  expressly    Prohibition
               permitted by the Act,  the Company  shall not    against
               give,  whether  directly  or  indirectly  and    financial
               whether by means of the making of a loan, the    assistance.
               giving  of  a  guarantee,  the  provision  of
               security, the release of an obligation or the
               release of a debt or otherwise, any financial
               assistance   for  the   purpose   of,  or  in
               connection with, the acquisition or proposed acquisition of shares or units of shares in the Company or its holding company.

                    (b) The Company  may,  subject to and in     Company may
               accordance   with   the  Act,   purchase   or     acquire its own
               otherwise  acquire  ordinary  shares  in  the     issued ordinary
               issued  share  capital of the Company on such     shares.
               terms and in such  manner as the  Company may
               from time to time think  fit.  Any share that
               is so  purchased  or  acquired by the Company
               shall be deemed to be  cancelled  immediately
               on   purchase   or   acquisition.    On   the
               cancellation of a share as aforesaid, the rights and privileges attached to that share shall expire."

          (b) By deleting Articles 49 in its entirety and by substituting therefor the following:

               "49.  Without  prejudice to the generality of     Power to reduce
               the foregoing,  upon  cancellation of a share     capital.
               purchased  or   otherwise   acquired  by  the
               Company  pursuant to these  Articles  and the
               Act,  the nominal  amount of the issued share
               capital of the Company shall be diminished by
               the   nominal   amount   of  the   share   so
               cancelled."

     10. To pass the following resolution as an Ordinary Resolution:

     RESOLVED THAT, subject to and contingent upon the passing of Resolution 9 above:

     (a) for the purposes of Sections 76C and 76E of the Companies Act, Cap. 50 (the "Companies Act"), the exercise by the Directors of the Company of all the powers of the Company to purchase or otherwise acquire issued ordinary shares of $0.01 each fully paid in the capital of the Company (the "Ordinary Shares") not exceeding in aggregate the Prescribed Limit (as hereinafter defined), at such price or prices as may be determined by the Directors from time to time up to the Maximum Price (as hereinafter defined), whether by way of:

          (i) market purchase(s) on the Nasdaq National Market or any other stock exchange on which the Ordinary Shares may for the time being be listed and quoted ("Other Exchange"); and/or

          (ii) off-market purchase(s) (if effected otherwise than on the Nasdaq National Market or, as the case may be, Other Exchange) in accordance with any equal access scheme(s) as may be determined or formulated by the Directors as they consider fit, which scheme(s) shall satisfy all the conditions prescribed by the Companies Act;

          and otherwise in accordance with all other laws and regulations and rules of the Nasdaq National Market or, as the case may be, Other Exchange as may for the time being be applicable, be and is hereby authorized and approved generally and unconditionally;

     (b) unless varied or revoked by the Company in general meeting, the authority conferred on the Directors of the Company pursuant to the mandate contained in paragraph (a) above may be exercised by the Directors at any time and from time to time during the period commencing from the date of the passing of this Resolution and expiring on the earlier of:

          (i) the date on which the next Annual General Meeting of the Company is held; and

          (ii) the date by which the next Annual General Meeting of the Company is required by law to be held;

     (c)  in this Resolution:

          "Prescribed Limit" means that number of issued Ordinary Shares representing 10% of the issued ordinary share capital of the Company as at the date of the passing of this Resolution;

          "Maximum Price" in relation to Ordinary Shares to be purchased or acquired, means the purchase price (excluding brokerage, commission, applicable good and services tax and other related expenses) which shall not exceed:

          (i) in the case of a market purchase of an Ordinary Share, one hundred five percent (105%) of the Average Closing Price of the Ordinary Shares; and

          (ii) in the case of an off-market purchase pursuant to an equal access scheme, one hundred ten percent (110%) of the Average Closing Price of the Ordinary Shares;

          "Average Closing Price" means the average of the last dealt prices of an Ordinary Share for the five consecutive trading days on which the Ordinary Shares are transacted on the Nasdaq National Market or, as the case may be, Other Exchange preceding the date of the market purchase by the Company or, as the case may be, the date of the making of the offer pursuant to the off-market purchase; and

          "date of the making of the Offer" means the date on which the Company announces its intention to make an offer for the purchase or acquisition of Ordinary Shares from holders of Ordinary Shares, stating therein the purchase price (which shall not be more than the Maximum Price calculated on the foregoing basis) for each Ordinary Share and the relevant terms of the equal access scheme for effecting the off-market purchase; and

     (d) the Directors of the Company and/or any of them be and are hereby authorized to complete and do all such acts and things (including executing such documents as may be required) as they and/or he may consider expedient or necessary to give effect to the transactions contemplated and/or authorized by this Resolution.

     As Ordinary Business

     11. To transact any other business as may properly be transacted at any Annual General Meeting.

     The Board of Directors has fixed the close of business on July 1, 1999 as the record date for determining those shareholders who will be entitled to receive copies of this Notice and accompanying Proxy Statement. However, shareholders of record on August 27, 1999 will be entitled to vote at the Annual General Meeting.

     Notes:

     (a) A shareholder (member) entitled to attend and vote at the Annual General Meeting is entitled to appoint a proxy to attend and vote on his or her behalf. A proxy need not also be a shareholder (member). Representation of at least 33 1/3% of all outstanding Ordinary Shares of Flextronics International Ltd. is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. An instrument appointing a proxy must be left at the registered office of the Company located at 36, Robinson Road, #18-01, City House, Singapore 068877 or at Boston EquiServe, P.O. Box 8040, Boston, MA 02266-8040, United States of America not less than forty-eight

(48) hours before the time appointed for holding the meeting. Your proxy may be revoked at any time prior to the time it is voted. (b) Only funds legally available for purchasing or acquiring Ordinary Shares in accordance with the Articles of Association of the Company and applicable laws of Singapore will be utilized for the purchase or acquisition by the Company of its own issued Ordinary Shares pursuant to the proposed Share Purchase Mandate. The amount of financing required for the Company to purchase or acquire its Ordinary Shares cannot be ascertained as at the date of this Notice as these will depend on the number of Ordinary Shares purchased or acquired and the price at which such Ordinary Shares were purchased or acquired. The net tangible assets of the Company and the consolidated net tangible assets of the Group will be reduced by the dollar value of the Ordinary Shares repurchased. The repurchase of up to 10% of the issued ordinary share capital of the Company as at the date of the Annual General Meeting will not have any material impact on the consolidated earnings of the Company for the current financial year.

                                      By Order of the Board of Directors,

                                      Yap Lune Teng
                                      Joint Secretary
Singapore
July 29, 1999

     Shareholders Should Read the Entire Proxy Statement Carefully Prior to
                            Returning Their Proxies



                                 PROXY STATEMENT
                                       FOR
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                       OF
                         FLEXTRONICS INTERNATIONAL LTD.

                          To Be Held on August 27, 1999


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Flextronics International Ltd. (the "Company") of proxies to be voted at the Annual General Meeting which will be held at 9:00 a.m. California time on August 27, 1999 at the principal offices of the Company located at 2245 Lundy Drive, San Jose, California in the United States of America, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting. This Proxy Statement and the proxy card were first mailed to shareholders of record on or about July 29, 1999. The entire cost of soliciting proxies will be borne by the Company.


                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     The close of business on July 1, 1999 was the record date for shareholders entitled to notice of the Annual General Meeting. As of that date, the Company had 48,091,929 Ordinary Shares, S$0.01 par value per share (the "Ordinary Shares"), issued and outstanding. All of the Ordinary Shares issued and outstanding on August 27, 1999 are entitled to vote at the Annual General Meeting, and shareholders of record on August 27, 1999 entitled to vote at the meeting will on a poll have one (1) vote for each Ordinary Share so held on the matters to be voted upon.

     Ordinary Shares represented by proxies in the accompanying form which are properly executed and returned to the Company will be voted at the Annual General Meeting in accordance with the shareholders' instructions contained therein. The affirmative vote of the holders of a majority of the issued shares present and voting in person or by proxy at the Annual General Meeting is required to re-elect the Directors nominated pursuant to Proposal No. 1, to approve Proposal Nos. 2 and 3, and to approve the ordinary resolutions in Proposal Nos. 4, 5, 6, 7, 8 and 10. The affirmative vote of the holders of a majority of not less than three-fourths (3/4) of the issued shares present and voting in person or by proxy at the Annual General Meeting is required to approve the Special Resolution in Proposal No. 9. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Neither abstentions nor broker non-votes are counted in tabulations of the votes cast on proposals presented to shareholders.

     In the absence of contrary instructions, shares represented by proxies will be voted FOR Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10. Management does not know of any matters to be presented at this Annual General Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any shareholder of record has the right to revoke his or her proxy at any time prior to voting at the Annual General Meeting by submitting a subsequently dated proxy or by attending the meeting and voting in person. To be effective, a proxy must be deposited at the registered office of the Company located at 36 Robinson Road #18-01, City House, Singapore 068877 or at Boston EquiServe, P.O. Box 8040, Boston, MA 02266-8040, United States of America, at least forty-eight (48) hours before the time set for the Annual General Meeting.

     The Company has prepared, in accordance with Singapore law, Singapore dollar financial statements to be distributed as part of this Proxy Statement. Except as otherwise stated herein, all monetary amounts in this Proxy Statement have been presented in U.S. dollars.

                                 PROPOSAL NO. 1:

                            RE-ELECTION OF DIRECTORS

     At each Annual General Meeting, at least one-third (1/3) of the Directors (or, if their number is not a multiple of three (3), the number nearest to but not less than one-third (1/3)) are required to retire from office. The Directors required to retire in each year are those who have been in office longest since their last re-election or appointment. As between persons who became or were last re-elected Directors on the same day, those required to retire are (unless they otherwise agree among themselves) determined by lot. Retiring Directors are eligible for re-election. The first three (3) names set forth below, Messrs. Marks, Tsui and Ahkong, are the three (3) members of the Board of Directors who will retire by rotation in the manner stated above, are eligible for re-election and have been nominated to stand for re-election at the 1999 Annual General Meeting. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for Directors listed below. In the event any nominee is unable or declines to serve as a Director at the time of the Annual General Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors, in accordance with Article 100 of the Articles of Association of the Company, to fill the vacancy. In the event that additional persons are nominated for election as Directors, in accordance with Article 100 of the Articles of Association of the Company, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

Nominee to Board of Directors

     Michael E. Marks (age 48) -- Mr. Marks has been the Company's Chief Executive Officer since January 1994 and its Chairman of the Board since July 1993. He has been a Director of the Company since December 1991. From November 1990 to December 1993, Mr. Marks was President and Chief Executive Officer of Metcal, Inc., a precision heating instrument company ("Metcal"). Mr. Marks received a B.A. and M.A. from Oberlin College and an M.B.A. from the Harvard Business School.

     Tsui Sung Lam (age 49) -- Mr. Tsui has been and a Director of the Company since 1991. Mr. Tsui served as the Company's President, Asia-Pacific from April 1997 to June 1999, From January 1994 to April 1997, he served as the Company's President and Chief Operating Officer. From June 1990 to December 1993, he was the Company's Managing Director and Chief Executive Officer. From 1982 to June 1990, Mr. Tsui served in various positions for Flextronics, Inc., the Company's predecessor, including Vice President of Asian Operations. Mr. Tsui received Diplomas in Production Engineering and Management Studies from Hong Kong
Polytechnic, and a Certificate in Industrial Engineering from Hong Kong University.

     Chuen Fah Alain Ahkong (age 51) -- Mr. Ahkong has served as a Director of the Company since October 1997. Mr. Ahkong is a founder of Pioneer Management Services Pte. Ltd. ("Pioneer"), a Singapore-based consultancy firm, and has been the Managing Director of Pioneer since 1990. Pioneer provides advice to the Company, and other multinational corporations, on matters related to international taxation. Mr. Ahkong also serves as a director of Power Supply Limited.

Directors Not Standing for Re-Election

     Michael J. Moritz (age 45) -- Mr. Moritz has served as a Director of the Company since July 1993. Mr. Moritz has been a General Partner of Sequoia Capital, a venture capital firm, since 1988. Mr. Moritz also serves as a director of Yahoo, Inc., Neomagic and several privately-held companies.

     Richard L. Sharp (age 51) -- Mr. Sharp has served as a Director of the Company since July 1993. He has been the Chairman, President, Chief Executive Officer and a director of Circuit City Stores, Inc., a consumer electronics and appliances retailer, since June 1986. Mr. Sharp also serves as a director of S&K Famous Brands, Inc. and Fort James Corporation.

     Patrick Foley (age 67) -- Mr. Foley has been a Director of the Company since October 1997. Mr. Foley is Chairman and Chief Executive Officer of DHL Airways, Inc., a global document, package and airfreight delivery company. He joined DHL in September 1988 with more than thirty (30) years experience in hotel and airline industries. Mr. Foley serves as a director of Continental Airlines, Inc., Del Monte Corporation, DHL International, Foundation Health Systems, Inc. and Glenborough Realty Trust, Inc.

     Hui Shing Leong (age 40) -- Mr. Hui has served as a Director of the Company since October 1997. Since 1996, he has been Managing Director of CS Hui Holdings in Malaysia. Between 1984 and 1994, he was Managing Director of Samda Plastics Industries Ltd., a plastic injection molding company in Malaysia. Since 1994, Mr. Hui has been a committee member of the Penang, Malaysia Industrial Council, Vice-Chairman of the SMI Center in Malaysia, and Chairman of the Sub-Committee Plastics Technology Training Center in Malaysia. Since 1990, he has been President of the North Malaysian Small and Medium Enterprises Association.

Vote Required

     The affirmative vote of the holders of a majority of the issued shares present and voting in person or by proxy at the Annual General Meeting is required to re-elect Messrs. Marks, Tsui and Ahkong. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Neither abstentions or broker non-votes are counted in the tabulation of the votes cast on the re-election of Messrs. Marks, Tsui and Ahkong.

     The Board recommends a vote "FOR" the re-election of Messrs. Michael E. Marks, Tsui Sung Lam and Chuen Fah Alain Ahkong to the Board of Directors.

                          BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Company held a total of fifty-two (52) meetings during fiscal 1999. During the period for which each current Director was a Director or a committee member, all Directors except Messrs. Ahkong, Foley, Moritz and Sharp attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which he served.

     The Board of Directors has created an Audit Committee and a Compensation Committee of the Board. The Audit Committee is currently composed of Messrs. Ahkong and Foley and is charged with reviewing the Company's annual audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices. The Compensation Committee, which is currently composed of Messrs. Sharp and Moritz, recommends to the Board of Directors compensation for the Company's key employees and administers the employee share option plans. The Audit Committee held three (3) meetings in fiscal 1999 and the Compensation Committee held two (2) meetings in fiscal 1999. There is no nominating committee or a committee performing the functions of a nominating committee.

                              DIRECTOR REMUNERATION

     Each individual who first becomes a non-employee Board member after January 24, 1994 is granted a stock option for 30,000 Ordinary Shares (as adjusted following the Company's two-for-one stock split effected in the form of a bonus issue effective on December 22, 1998) and thereafter, on the date of each Annual General Meeting, each individual who is at that time serving as a non-employee Director receives a stock option for 6,000 Ordinary Shares (as adjusted following the Company's one-for-one bonus issue effective on December 22, 1998), all pursuant to the automatic option grant provisions of the Company's 1993 Share Option Plan. Pursuant to this program, Messrs. Ahkong, Moritz, Sharp, Foley and Hui each received option grants for 6,000 Ordinary Shares in fiscal 1999. In addition, all Directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No non-employee Director receives any cash compensation for services rendered as a Director. No Director who is an employee of the Company receives compensation for services rendered as a Director.

                               EXECUTIVE OFFICERS

     The following sets forth certain information with regard to executive officers of the Company.

Name                    Age                Position
----                    ---                --------

Michael E. Marks        48    Chairman and Chief Executive Officer

Robert R. B. Dykes      49    President, Systems Group and Chief Financial
                              Officer

Ash Bhardwaj            35    President, Asia Pacific Operations

Michael McNamara        42    President, Americas Operations

Ronny Nilsson           50    President, Western European Operations

Humphrey Porter         51    President, Central/Eastern European Operations

     Michael E. Marks -- Mr. Marks has been the Company's Chief Executive Officer since January 1994 and is Chairman of the Board since July 1993. He has been a Director of the Company since December 1991. From November 1990 to December 1993, Mr. Marks was President and Chief Executive Officer of Metcal, Inc., a precision heating instrument company ("Metcal"). Mr. Marks received a B.A. and M.A. from Oberlin College and an M.B.A. from the Harvard Business School.

     Robert R. B. Dykes -- Mr. Dykes has served as the Company's Chief Financial Officer since February 1997 and has served as its President, Systems Group since April 1999. He served the Company's Senior Vice President of Finance and Administration from February 1997 to April 1999 and as a Director of the Company from January 1994 until August 1997. From he served as. Mr. Dykes was Executive Vice President, Worldwide Operations and Chief Financial Officer of Symantec Corporation, an application and system software products company, from 1988 to February 1997. Mr. Dykes received a Bachelor of Commerce and Administration degree from Victoria University in Wellington, New Zealand. Mr. Dykes is on the board of directors of Symantec Corporation.

     Ash Bhardwaj -- Mr. Bhardwaj joined Flextronics in 1988 and has served as President, Asia pacific Operations since April 1999. Previously, he served as Vice President for the China region for Flextronics from April 1997 to March1999, with responsibility for all Flextronics operations in China. Prior to that, Mr. Bhardwaj oversaw the implementation of Flextronics' manufacturing operation in Xixiang, People's Republic of China and was general manager for the Flextronics plant in Shekou, China. Mr. Bhardwaj has a degree in electrical engineering from Thapar Institute of Engineering and Technology in India and earned an MBA from the Southeastern Louisiana University, Hammond, LA. Mr. Bhardwaj succeeds Mr. Tsui Sung Lam, who left the Company in June 1999.

     Michael McNamara -- Mr. McNamara has served as President of Americas Operations since April 1994. From May 1993 to March 1994, he was President and Chief Executive Officer of Relevant Industries, Inc., which was acquired by the Company in March 1994. From May 1992 to May 1993, he was Vice President, Manufacturing Operations at Anthem Electronics, an electronics distributor. From April 1987 to May 1992, he was a Principal of Pittiglo, Rabin, Todd & McGrath, an operations consulting firm. Mr. McNamara received a B.S. from the University of Cincinnati and an M.B.A. from Santa Clara University.

     Ronny Nilsson -- Mr. Nilsson has served as the Company's President, Western European Operations since April 1997. From May 1995 to April 1997, he was Vice President and General Manager, Supply & Distribution and Vice President,
Procurement, of Ericsson Business Networks where he was responsible for facilities in Sweden, Austria, China, the Netherlands, Mexico and Australia. From January 1991 to May 1995, he was Director of Production at the EVOX+RIFA Group, a manufacturer of components, and Vice President of RIFA AB where he was responsible for factories in Sweden, Finland, Singapore and Indonesia. Mr. Nilsson received a certificate in Mechanical Engineering from the Lars KaggSchool in Kalmar, Sweden and certificates from the Swedish Management Institute and the Ericsson Management Program.

     Humphrey Porter -- Mr. Porter has served as President of Central and Eastern European Operations since October 1997. From July 1994 to October 1997,he was President and Chief Executive Officer of Neutronics Electronics Industries Holding, AG, which was acquired by the Company in October 1997. Prior to joining Neutronics, Mr. Porter worked for over 27 years for the Philips organization. Between 1989 and 1994, he was Industrial Director for Philips Audio Austria and between 1984 and 1989, he was Managing Director of the Philips

Audio factory in Penang, Malaysia. Prior to this, Mr. Porter held various management and technical staff positions in Hong Kong, Holland, the United States and the U.K. Mr. Porter has a B.Sc. degree in production engineering from Trent University in Nottingham, England.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table sets forth information concerning the compensation paid or accrued by the Company for services rendered during fiscal 1999, 1998 and 1997 by the Chief Executive Officer and each of the four most highly compensated executive officers whose total salary and bonus for fiscal 1999 exceeded $100,000 (the "Named Executive Officers").

                           Summary Compensation Table

                                                                                                                    Long-Term
                                                                                                                   Compensation
                                                     Annual Compensation                                              Awards
                                       --------------------------------------------------------------------        ------------
                                                                                                 Securities
                                       Fiscal                                    Other Annual    Underlying          All Other
Name and Principal Position             Year      Salary            Bonus        Compensation      Options         Compensation
---------------------------            ------     ------            -----        ------------    ----------        ------------
Michael E. Marks ................       1999     $400,000         $339,315        $  9,617(1)       800,000         $  7,701(4)
Chairman of the Board and               1998     $375,000         $168,750        $205,167(2)       200,000         $  8,351(5)
Chief Executive Officer                 1997     $300,000         $ 80,400        $234,052(3)       500,000         $  8,351(6)


Michael McNamara ................       1999     $325,000         $177,416        $ 22,611(7)       446,000         $  5,000(10)
President, Americas Operations          1998     $250,000         $ 75,000        $ 14,576(8)        43,966         $  3,940(10)
                                        1997     $199,999         $ 30,642        $  5,337(9)        21,500         $  3,958(10)


Ronny Nilsson ...................       1999     $315,000         $148,859        $ 18,096(11)       80,000         $ 43,497(14)
President, Western                      1998     $268,681         $ 88,251        $564,564(12)      110,000(13)     $ 44,501(14)
European Operations


Robert R. B. Dykes ..............       1999     $300,000         $166,008        $ 25,337(16)      110,000         $  5,000(18)
President, Systems Group and            1998     $250,000         $ 75,000          10,675(17)      137,500         $  3,750(18)
Chief Financial Officer                 1997     $ 31,250(15)         --              --              3,000             --

Humphrey Porter .................       1999     $250,000         $149,000        $ 40,000(19)      220,000         $ 30,000(20)
President, Central/Eastern              1998     $152,000         $104,000        $ 40,000(19)       80,000         $ 18,000(20)
European Operations                     1997     $128,000         $ 20,000        $ 40,000(19)         --           $ 15,000(20)

----------
(1)  Represents payment for company vehicle of $9,617.

(2) Includes an auto allowance of $7,533, forgiveness of a promissory note due to a subsidiary of the Company of $100,000 and forgiveness of interest payment of $97,634 on the promissory note.

(3) Includes an auto allowance of $7,712, forgiveness of a promissory note due to a subsidiary of the Company of $200,000 and forgiveness of interest payment of $26,340 on the promissory note.

(4) Includes Company contributions to the Company's 401(k) plan of $5,000, life and disability insurance premium payments of $2,701.

(5) Includes Company contributions to the Company's 401(k) plan of $4,750, life and disability insurance premium payments of $3,601.

(6) Includes Company contributions to the Company's 401(k) plan of $4,750, life and disability insurance premium payments of $3,601.

(7)  Includes payment for company vehicle of $22,611.

(8) Includes an auto allowance of $7,200 and forgiveness of interest payment of $7,376 due on a promissory note payable to a subsidiary of the Company.

(9) Represents forgiveness of interest payment due on a promissory note payable to a subsidiary of the Company.

(10) Represents Company contributions to the Company's 401(k) plan.

(11) Mr. Dykes became an employee of the Company in February 1997 and the amount indicated represents salary paid to Mr. Dykes during fiscal 1997.

(12) Includes vehicle allowance of $10,404 and apartment allowance of $7,692.

(13) Includes payment of $413,505 pursuant to a Services Agreement dated April 30, 1997 between the Company and Mr. Nilsson and a payment of $132,322 to pay taxes due on the payments to Mr. Nilsson under the Services Agreement. Also includes vehicle allowance of $10,853 and housing allowance of $7,884.

(14) Includes 110,000 shares subject to previously-granted options that were repriced in June 1997.

(15) Represents Company contributions to a pension retirement fund.

(16) Represents payment for company vehicle of $22,611.

(17) Represents payment for company vehicle of $10,675.

(18) Represents Company contributions to the Company's 401(k) plan.

(19) Includes vehicle allowance of $7,000, a housing allowance of $14,000.

(20) Represents Company contributions to a pension retirement fund.


                               Option Grant Table

     The following table sets forth information regarding option grants during fiscal 1999 to each of the Named Executive Officers. All options were granted pursuant to the Company's 1993 Share Option Plan. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective five-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                          Option Grants in Fiscal 1999

                                                       Percentage
                                            Number       of Total                                    Potential Realizable Value at
                                              of         Options                                     Assumed Annual Rates of Stock
                                          Securities     Granted        Exercise                     Price Appreciation for Option
                                          Underlying       to             Price                                Term (3)
                                           Options      Employees          Per      Expiration     --------------------------------
Name                                      Granted(1)     in 1999        Share (2)       Date             5%                10%
--------------------------                ----------    ----------      ---------    ----------    -------------     --------------
Michael E. Marks ...............            800,000          23.3%      $   24.00     10/27/03      $ 5,304,576        $11,721,792
Tsui Sung Lam ..................             20,000           0.6%      $   18.94     06/02/03      $   104,655        $   231,261
Michael McNamara ...............            146,000           4.3%      $   18.94     06/02/03      $   763,981        $ 1,688,207
Michael McNamara ...............            300,000           8.8%      $   24.00     10/27/03      $ 1,989,216        $ 4,395,672
Ronny Nilsson (5) ..............             20,000           0.6%      $   18.94     06/02/03      $   104,655        $   231,261
Ronny Nilsson (5) ..............             60,000           1.8%      $   24.00     10/27/03      $   397,843        $   879,134
Robert R. B. Dykes .............             10,000           0.3%      $   18.94     06/02/03      $    52,327        $   115,631
Robert R. B. Dykes .............            100,000           2.9%      $   24.00     10/27/03      $   663,072        $ 1,465,224
Humphrey Porter ................            100,000           2.9%      $   18.94     06/02/03      $   523,274        $ 1,156,306
Humphrey Porter ................            120,000           3.5%      $   24.00     10/27/03      $   795,686        $ 1,758,269


(1) The options shown in the table were granted at fair market value, are incentive stock options and will expire five years from the date of grant, subject to earlier termination upon termination of the optionee's employment. The options become exercisable over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 1/36th of the shares vesting for each full calendar month that an optionee renders services to the Company thereafter. Each option fully accelerates in the event that, in the eighteen-month period following certain mergers or acquisitions of the Company, the optionee's employment with the Company is terminated or his duties are substantially reduced or changed. Each option includes a limited stock appreciation right pursuant to which the option will automatically be canceled upon the occurrence of certain hostile tender offers, in return for a cash distribution from the Company based on the tender offer price per share.

(2) The exercise price of the option may be paid in cash or through a cashless exercise procedure involving a same-day sale of the purchase shares.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of share price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Ordinary Share prices.

(4) All of the options shown in the table for Mr. Nilsson are immediately exercisable.

Year-End Option Table

     The following table sets forth certain information concerning the exercise of options by each of the Named Executive Officers during fiscal 1999, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of March 31, 1999. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and $51.00 per share, which was the closing price of the Company's Ordinary Shares as reported on the Nasdaq National Market on March 31, 1999, the last day of trading for fiscal 1999.

         Aggregated Option Exercises in Fiscal 1999 and Year-End Values


                                                                                                        Potential Realizable
                                                                       Number of Securities           at Assumed Annual Rates of
                                     Shares                           Underlying Unexercised        Stock Price Appreciation for
                                    Acquired                        Options at Fiscal Year-End              Option Term (2)
                                       on           Value          -----------------------------    -----------------------------
Name                              Exercise (1)   Realized (1)      Exercisable     Unexercisable    Exercisable     Unexercisable
----                              ------------   ------------      -----------     -------------    -----------     -------------
Michael E. Marks .............      320,000      $ 4,136,651           62,500          937,500      $ 2,140,625      $32,109,375
Michael McNamara .............       60,000      $ 1,910,100           90,183          515,749      $ 3,591,023      $15,515,924
Ronny Nilsson ................       40,000      $   895,000          260,000             --        $ 9,348,750             --
Robert R. B. Dykes ...........       60,000      $ 2,079,900          138,313          264,687      $ 5,497,074      $ 9,111,426
Humphrey Porter ..............         --               --             25,000          275,000      $   875,000      $ 8,371,250

----------
(1) "Value Realized" represents the fair market value of the Company's Ordinary Shares underlying the option on the date of exercise less the aggregate exercise price of the option.

(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's Ordinary Shares on March 31, 1999, the last day of trading for fiscal 1999.


Employment Agreements

     In connection with the acquisition of two manufacturing facilities from Ericsson Business Networks AB located in Karlskrona, Sweden, the Company and Mr. Ronny Nilsson entered into an Employment and Noncompetition Agreement (the "Employment Agreement") and a Services Agreement (the "Services Agreement"), both dated as of April 30, 1997. Pursuant to the Employment Agreement, Mr. Nilsson (a) was appointed as the Company's Senior Vice President, Europe for a four-year period, (b) receives an annual salary of $250,000, and (c) is entitled to a bonus of up to 45% of his annual salary upon the successful completion of certain performance criteria. Pursuant to the Services Agreement, Mr. Nilsson is to perform management consultation and guidance services to the Company in consideration for (a) an aggregate of $775,000 which was paid between March 31, 1997 and April 15, 1998, and (b) the issuance by the Company to Mr. Nilsson of an interest-free loan in the amount of 400,000 kronor ($415,000 as of April 15, 1997, the date of the issuance of the loan) which was repaid by Mr. Nilsson in two installments of $210,000 and $205,000 on September 15, 1997 and April 15,
1998,   respectively.   In
connection with Mr. Nilsson's repayment of the interest-free loan, the Company on April 15, 1998 paid to Mr. Nilsson as compensation an amount equal to the two installments paid by Mr. Nilsson.

     On April 16, 1995, the Company's U.S. subsidiary, Flextronics International USA, Inc. ("Flextronics USA"), loaned $500,000 to Mr. Marks, the Chairman of the Board and Chief Executive Officer of the Company. Mr. Marks executed a promissory note in favor of Flextronics USA which matures on April 16, 2000. During fiscal 1997, Flextronics USA forgave a total of $200,000 of outstanding principal amount and $26,340 in accrued interest. During fiscal 1999, Flextronics USA forgave a total of $100,000 of outstanding principal amount and $97,634 in accrued interest. The remaining outstanding balance of the loan as of March 31, 1999 was $217 (representing $200 in principal and $17 in accrued interest) and bears interest at a rate of 7.21%.

     On October 22, 1996, Flextronics USA loaned $136,000 to Mr. Michael McNamara. Mr. McNamara executed a promissory note in favor of Flextronics USA which bears interest at a rate of 7% and matures on October 22, 2001. The remaining outstanding balance of the loan as of March 31, 1999 was $150,000 (representing $136,000 in principal and $14,000 in accrued interest).

     On November 6, 1997, Flextronics USA loaned $1.5 million to Mr. Marks. Mr. Marks executed a promissory note in favor of Flextronics USA which bears interest at a rate of 7.259% and matures on November 6, 2002. This loan is secured by certain assets owned by Mr. Marks. The remaining outstanding principal balance of the loan as of March 31, 1999 was $1.5 million and all accrued interest was paid up to March 31, 1999.

     On November 25, 1998, Flextronics USA loaned $130,000 to Mr. Michael McNamara. Mr. McNamara executed a promissory note in favor of Flextronics USA which bears interest at a rate of 7.25% and matures on November 25, 2003. The remaining outstanding balance of the loan as of March 31, 1999 was $133,000 (representing $130,000 in principal and $3,000 in accrued interest).

     On January 15, 1999, Flextronics USA loaned $200,000 to Mr. Robert Dykes. Mr. Dykes executed a promissory note in favor of Flextronics USA which bears interest at a rate of 7.25% and matures on January 15, 2004. The remaining outstanding balance of the loan as of March 31, 1999 was $203,000 (representing $200,000 in principal and $3,000 in accrued interest).

     On February 4, 1999, the Company loaned $410,000 to Mr. Ronny Nilsson. Mr. Nilsson executed a promissory note in favor of the Company and the note matures on March 31, 2000.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee during fiscal 1999 were Mr. Sharp and Mr. Moritz. No officers of the Company serve on the Compensation Committee. No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

             Compensation Committee Report on Executive Compensation

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the following Compensation Committee Report on Executive Compensation will not be incorporated by reference into any of those prior filings; nor will such report be incorporated by reference into any future filings made by the Company under those statutes.

     The Compensation Committee (the "Committee") of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonus programs for executive officers. The Committee took no action with respect to executive compensation in fiscal 1999, other than approving certain year-end bonuses earned in accordance with a bonus plan previously adopted by the Board of Directors and authorizing salary increases and option grants to five (5) executive officers. Option grants to executive officers are made by the Committee, and the Committee has complete discretion in establishing the terms of each such grant. The following is a summary of policies of the Company that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     General Compensation Policy

     The Company's overall policy is to offer its executive officers cash-based and equity-based compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the Company's primary objectives is to have a significant portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. The principal factors taken into account in establishing each executive officer's compensation package are summarized below. Additional factors may be taken into account to a lesser degree, and the relative weight given to each factor varies with each individual in the discretion of the Committee. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Cash-Based Compensation. The Company sets base salary for executive officers on the basis of personal performance and internal comparability considerations. Bonuses are paid at the discretion of the Committee. In determining the amount of the bonus to be paid to each executive officer, including the Chief Executive Officer, the Company first establishes a percentage of the officer's base salary as a target bonus. The amount of the actual bonus paid to the officer can be greater or less than this percentage, and depends on the Company's net income, the performance of the operations of the Company that are under the officer's supervision and other performance factors, each as compared to budgeted performance for the period. The Company also has a 401(k) retirement savings plan for U.S. employees to which it can contribute a portion of profits and such contribution is allocated to eligible participants in proportion to their total compensation for the year relative to the total aggregate compensation for all eligible participants. The Company believes that all employees share the responsibility of achieving profits.

     Long-Term Equity-Based Compensation. The Committee intends to make stock option grants from time to time. Each grant is designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire the Company's Ordinary Shares at a fixed price per share (the market price on the grant date) over a specified period of time (up to five (5) years), thus providing a return to the officer only if he or she remains in the employ of the Company and the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for share ownership based upon the individual's current position with the Company, but there is also taken into account the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods and the number of options held by the individual at the time of grant. The relative weight given to these factors varies with each individual in the sole discretion of the Committee.

     CEO Compensation. Mr. Marks' base salary is based on the Company's expectation of his personal performance and comparisons to the base salaries of other executive officers of the Company. With respect to Mr. Marks' base salary, it is the Company's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by short-term Company performance factors. However, in recognition of the Company's rapid growth and corresponding expansion of Mr. Marks' responsibilities, Mr. Marks' base salary was increased from $375,000 in fiscal 1998 to $400,000 in fiscal 1999. In fiscal 1999, the Committee granted Mr. Marks options for 800,000 Ordinary Shares at an exercise price of $24.00 per share. The Committee based its decision regarding the size of the option grant to Mr. Marks on an analysis of option grants to CEOs in the industry with similar responsibilities. The Company also provided for the acceleration of all Mr. Marks' unvested options in the event that, following certain mergers or acquisitions of the Company, Mr. Marks' employment with the Company is terminated or his duties are substantially reduced or changed. In addition, on April 16, 1995, the Company's U.S. subsidiary, Flextronics USA, loaned $500,000 to Mr. Marks. During fiscal 1999, Flextronics USA forgave a total of $100,000 of outstanding principal amount, and $97,634 in accrued interest, on this loan. On November 6, 1997, Flextronics USA loaned an additional $1.5 million to Mr. Marks. This 1995 loan was forgiven in the past by the Board of Directors, and the new loan extended, based on the Board's subjective judgment that it was appropriate in view of Mr. Marks' performance in fiscal 1999, including his significant role in the substantial growth in the Company's net sales and the development and strengthening of customer relationships with leading OEMs such as Ericsson, Cisco Systems and Microsoft Corporation, as well as his role in recruiting several new executive officers and directors.

     Deduction Limit for Executive Compensation. Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1.0 million per year, but contains an exception for performance-based compensation that satisfies certain conditions.

     The Company believes that stock options granted to its executives qualify for the performance-based exception to the deduction limit and because it is unlikely that other compensation payable to any Company executive would exceed the deduction limit in the near future the Committee has not yet qualified compensation other than options for the performance-based exception. In approving the amount and form of compensation for Company executives, the Committee will continue to consider all elements of cost to the Company of providing that compensation.

     Submitted  by  the  Compensation   Committee  of  the  Company's  Board  of
Directors:

                                                     Richard L. Sharp
                                                     Michael J. Moritz

                                Performance Graph


     The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Ordinary Shares, assuming $100 invested, compared with the cumulative total return, assuming dividend reinvestment, of the Standard & Poor's 500 Stock Index and the peer group indicated below, during the period from March 18, 1994 (the date of the Company's initial public offering) through March 31, 1999.

     The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performances of the Company's Ordinary Shares.

     Notwithstanding anything to the contrary set forth in any of the Company's prior filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate this proxy statement by reference to future filings under those statutes, the following performance graph will not be incorporated by reference into any of those prior filings; nor will such graph be incorporated by reference into any future filings made by the Company under those statutes.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                                  3/94      3/95      3/96      3/97      3/98      3/99
                                  ----      ----      ----      ----      ----      ----
Flextronics International, Ltd.    100       116       244       159       346       406
Peer Group                         100       103       170       234       368       693
S&P 500                            100       110       153       183       271       321

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Ordinary Shares and other equity securities of the Company. Additionally, officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the year ended March 31, 1999 with all Section 16(a) filing requirements applicable to the Company's officers, Directors and greater than ten percent (10%) beneficial owners, except that the following individuals had late filings in fiscal 1999: Michael E. Marks (Form 4 for sale of stock and Forms 5 for option grants); Tsui Sung Lam (Form 4 for sale of stock and Form 5 for option grant); Chuen Fah Alain Ahkong (Form 5 for option grant); Michael J. Moritz (Forms 4 for sales of stock and Form 5 for option grant); Richard L. Sharp (Form 5 for option grant); Patrick Foley (Form 5 for option grant); Hui Shing Leong (Forms 4 for sale of stock and gift of shares and Forms 5 for option grants); Michael McNamara (Forms 4 for stock purchase and sale of stock and Form 5 for option grant); Robert R.B. Dykes (Form 4 for a stock purchase and Forms 5 for option grants); and Humphrey Porter (Forms 4 for sales of stock and gift of shares and Forms 5 for option grants).

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of July 1, 1999 regarding the beneficial ownership of the Company's Ordinary Shares, by (a) each Director,
(b) each executive officer named in the Summary Compensation Table and (c) all Directors and executive officers as a group. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.


                                                                 Number of Shares
                                                                  Beneficially
Name and Address of Beneficial Owner                                Owned(1)      Percent(2)
------------------------------------                                --------      ----------
Hui Shing Leong (3) .............................................   2,072,700          4.3
Richard L. Sharp (4) ............................................   1,505,488          3.1
Michael E. Marks (5) ............................................   1,098,234          2.2
Michael McNamara (6) ............................................     301,581            *
Michael J. Moritz (7) ...........................................     268,015            *
Ronny Nilsson (8) ...............................................     260,000            *
Robert R. B. Dykes (9) ..........................................     210,135            *
Tsui Sung Lam (10) ..............................................      74,458            *
Humphrey Porter (11) ............................................      62,500          1.4
Patrick Foley (12) ..............................................      37,500            *
Chuen Fah Alain Ahkong (13) .....................................      17,500            *
All Directors and executive officers as a group (11 persons) (14)   5,858,111         11.9

*    Less than 1.0%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Ordinary Shares subject to options that are currently exercisable or exercisable within 60 days of July 1, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Percentage ownership is based upon 48,091,929 outstanding Ordinary Shares as of July 1, 1999.

(3) Includes 1,128,800 shares beneficially owned by Great Empire Limited Trust. Mr. Hui, the trustee of Great Empire Limited Trust, has voting and investment power over such shares and may be deemed to beneficially own such shares. Mr. Hui disclaims beneficial ownership of all such shares except to the extent of his proportionate interest therein. Includes 25,000 shares subject to options exercisable within 60 days after July 1, 1999 held by Mr. Hui.

(4) Includes 370,000 shares beneficially owned by Bethany Limited Partnership. Mr. Sharp, the general partner of Bethany Limited Partnership, has voting and investment power over such shares and may be deemed to beneficially own such shares. Mr. Sharp disclaims beneficial ownership of all such shares except to the extent of his proportionate interest therein. Also includes 38,750 shares held by RLS Charitable Remainder Unitrust of which Mr. Sharp is a co-trustee and 23,500 shares subject to options exercisable within 60 days after July 1, 1999 held by Mr. Sharp.

(5) Includes 6,000 shares held by the Justin Caine Marks Trust and 6,000 shares held by the Amy G. Marks Trust. Also includes 457,084 shares subject to options exercisable within 60 days after July 1, 1999 held by Mr. Marks.

(6) Includes 147,757 shares subject to options exercisable within 60 days after July 1, 1999 held by Mr.McNamara.

(7) Includes 370,211 shares held by Sequoia Capital Growth Fund, a limited partnership, 14,281 shares held by Sequoia Technology Partners III, a limited partnership, 160,334 shares held by Sequoia Capital VII, a limited partnership and 7,800 shares held by Sequoia Technology Partners VII, a limited partnership. Sequoia Partners (CF) is the general partner of Sequoia Capital Growth Fund and has sole voting and investment power over such shares. Mr. Moritz is a general partner of Sequoia Partners (CF). Mr. Moritz is a limited partner of

     Sequoia Technology Partners III. The general partner of Sequoia Capital VII and Sequoia Technology Partners VII is Sequoia Capital VII-A Management, LLC. Mr. Moritz is a general partner of Sequoia Capital VII-A Management, LLC. Also includes 25,500 shares subject to options exercisable within 60 days after July 1, 1999 held by Mr. Moritz.

(8) Includes 260,000 shares subject to options exercisable within 60 days after July 1, 1999 held by Mr. Nilsson.

(9) Includes 169,875 shares subject to options exercisable within 60 days after July 1, 1999 held by Mr. Dykes.

(10) Includes 614,454 shares subject to options exercisable within 60 days after July 1, 1999 held by Mr. Tsui.

(11) Includes 62,500 shares subject to options exercisable within 60 days after July 1, 1999 held by Mr. Porter.

(12) Includes 27,500 shares subject to options exercisable within 60 days after July 1, 1999 held by Mr. Foley.

(13) Includes 17,500 shares subject to options exercisable within 60 days after July 1, 1999 held by Mr. Ahkong.

(14) Includes 2,431,802 shares subject to options exercisable within 60 days after July 1, 1999.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to the only persons who beneficially owned (to the Company's knowledge) more than 5% of the Company's Ordinary Shares as of July 1, 1999. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

                                                    Number of Shares
                                                     Beneficially
Name and Address of Beneficial Owner                    Owned(1)     Percent(2)
------------------------------------                    --------     ----------

Capital Research and Management Company (3)......      4,930,000       10.3
     333 South Hope Street
     Los Angeles, California  90071

Ronald Baron (4).................................      3,367,000        7.0
     c/o Baron Capital Management, Inc.
     767 Fifth Avenue, 24th Floor
     New York, New York  10153

Pilgrim Baxter & Associates, Ltd. (5)............      2,474,000        5.1
     825 Duportail Road
     Wayne, Pennsylvania 19087

----------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares.

(2) Percentage ownership is based upon 48,091,929 outstanding Ordinary Shares as of July 1, 1999.

(3) Based on information supplied by Capital Research and Management Company in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999.

(4) Based on information supplied by Mr. Baron in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 1998, includes 181,500 shares held by the investment advisory clients of Baron Capital Management, Inc. ("BCM"), a wholly-owned subsidiary of Baron Capital, Inc. ("BCI"), and 1,503,000 shares held by the investment advisory clients of BAMCO, Inc. ("BAMCO") and Baron Asset Fund ("BAF"). BAF is an advisory client of BAMCO. Pursuant to discretionary agreements, BCM and BAMCO hold the power to vote and dispose of the shares in the advisory accounts. BCI and BAMCO are wholly-owned subsidiaries of Baron Capital, Inc. ("BCG"). Mr. Baron owns a controlling interest in BCG, and may be deemed to share power to voting and dispose of such shares.

(5)  Based on  information  supplied by Pilgrim  Baxter & Associates,  Ltd. in a
     Schedule 13G filed with the Securities and Exchange Commission on February 8, 1999.

Certain Transactions

     The Company paid approximately $112,315 to Pioneer Management Services Pte. Ltd. ("Pioneer"), a tax consulting and planning firm, in fiscal 1999 in connection with tax and corporate services provided to the Company related to its Asian operations. Chuen Fah Alain Ahkong, a Director of the Company, is a director of Pioneer.

     See "Employment Agreements."


                                 PROPOSAL NO. 2:

            TO RECEIVE AND ADOPT THE AUDITED ACCOUNTS OF THE COMPANY,
               INCLUDING THE REPORTS OF THE DIRECTORS AND AUDITORS

     The Company's Annual Report for the fiscal year ended March 31, 1999 (the "Annual Report") accompanies this Proxy Statement. The Annual Report includes the Company's United States dollar financial statements prepared in conformity with United States generally accepted accounting principles. The Company's Singapore dollar financial statements prepared in conformity with Singapore generally accepted accounting principles also accompany this Proxy Statement. The United States dollar financial statements and the Singapore dollar financial statements are referred to herein collectively as the "Financial Statements." The Financial Statements are accompanied by Auditor's Reports of Arthur Andersen. The Company publishes its consolidated financial statements in U.S. dollars, which is the principal currency in which it conducts its business. The Company's Singapore dollar financial statements have been prepared and circulated to shareholders as a part of this Proxy Statement as required by Singapore law.

     The Board recommends a vote "FOR" the receipt and adoption of the Company's Financial Statements, including the Directors' Report and Auditor's Reports included therein.


                                 PROPOSAL NO. 3:

                     APPOINTMENT OF INDEPENDENT AUDITORS AND
                AUTHORIZATION OF BOARD TO FIX THEIR REMUNERATION

     The firm of Arthur Andersen served as independent Auditors for the Company for the fiscal year ended March 31, 1999. The Board of Directors intends to engage Arthur Andersen as independent Auditors to audit the accounts and records of the Company for the fiscal year ending March 31, 2000, and to perform other appropriate services. The Company expects that a representative from Arthur Andersen will be present at the 1999 Annual General Meeting. Such representative will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

     The Board recommends a vote "FOR" the appointment of Arthur Andersen as independent Auditors for fiscal year 2000 and authorization for the Board of Directors to fix their remuneration.

                                 Proposal NO. 4:

       Ordinary resolution to approve increase of authorized share capital


     Shareholder approval is being sought for an approval, to increase in the authorized share capital of the Company from S$1,000,000 divided into 100,000,000 Shares, S$0.01 par value per share, to S$2,500,000, by the creation of 150,000,000 new Ordinary Shares, S$0.01 par value per share.

     At July 1, 1999, 48,091,929 Ordinary Shares of the Company were issued and outstanding and 6,460,868 Ordinary Shares were reserved for issuance upon exercise of outstanding options. Also as of that date, an additional 1,119,629 Ordinary Shares of the Company were reserved for issuance under its existing share purchase and share option plans. The proposed increase in the number of authorized Ordinary Shares from 100,000,000 to 250,000,000 would result in additional shares being available for, among other things, stock splits, stock dividends, issuance from time to time for other corporate purposes, such as acquisitions of companies or assets, sales of stock or securities convertible into stock and issuances pursuant to stock options or other employee benefit plans. The Company currently has no specific plans, arrangements or understandings with respect to the issuance of these additional shares, and no other change in the rights of stockholders is proposed. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

     The Board recommends a vote "FOR" the resolution approving the increase in the authorized share capital of the Company.


                                 PROPOSAL NO. 5

       ORDINARY RESOLUTION TO APPROVE THE INCREASE OF THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1993 SHARE OPTION PLAN AND TO APPROVE
            CERTAIN OTHER MODIFICATIONS TO THE 1993 SHARE OPTION PLAN

     The Company's shareholders are being asked to approve an amendment to the 1993 Share Option Plan (which was adopted by the Board of Directors and approved by the shareholders in 1993) (the "1993 Plan") (a) to increase the number of the Company's Ordinary Shares authorized for issuance under the 1993 Plan by 1,000,000 shares, from 7,200,000 shares to 8,200,000 shares; (b) to amend the limitation on the number of options or separately exercisable stock appreciation rights granted under the 1993 Plan to any one participant from a limit of 1,000,000 Ordinary Shares in the aggregate over the term of the 1993 Plan to a limit of 1,000,000 Ordinary Shares in the aggregate annually; and (c) to amend the provision relating to the automatic grant of a stock option to an individual who first becomes a non-employee Board member from a grant of 30,000 Ordinary Shares to a grant for a number of shares determined by the Plan Administrator (as defined below). As of July 1, 1999 there were 1,154,785 shares available for issuance under the 1993 Plan and after this amendment 2,154,875 shares will be available for issuance under the 1993 Plan. The Board believes the share increase and the amendment to the limitation of grants of options or stock appreciation rights are necessary for the Company to continue to have a sufficient reserve of Ordinary Shares available under the 1993 Plan to attract and retain the services of key employees and other qualified personnel essential to the Company's long-term success and to effectively compete for qualified personnel in its markets. The Board believes the amendment granting the Plan Administrator the authority to determine the number of shares granted to incoming non-employee Board members allows the Plan Administrator to consider various factors in determining the number of shares granted, including the current fair market value of the Ordinary Shares and the relative experience of the incoming non-employee Board member.

                                  INTERIM PLANS

     The Company's 1997 Interim Option Plan (the "1997 Interim Plan"), 1998 Interim Option Plan (the "1998 Interim Plan") and 1999 Interim Option Plan (the "1999 Interim Plan" and, together with the 1997 Interim Plan and the 1998 Interim Plan, the "Interim Plans") were adopted by the Board on June 5, 1997, January 14, 1998 and December 14, 1998, respectively. The adoption of the Interim Plans was necessitated by the internal growth of the Company and the Company's acquisitions of Neutronics Electronic Industries Holding AG, DTM Products, Inc.,

Energipilot AB, Altatron, Inc. and Conexao Informatica Ltda. None of these acquired companies had broad-based equity compensation plans in place prior to the acquisition. Subsequent to each acquisition, the Company provided equity-based compensation opportunities for employees of the acquired company consistent with levels provided by the Company to its existing employees to provide incentives to such employees to improve their personal performance and contribute to the improvement of the Company's financial performance. As a result, the number of shares available for new option grants under the Company's 1993 Plan was nearly depleted, requiring that the Company increase the number of shares available for issuance under the 1993 Plan in order to continue to attract, retain, and motivate key employees and other qualified personnel.

     The Board reserved an aggregate of 500,000 shares, 800,000 shares and 1,300,000 shares for issuance under the 1997 Interim Plan, the 1998 Interim Plan and the 1999 Interim Plan, respectively. Shares subject to an option granted pursuant to the Interim Plans that expires or terminates for any reason without being exercised will again become available for grant and issuance pursuant to awards under the Interim Plans. The Interim Plans provide a mechanism for the Company to grant non-qualified stock options to certain persons without incurring the compensation charge that would otherwise result if the Company issued shares under the 1993 Plan subject to future shareholder approval. As the Interim Plans do not provide for the issuance of incentive stock options, shareholder approval of the Interim Plans is not required. Options to purchase 85,993 shares, 27,633 shares and 986,197 shares are available for grant pursuant to the 1997 Interim Plan, 1998 Interim Plan and 1999 Interim Plan, respectively.

     From inception of the 1997 Interim Plan in June 1997 to July 1, 1999, options to purchase an aggregate of 411,003 of the Company's Ordinary Shares were granted under the 1997 Interim Plan. From inception of the 1998 Interim Plan in January 1998 to July 1, 1999, options to purchase an aggregate of 768,400 of the Company's Ordinary Shares were granted under the 1998 Interim Plan. From inception of the 1999 Interim Plan in December 1998 to July 1, 1999, options to purchase an aggregate of 460,603 of the Company's Ordinary Shares were granted under the 1999 Interim Plan.

                           Non-Plan Share Option Grant

     On October 28, 1998, the Company's Board of Directors granted to Michael E. Marks, the Company's President and Chief Executive Officer, a non-qualified, non-plan share option grant (the "Non-Plan Grant") to purchase 800,000 Ordinary Shares of the Company at an exercise price of $24.00 per share, which was the fair market value of an Ordinary Share on the date of grant. The Non-Plan Grant vests over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 1/36th of the shares vesting for each full calendar month that Mr. Marks renders services to the Company thereafter and will expire on the fifth anniversary of the date of grant. In the event that the Company is acquired by merger or asset sale, the Non-Plan Grant will automatically accelerate in full if it is not assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation. The Plan Administrator has the discretionary authority to accelerate any options assumed or replaced in connection with such acquisition upon the subsequent termination of Mr. Marks' service within a designated period following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of the Non-Plan Grant either at the time of such change in control or upon the subsequent termination of Mr. Marks' service.

     The grant of the Non-Plan Grant to Mr. Marks was necessitated by the current limitation in the 1993 Plan on the number of options or separately exercisable stock appreciation rights granted under the 1993 Plan to any one participant to 1,000,000 Ordinary Shares in the aggregate over the term of the 1993 Plan. As the Non-Plan Grant is a non-qualified share option grant, shareholder approval of the Non-Plan Grant is not required.

                                    1993 PLAN

     The following is a summary of the principal features of the 1993 Plan, as most recently amended. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at the Company's offices located at 2090 Fortune Drive, San Jose, California 95131.

Equity Incentive Programs

     The 1993 Plan contains two (2) separate equity incentive programs: (a) a Discretionary Option Grant Program and (b) an Automatic Option Grant Program. The Discretionary Option Grant Program will be administered, with respect to officers and Directors, by the Primary Committee consisting of the Compensation Committee of the Board and, with respect to all other employees, by the Secondary Committee, currently consisting of the Chairman of the Board, Mr. Marks. These committees (the "Plan Administrator") will have complete discretion (subject to the provisions of the 1993 Plan) to authorize option grants under the 1993 Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

Share Reserve

     A total of 7,200,000 Ordinary Shares have been reserved for issuance over the ten year term of the 1993 Plan. In no event may any one participant in the 1993 Plan be granted options or separately exercisable stock appreciation rights for more than 1,000,000 Ordinary Shares in the aggregate over the term of the 1993 Plan after July 1, 1995.

     In the event any change is made to the outstanding Ordinary Shares by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1993 Plan and to each outstanding option.

     As of March 31, 1999, 6,495,866 Ordinary Shares were subject to outstanding options and an aggregate of 2,213,790 shares were available for option grants under the 1993 Plan and the Interim Plans.

Eligibility

     Officers and other key employees of the Company and its parent or subsidiaries (whether now existing or subsequently established) and consultants and independent contractors of the Company and its parent and subsidiaries are eligible to participate in the Discretionary Option Grant Program. Non-employee members of the Board are only eligible to participate in the Automatic Option Grant Program. Non-employee members of the Board may not participate in the Automatic Option Grant Program if such participation is (a) prohibited, or (b) restricted (either absolutely or subject to various securities requirements, whether legal or administrative, being complied with), in the jurisdiction in which such Board member is resident under the relevant securities laws of that jurisdiction.

     As of July 1, 1999 approximately five (5) executive officers and approximately 700 other employees were eligible to participate in the 1993 Plan, and five (5) non-employee Board members were eligible to participate in the Automatic Option Grant Program.

Valuation

     The fair market value per Ordinary Share on any relevant date under the 1993 Plan is the closing selling price per share on that date on the Nasdaq National Market. On July 1, 1999, the closing selling price per share was $56.25.

Discretionary Option Grant Program

     Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty five percent (85%) of the fair market value per Ordinary Share on the option grant date. The

Company does not currently intend to issue options with an exercise price below fair market value. No granted option will have a term in excess of five (5) years.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The  Plan  Administrator  is  authorized  to issue  two (2)  types of stock
appreciation   rights  in   connection   with  option   grants  made  under  the
Discretionary Option Grant Program:

     Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested Ordinary Shares subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in Ordinary Shares.

     Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect for at least six (6) months may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

     The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Ordinary Shares and to issue replacement options with an exercise price based on the market price of Ordinary Shares at the time of the new grant.

Automatic Option Grant Program

     Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member on January 24, 1994 was automatically granted at that time a stock option for 30,000 Ordinary Shares. Each individual who first becomes a non-employee Board member after such date, will automatically be granted at that time a stock option for 30,000 Ordinary Shares (as adjusted following the Company's two-for-one stock split effected in the form of a bonus issue effective on December 22, 1998). In addition, on the date of each Annual General Meeting, beginning with the 1994 Annual General Meeting, each individual who is at that time serving as a non-employee Board member, whether or not such individual is standing for re-election, will automatically be granted an option to purchase 6,000 Ordinary Shares (as adjusted following the Company's two-for-one stock split effected in the form of a bonus issue effective on December 22, 1998), provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 6,000-share options which any one non-employee Board member may receive over the period of Board service.

     Each option will have an exercise price per share equal to 100% of the fair market value per Ordinary Share on the option grant date and a maximum term of five (5) years measured from the option grant date. Each option will become exercisable for the option shares in twenty-four (24) equal monthly installments over the optionee's period of Board service, with the first such installment to become exercisable upon the completion of one (1) month of Board service measured from the option grant date.

     Each automatic option grant will automatically accelerate upon the optionee's death or permanent disability or upon an acquisition of the Company by merger or asset sale or a hostile change in control of the Company. In addition, upon the successful completion of a hostile take-over, each automatic option grant which has been outstanding for at least six (6) months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

General Provisions

     Acceleration

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full. The Plan Administrator has the discretionary authority to accelerate any options assumed or replaced in connection with such acquisition upon the subsequent termination of the optionee's service within a designated period following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program either at the time of such change in control or upon the subsequent termination of the optionee's service.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     Financial Assistance

     The Plan Administrator may permit one or more optionees to pay the exercise of outstanding options under the 1993 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the optionee's period of service.

     Amendment and Termination

     The Board may amend or modify the 1993 Plan in any or all respects whatsoever subject to any required shareholder approval. The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on November 30, 2003.

Federal Income Tax Consequences

     Option Grants

     Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised unless the optionee is subject to the alternative minimum tax. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (a) qualifying and (b) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one (1) year after the exercise date. Upon a qualifying disposition, the optionee will recognize capital gain or loss. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. Upon a disqualifying disposition, any gain up to the difference between the option exercise price and the fair market value of the shares on the date of exercise (or, if less, the amount realized on the sale of shares) will be treated as ordinary income. Any additional gain will be capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (a) the fair market value of such shares on the option exercise date over (b) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the repurchase right lapses over, and (b) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date over (b) the exercise price paid for such shares. If the
Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     Stock Appreciation Rights

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

New Plan Benefits

     The amount of future option grants under the Discretionary Option Grant Program of the 1993 Plan to (a) the Company's Chief Executive Officer, (b) the Company's Named Executive Officers, (c) all current executive officers as a group, and (d) all employees, including all officers who are not executive officers, as a group, are not determinable because, under the terms of the Discretionary Option Grant Program of the 1993 Plan, such grants are made in the discretion of the Plan Administrator or its designees. Future option exercise prices under the 1993 Plan are not determinable because they are based upon the fair market value of the Company's Ordinary Shares on the date of grant.

     The following table shows in the aggregate the options that will be granted to non-employee Directors under the Automatic Option Grant Program of the 1993 Plan in fiscal 2000 if the shareholders approve the amendments to the 1993 Plan. Since all current non-employee Directors are incumbent Directors, no non-employee Director who is elected at the 1999 Annual General Meeting will receive the automatic grant of 30,000 ordinary shares (as adjusted following the Company's two-for-one stock split effected in the form of a bonus issue effective on December 22, 1998).


                  Name and Position                          Exercise Price (per share)       Number of Shares
                  -----------------                          --------------------------       ----------------
All current Directors who are not executive officers
as a group (5 persons)...............................    Fair market value on date of grant          15,000


                                  VOTE REQUIRED

     The affirmative vote of the holders of a majority of the issued shares of the Company present in person or by proxy at the Annual General Meeting is required for approval of the amendment to the 1993 Plan. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are not counted in the tabulation of votes cast on the proposal to amend the Company's 1993 Plan.



     The Board recommends a vote "FOR" the approval to the amendment of the Company's 1993 Plan.

                                 PROPOSAL NO. 6

       ORDINARY RESOLUTION TO APPROVE THE INCREASE OF THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1997 EMPLOYEE SHARE PURCHASE PLAN

     The Company's shareholders are being asked to approve an amendment to the Company's 1997 Employee Share Purchase Plan, which was adopted by the Board of Directors and approved by the shareholders in 1997 (the "Share Purchase Plan"), to increase the number of the Company's Ordinary Shares authorized for issuance under the Share Package Purchase Plan by 250,000 shares, from 150,000 shares to 400,000 shares. As of July 1, 1999, there were 42,741 shares available for issuance under the Share Purchase Plan and after this amendment 292,741 shares will be available for issuance under the Share Purchase Plan. The Board believes the share increase is necessary for the Company to continue to have a sufficient reserve of Ordinary Shares available under the Share Purchase Plan to attract and retain the services of key employees and other qualified personnel essential to the Company's long-term success and to effectively compete for qualified personnel in its markets.

Share Purchase Plan History

     The Board of Directors adopted the Share Purchase Plan in September 1997. The purpose of the Share Purchase Plan is to provide employees of the Company and its subsidiaries and parent corporations designated by the Board of Directors as eligible to participate in the Share Purchase Plan ("Participating Subsidiaries") with a convenient means to acquire an equity interest in the Company through payroll deductions and to provide an incentive for continued employment. The Company intends that the Share Purchase Plan will qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Shares Subject to the Share Purchase Plan

     The shares subject to issuance under the Share Purchase Plan consists of the Company's authorized but unissued Ordinary Shares. An aggregate of 150,000 Ordinary Shares has been reserved by the Board of Directors for issuance under the Share Purchase Plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

Administration

     The Share Purchase Plan will be administered by the Board or a committee of at least two members of the Board (the "Committee"). The interpretation or construction by the Committee of any provisions of the Share Purchase Plan will be final and binding on all employees.

Eligibility

     All employees of the Company and any Participating Subsidiaries are eligible to participate in an Offering Period (as defined below) under the Share Purchase Plan, except (a) employees who are not employed by the Company or, as the case may be, Participating Subsidiary, one month before the beginning of such Offering Period; (b) employees who are customarily employed for 20 hours or less per week; (c) employees who are customarily employed for five months or less in a calendar year; (d) employees who own shares or hold options to purchase shares or who, as a result of participation in the Share Purchase Plan, would own shares or hold options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company; and (e) individuals who provide services to the Company or Participating Subsidiaries as independent contractors who are reclassified as common law employees for any purpose other than federal income and employment tax purposes.

     As of July 1, 1999, approximately 2,400 persons were eligible to participate in the Share Purchase Plan and 107,259 Ordinary shares had been issued pursuant to the Share Purchase Plan. As of July 1, 1999, the closing price of the Company's Ordinary Shares on the Nasdaq National Market was $56.25 per share.

     Employees participate in the Share Purchase Plan through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than two percent (2%) nor more than ten percent (10%) of the employee's compensation, including base salary, commissions, bonuses and shift premiums before any deductions from the employee's salary pursuant to Sections 125 or 401(k) of the Code. No employee is permitted to purchase shares under the Share Purchase Plan at a rate which, when aggregated with such employee's rights to purchase stock under all similar purchase plans of the Company, exceeds $25,000 in fair market value determined as of the Offering Date for each calendar year.

Offering Periods

     Each offering of Ordinary Shares under the Share Purchase Plan is for a period of six months (the "Offering Period"). Offering Periods are planned to commence on December 1 and June 1 of each year and end on May 31 and November 30 of each year, respectively. Each Offering Period consists of one six-month purchase period (a "Purchase Period") during which payroll deductions of the employees are accumulated under the Share Purchase Plan. The Board of Directors has the power to set the beginning of any Offering Period and to change dates or the duration of Offering Periods or Purchase Periods without shareholder approval (including adopting 24-month Offering Periods consisting of four six-month Purchase Periods) if such change is announced at least fifteen (15) days before the scheduled beginning of the first Offering Period or Purchase Period to be affected. The first day of each Offering Period is the "Offering Date" for such Offering Period and the last business day of each Purchase Period is the "Purchase Date" for such Purchase Period.

     Employees will participate in the Share Purchase Plan during each Offering Period through regular payroll deductions as described above. Employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Share Purchase Plan. Once enrolled, an employee will automatically participate in each succeeding Offering Period unless the employee withdraws from the Offering Period or the Share Purchase Plan is terminated. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate will continue to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any subsequent Offering Period, but may only lower the rate of payroll deductions for an ongoing Offering Period. No more than one change may be made during a single Offering Period.

Purchase Price

     The purchase price of shares that may be acquired in any Purchase Period under the Share Purchase Plan is 85% of the lesser of: (a) the fair market value of the shares on the Offering Date; or (b) the fair market value of the shares on the Purchase Date. In no event may the purchase price be less than the par value of the shares. The fair market value of the Company's Ordinary Shares is deemed to be the closing price of the Company's Ordinary Shares on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal.

Purchase of Shares Under the Share Purchase Plan

     The number of whole shares an employee will be able to purchase in any Purchase Period will be determined by dividing the total payroll amount withheld from the employee during the Purchase Period pursuant to the Share Purchase Plan by the purchase price for each share determined as described above, rounded down to the nearest whole number. The purchase will take place automatically on the Purchase Date of such Purchase Period.

Withdrawal

     An employee may withdraw from any Offering Period. Upon withdrawal, the accumulated payroll deductions will be returned to the withdrawn employee, without interest, provided that the withdrawal occurs at least fifteen (15) days before the related Purchase Date. If the withdrawal occurs less than fifteen
(15) days before such Purchase Date, payroll deductions will continue for the remainder of that Purchase Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period at least fifteen (15) days before the Offering Date.

Amendment of the Share Purchase Plan

     The Board of Directors may at any time amend, terminate or extend the term of the Share Purchase Plan, except that any such termination cannot affect the terms of subscription rights previously granted under the Share Purchase Plan, nor may any amendment make any change in the terms of subscription rights previously granted which would adversely affect the right of any participant, nor may any amendment be made without shareholder approval if such amendment would: (a) increase the number of shares that may be issued under the Share Purchase

Plan or (b) change the designation of the employees (or class of employees) eligible for participation in the Share Purchase Plan.

Term of the Share Purchase Plan

     The Share Purchase Plan will continue until the earlier to occur of: (a) termination of the Share Purchase Plan by the Board of Directors; (b) the issuance of all the Ordinary Shares reserved for issuance under the Share
Purchase Plan; or (c) September 2007, ten years after the date the Share Purchase Plan was adopted by the Board of Directors.

Federal Income Tax Information

     THE FOLLOWING IS A GENERAL  SUMMARY AS OF THE DATE OF THIS PROXY  STATEMENT
OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND EMPLOYEES PARTICIPATING IN THE SHARE PURCHASE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE SHARE PURCHASE PLAN.

     The Share Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     Tax Treatment of Employees. Employees will not recognize income for federal income tax purposes either upon enrollment in the Share Purchase Plan or upon the purchase of shares. All tax consequences are deferred until an employee sells the shares, disposes of the shares by gift or dies.

     If shares are held for more than one (1) year after the date of purchase and more than two (2) years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (a) 15% of the fair market value of shares at the beginning of the Offering Period; or (b) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the employee has a capital loss for the difference between the sale price and the purchase price.

     If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) (in any case, a "disqualifying disposition") within either the one-year or the two-year holding periods described above, the employee realizes ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

     Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Share Purchase Plan only to the extent that the employee recognizes ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled. employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Share Purchase Plan.

     ERISA. The Share Purchase Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 nor is it qualified under
Section 401(a) of the Code.

                                  VOTE REQUIRED

     The affirmative vote of a majority of the issued shares of the Company present in person or by proxy at the Annual General Meeting is required for the approval of the amendment to the 1997 Employee Share Purchase Plan,

Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Neither abstentions or broker non-votes are counted in the tabulation of votes on the proposal to amend the 1997 Employee Share Purchase Plan.

     The Board recommends a vote for the approval of the amendment to the 1997 Employee Share Purchase Plan.


                                 Proposal NO. 7:

                 ordinary resolution to approve various matters
                      relating to ordinary share issuances

     The Company is incorporated in the Republic of Singapore. Under Singapore law, new Ordinary Shares may only be issued with the prior approval of the shareholders of the Company at a general meeting. Such approval, if granted, is effective from the date of the meeting at which it was given to the conclusion of the next Annual General Meeting of shareholders of the Company or the expiration of the period within which the next Annual General Meeting is required by law to be held, whichever is the earlier. The Board believes that it is advisable and in the best interest of the Company for the shareholders to authorize the Directors to issue new shares for financing future transactions, acquisitions and other proper corporate opportunities and purposes. Having additional shares available and authorized for issuance in the future gives the Company greater flexibility to pursue corporate opportunities and enables the Directors to issue new shares without the expense and delay of an extraordinary general meeting of shareholders.

     The Company is seeking shareholder approval to issue new Ordinary Shares during the period from the 1999 Annual General Meeting Date to the 2000 Annual General Meeting Date. If obtained, shareholder approval of this proposal will lapse on the 2000 Annual General Meeting Date or the expiration of the period within which the 2000 Annual General Meeting is required by law to be held, whichever is the earlier.

     The Board recommends a vote "FOR" the resolution relating to Ordinary Share issuances.


                                 Proposal NO. 8:

              Ordinary resolution to approve bonus issue of ONE (1)
            ordinary share for every ONE (1) existing ordinary share
                       held by shareholders of the company

     Under Singapore law, a company may capitalize its reserves and apply such capitalized sum in payment for additional Ordinary Shares, which may then be allotted and issued, to its shareholders, credited as fully paid, in a transaction commonly referred to as a "bonus issue." A bonus issue is similar to a stock dividend by a Delaware or California corporation. However, under the Company's Articles of Association, the Company may allot and issue shares in a bonus issue ("bonus shares") only upon recommendation of the Directors and with the prior approval of the shareholders of the Company at a general meeting. The Board believes that it is advisable and has recommended that it is in the best interest of the Company for the shareholders that the Board be granted the authority to allot and issue, at its sole discretion on or before 5:00 p.m., California time, June 30, 2000, a bonus issue of up to 50,196,902 bonus shares and, in the event that any new shares are allotted and issued by the Company on or before 5:00 p.m., California time, June 30, 2000, an additional one (1) bonus share for each new share so allotted and issued, to be credited as fully paid. The Board believes that such discretionary authority is in the best interest of the Company for the shareholders since it provides the Board an opportunity to review economic and financial conditions prior to making the decision as to whether a bonus issue should be effected.

     If the Board exercises its authority to allot and issue the bonus shares on or before 5:00 p.m., California time, June 30, 2000, then the bonus shares are to be allotted and issued to the holders of record of the Ordinary Shares on the date specified by the Company's Board of Directors, but no later than 5:00 p.m., California time, June

30, 2000, on the basis of one (1) bonus share for every one (1) Ordinary Share then held. Fractional bonus shares will not be issued, but will be disposed of in such a manner as the Directors deem fit. As a result, if the bonus issue is approved at the 1999 Annual General Meeting and the Board exercises its authority to allot and issue the bonus shares on or before 5:00 p.m., California time, June 30, 2000, then each holder of record of Ordinary Shares on the date specified by the Company's Board of Directors, but no later than 5:00 p.m., California time, June 30, 2000, would receive an additional one (1) Ordinary Share, credited as fully paid, for every one (1) Ordinary Share then held of record by such shareholder. If the bonus issue is approved at the 1999 Annual General Meeting but the Board does not exercise its authority to allot and issue the bonus shares on or before 5:00 p.m., California time, June 30, 2000, then no bonus issue would be effected and, accordingly, no bonus shares would be allotted and issued to shareholders.

     The bonus shares, if and when allotted and issued, would rank pari passu in all respects with the existing Ordinary Shares, and would have identical rights. A sum of up to S$501,969.02 and, in the event that any new shares are allotted and issued by the Company on or before 5:00 p.m., California time, June 30, 2000, an additional amount of S$0.01 for each new share so allotted and issued, from the Share Premium Account of the Company would be capitalized and applied in paying up in full the bonus shares to be issued. Accordingly, the issued and paid up capital of the Company would increase by up to S$501,969.02 and, in the event that any new shares are allotted and issued by the Company on or before 5:00 p.m., California time, June 30, 2000, an additional S$0.01 for each new share so allotted and issued. The Company's Auditors, Arthur Andersen, have advised the Company that the balance in the Share Premium Account of the Company at March 31, 1999 is sufficient for the purpose of the bonus issue.

     The Board recommends a vote "FOR" the resolution approving the proposed bonus issue.


                                 Proposal NO. 9:

     SPECIAL RESOLUTION TO APPROVE AMENDMENTS TO THE ARTICLES OF ASSOCIATION

     It is a requirement of the Companies Act, Cap. 50 that only Ordinary Shares in the capital of the Company may be purchased or acquired by the Company and that its Articles of Association must expressly permit the Company to purchase or otherwise acquire the Ordinary Shares issued by it. Any Ordinary Shares purchased or acquired by the Company are deemed to be cancelled immediately on purchase or acquisition.

     The Company is seeking shareholder approval for amendments to Articles 6 and 49 of the Company's Articles of Association, to provide for the purchase or acquisition by the Company of its issued Ordinary Shares.

     The resolution to be proposed at the Annual General Meeting for the amendments to the Company's Articles of Association will be proposed as a Special Resolution so that it has to be passed by a majority of not less than three-fourths of the members present in person or by proxy, and voting thereon.

     The Board recommends a vote "FOR" the resolution relating to the amendments to the Articles of Association of the Company.


                                PROPOSAL NO. 10:

       ORDINARY RESOLUTION TO APPROVE THE PROPOSED SHARE PURCHASE MANDATE

The Proposed Share Purchase Mandate

     Subject to the Articles of Association of the Company being amended as aforesaid, any purchases or acquisitions of Ordinary Shares by the Company would have to be made in accordance with, and in the manner prescribed by, the Companies Act, Cap. 50 (the "Companies Act"), the listing rules of the Nasdaq National Market (the "Listing Rules") and such other laws and regulations as may for the time being be applicable.

     It is a requirement that a company which wishes to purchase or otherwise acquire its own shares should obtain the approval of its shareholders to do so at a general meeting of its shareholders. Accordingly, approval is being sought from shareholders at the Annual General Meeting for a general and unconditional mandate (the "Share Purchase Mandate") to be given for the purchase or acquisition by the Company of its issued Ordinary Shares. Accordingly, a resolution will be proposed as an Ordinary Resolution pursuant to which the Share Purchase Mandate will be given to the Directors to exercise all powers of the Company to purchase or otherwise acquire its issued Ordinary Shares on the terms of the Share Purchase Mandate.

     If approved by shareholders at the Annual General Meeting, the authority conferred by the Share Purchase Mandate will continue in force until the next Annual General meeting of the Company (whereupon it will lapse, unless renewed at such meeting) or until it is varied or revoked by the Company in general meeting (if so varied or revoked prior to the next Annual General Meeting).

     The authority and limitations placed on share purchases or acquisitions by the Company under the proposed Share Purchase Mandate are summarized below:

     (a)  Maximum number of Ordinary Shares

          Only Ordinary Shares which are issued and fully paid up may be purchased or acquired by the Company. The total number of Ordinary Shares which may be purchased or acquired by the Company is limited to that number of Ordinary Shares representing not more than 10% of the issued ordinary share capital of the Company as at the date of the Annual General Meeting at which the Share Purchase Mandate is approved (the "Approval Date").

          Purely for illustrative purposes, on the basis of 48,091,929 issued Ordinary Shares as at July 1, 1999, and assuming that no further Ordinary Shares are issued on or prior to the Annual General Meeting, not more than 4,809,192 issued Ordinary Shares (representing 10% of the issued ordinary share capital of the Company as at that date) may be purchased by the Company pursuant to the proposed Share Purchase Mandate.

     (b)  Duration of authority

          Purchases or acquisitions of Ordinary Shares may be made, at any time and from time to time, on and from the Approval Date up to:

          (i) the date on which the next Annual General Meeting of the Company is held or required by law to be held; or

          (ii) the date on which the authority conferred by the Share Purchase Mandate is revoked or varied,

               whichever is the earlier.

     (c)  Manner of purchases or acquisitions of Ordinary Shares

          Purchases or acquisitions of Ordinary Shares may be made:

          (i)  on a stock exchange ("Market Purchases"); and/or

          (ii) otherwise than on a stock exchange, in accordance with an equal access scheme ("Off-Market Purchases").

          Market Purchases refer to purchases or acquisitions of Ordinary Shares by the Company effected on the Nasdaq National Market, or any other stock exchange on which the Ordinary Shares may for the time being is listed and quoted ("Other Exchange"), through one or more duly licensed dealers appointed by the Company for the purpose.

          Off Market Purchases refer to purchases or acquisitions of Ordinary Shares by the Company effected pursuant to an equal access scheme or schemes for the purchase of acquisition of Ordinary Shares from holders of Ordinary Shares. The Directors may impose such terms and conditions which are not inconsistent with the Share Purchase Mandate, the Listing Rules and the Companies Act, as they consider fit in the interests of the Company in connection with or in relation to any equal access scheme or schemes. An equal access scheme must, however, satisfy all the following conditions:

          (1) offers for the purchase or acquisition of Ordinary Shares shall be made to every person who holds Ordinary Shares to purchase or acquire the same percentage of their Ordinary Shares;

          (2) all of those persons shall be given a reasonable opportunity to accept the offers made; and

          (3) the terms of all the offers are the same (except that there shall be disregarded (1) differences in consideration attributable to the fact that offers may relate to Ordinary Shares with different accrued dividend entitlements and (2) differences in the offers introduced solely to ensure that each person is left with a whole number of Ordinary Shares).

     (d)  Purchase price

          The purchase price (excluding brokerage, commission, applicable goods and services tax and other related expenses) to be paid for an Ordinary Share will be determined by the Directors. The purchase price to be paid for the Ordinary Shares as determined by the Directors must not exceed:

          (i) in the case of a Market Purchase, 105% of the Average Closing Price of the Ordinary Shares; and

          (ii) in the case of an Off-market Purchase pursuant to an equal access scheme, 110% of the Average Closing Price of the Ordinary Shares,

               in either case, excluding related expenses of the purchase or acquisition (the "Maximum Price").

               For the above purposes, "Average Closing Price" means the average of the last dealt prices of an Ordinary Share for the five (5) consecutive market days on which the Ordinary Shares are transacted on the Nasdaq National Market or, as the case may be, Other Exchange, immediately preceding the date of the Market Purchase by the Company or, as the case may be, the date of the making of the offer pursuant to the Off-Market Purchase and "date of the making of the offer" means the date on which the Company announces its intention to make an offer for the purchase or acquisition of Ordinary Shares from holders of Ordinary Shares, stating the purchase price (which shall not be more than the Maximum Price calculated on the foregoing basis) for each Ordinary Share and the relevant terms of the equal access scheme for effecting the Off-Market Purchase.

Sources of funds

     Only funds legally available for purchasing or acquiring Ordinary Shares in accordance with the Articles of Association of the Company and applicable laws of Singapore, shall be utilized. The Company intends to use its internal sources of funds to finance its purchase or acquisition of Ordinary Shares. The Company does not intend to obtain or incur any borrowings to finance its purchase or acquisition of Ordinary Shares. The Directors do not propose to exercise the Share Purchase Mandate in a manner and to such extent that the working capital requirements of the Company and its subsidiaries (the "Group") would be materially affected.

     Any purchases and acquisitions of Ordinary Shares must be made out of the Company's distributable profits which are available for payment as dividends but excludes any amount in the Company's share premium account and the capital redemption reserve fund.

Status of purchased or acquired Ordinary Shares

     Any Ordinary Share purchased or acquired by the Company is deemed cancelled immediately on purchase or acquisition, and all rights and privileges to that Ordinary Shares will expire on cancellation.

     Certificates in respect of purchased or acquired Ordinary Shares will be cancelled and destroyed by the Company as soon as reasonably practicable following settlement of any purchase or acquisition of such Ordinary Shares.

Financial Effects

     The amount by which the Company's issued share capital is diminished on cancellation of Ordinary Shares purchased or acquired must be transferred to a reserve called the "capital redemption reserve." In the event the Company implements a bonus issue of shares in the future, such reserve may be applied by the Company in paying up any unissued shares to be allotted and issued to its Members as fully paid bonus shares.

     The Company's total issued share capital will be diminished by the total nominal amount (or par value) of the Ordinary Shares purchased or acquired by the Company. The consideration paid by the Company for the purchase or acquisition of Ordinary Shares (excluding related brokerage, goods and services tax, stamp duties and clearance fees) will correspondingly reduce the amount available for the distribution of cash dividends by the Company.

     The net tangible assets of the Company and the consolidated net tangible assets of the Group will be reduced by the dollar value of the Ordinary Shares repurchased. The repurchase of up to 10% of the issued ordinary share capital of the Company as at the date of the Annual General Meeting will not have any material impact on the consolidated earnings of the Company for the current financial year.

Rationale for the Share Purchase Mandate

     The Company presently maintains listing status on the Nasdaq National Market. The Company's need to repurchase its own Ordinary Shares reflects in part the practices of its competitors and in part the dominance of the U.S. capital markets for the Company. Many international companies, including those in the United States, UK and Hong Kong are permitted by their governing jurisdictions to buy back their own shares. Share repurchases are thus widely available to and utilized by many other high technology companies with which the Company competes for talent, merger partners, capital, and investor and analyst interest.

     Share repurchase programs are important because of volatility in the stock market. A share repurchase program tends to buffer short term share price volatility, provide additional liquidity to the market and offset the effects of short-term speculators and investors. Minimizing unnecessary volatility bolsters shareholder confidence and employee morale. The latter can be a critical factor in employee retention, especially in the U.S. Silicon Valley, where the Company has significant operations. Minimizing extreme volatility also facilitates use of company stock for stock-for-stock acquisitions of other companies. This enables the Company to acquire ongoing technological improvements with minimal cash outlay.

     The Board recommends a vote "FOR" the resolution relating to the proposed Share Repurchase Mandate.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be considered at the next Annual General Meeting of shareholders must be received by the Company no later than March 18, 2000. Any proposals must be mailed to the Company's San Jose, California offices, 2090 Fortune Drive, San Jose, California 95131, Attention: Chief Executive Officer. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


                                  OTHER MATTERS

     Management does not know of any matters to be presented at this Annual General Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                     By Order of the Board of Directors,


                                     Yap Lune Teng
                                     Joint Secretary
July 29, 1999
Singapore

                           FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

                           FINANCIAL STATEMENTS
                           AS AT 31 MARCH 1999
                           TOGETHER WITH REPORTS OF DIRECTORS AND AUDITORS

Auditors' Report to the Members of
Flextronics International Ltd.



We have audited the financial statements of the Company and the consolidated financial statements of the Group set out on pages 16 to 60. These financial statements are the responsibility of the Company's directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Singapore Standards on Auditing. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the directors, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion:

(a) the accompanying financial statements and consolidated financial statements are properly drawn up in accordance with the provisions of the Companies Act and Statements of Accounting Standard and so as to give a true and fair view of:

     (i) the state of affairs of the Company and of the Group as at 31 March 1999 and of the results of the Company and of the Group and cash flows of the Group for the year then ended; and

     (ii) the other matters required by Section 201 of the Act to be dealt with in the financial statements and consolidated financial statements;

(b) the accounting and other records and the registers required by the Act to be kept by the Company and by those subsidiaries incorporated in Singapore of which we are the auditors have been properly kept in accordance with the provisions of the Act.

Auditors' Report to the Members of
Flextronics International Ltd. (Continued)




We have considered the financial statements and auditors' reports of all subsidiaries of which we have not acted as auditors, being financial statements included in the consolidated financial statements. Details of these subsidiaries are described in Note 9 to the financial statements.

We are satisfied that the financial statements of the subsidiaries that have been consolidated with the financial statements of the Company are in form and content appropriate and proper for the purposes of the preparation of the consolidated financial statements and we have received satisfactory information and explanations as required by us for those purposes.

The auditors' reports on the financial statements of the subsidiaries were not subject to any qualification and, in respect of subsidiaries incorporated in Singapore, did not include any comment made under Section 207 (3) of the Act.







Arthur Andersen
Certified Public Accountants



Singapore
12 July 1999

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

DIRECTORS' REPORT

31 MARCH 1999
(Currency - Singapore dollars unless otherwise stated)



The directors are pleased to present their report to the members together with the audited financial statements of the Company for the financial year ended 31 March 1999.


Directors


The directors of the Company in office at the date of this report are:

Michael E. Marks
Tsui Sung Lam
Michael J. Mortiz
Richard L. Sharp
Patrick Foley
Chuen Fah Alain Ahkong
Hui Shing Leong


Principal Activities

The Company is principally engaged in investment holding. The activities of the subsidiaries are in the product design, printed circuit board assembly and fabrication, material procurement, inventory management, plastic injection molding, final system assembly and test, packaging and distribution. The components, subassemblies and finished products manufactured by the Group incorporate advanced interconnect, miniaturisation and packaging technologies such as surface mount, multichip modules and chip-on-board technologies.

The principal activities of the subsidiaries are detailed in Note 9 to the financial statements.

There were no significant changes in the nature of these activities during the financial year.

Results For The Financial Year

                                                           Group       Company
                                                          -------      -------
                                                          $'000        $'000
Profit (loss) after taxation                               97,115      (13,013)
Minority interest                                          (2,192)        --
                                                          -------      -------

Profit (loss) before extraordinary items                   94,923      (13,013)
Extraordinary items                                        (8,945)        --
                                                          -------      -------

Profit (loss) for the year transferred to
accumulated profits (losses)                               85,978      (13,013)
                                                          =======      =======


Transfers To or From Reserves or Provisions

Material transfers to (from) reserves during the financial year were as follows:

                                                           Group      Company
                                                          -------     -------
                                                          $'000       $'000
Accumulated losses
Exchange difference arising on translation                 21,828      36,488
Retained profit (loss) for the year                        85,978     (13,013)

Share premium
Premium on issuance of Ordinary Shares                    345,671     345,671
Expenses on issuance of Ordinary Shares                    (3,044)     (3,044)

Apart from the above, there have been no other material transfers to or from reserves.

There were no material transfers to or from provisions during the financial year except for normal amounts set aside for such items as depreciation of fixed assets, provisions for stock obsolescence and income tax, and amortisations of deferred expenditure, goodwill on consolidation and intangible assets, as disclosed in the accompanying financial statements.

Acquisition and Disposal of Subsidiaries

The following subsidiaries were acquired during the financial year:

                                                                                               Net tangible assets/
                                                                                              (liabilities) at date
          Name of Company              Interest acquired            Consideration                 of acquisition
------------------------------------- --------------------- -------------------------------  -------------------------
                                               %                         US$                           US$
FICO Investment Holding Limited                50                    15,000,000                     6,213,665

The following subsidiaries were incorporated during the financial year:


                                           Country of                                         The Group's effective
         Name of subsidiary              incorporation            Principal activity              shareholdings
------------------------------------- --------------------- -------------------------------  -------------------------
                                                                                                        %
Held by the Company

Flextronics International
Europe BV                                 Netherlands             Investment holding                        100

                                                                  Sales and marketing
DTM Latin America (L) Ltd                   Malaysia                   business                             100

FLX Cyprus Limited                           Cyprus               Investment holding                        100

Flextronics Hungaria Kereskedelmi
es, Kft                                     Hungary               Investment holding                        100

Flextronics Manufacturing Mex, S.A.                              Design, assembly and
de C.V.                                      Mexico            manufacture of computer                      100
                                                               industrial grade printed
                                                               circuit board assemblies

DTM Products de Mexico, S.A. de C.V.         Mexico            Sales and manufacture of                     100
                                                            plastic material products and
                                                                   its by-products

Flextronics Do Brazil Servicos Ltda#         Brazil               Investment holding                        100

# As at 31 March 1999, the company merged its operations with another subsidiary of the Group, Conexao Informatica Ltda to operate as Flextronics International Technologia Ltda. The cost of investment of the company is US$15,326,000 as disclosed in Note 9 to the financial statements.

                                           Country of                                         The Group's effective
         Name of subsidiary              incorporation            Principal activity              shareholdings
------------------------------------- --------------------- -------------------------------  -------------------------
                                                                                                        %
Held by Subsidiaries

Flextronics Distribution Inc.           United States of     Distribution and warehousing               100
                                            America

There were no other acquisition or disposal of subsidiaries during the financial year.


Issue of Shares and Debentures

During the financial year, the Company issued the following shares:

(a) On 22 December 1998, the Company set a record date for a 2 for 1 stock split to be effected as a bonus issue. The distribution of 23,534,229 Ordinary Shares of par value of $0.01 for a 2 for 1 stock split occurred on 11 January 1999.

(b) 5,400,000 Ordinary Shares of par value of $0.01 for cash at US$36.25 per share for public offering with proceeds amounting to US$194.0 million, net of issue costs of US$1.75 million.

(c) 127,850 Ordinary Shares of par value of $0.01 as consideration for the purchase of an additional 50% interest in FICO Investment Holding Ltd.

(d) 1,441,799 Ordinary Shares of par value of $0.01 for cash at a premium of US$12,551,000 by virtue of the exercise of share options previously granted and Employee Share Purchase Plan.

(e) 315,460 Ordinary Shares of par value $0.01 issued for the acquisition of Altatron, Inc.

(f) 236,610 Ordinary Shares of par value $0.01 issued for the Conexao Informatical Ltd.

During the financial year, the following subsidiaries issued shares :

(a) Astron Technologies Limited. issued 50,000 Ordinary Shares of par value of US$1.00 to the Company.

(b) Flextronics Manufacturing Mex, S.A. de C.V. issued 50,000 Ordinary Shares of par value of 10 pesos to the Company.

(c) DTM Products de Mexico, S.A. de C.V. issued 50,000 Ordinary Shares of par value of 10 pesos each to the Company.

(d) Flextronics International Scotland, Limited issued 59,998 Ordinary Shares of par value of GBP1 each to Flextronics International (UK) Limited.

(e) Flextronics Hungaria Kereskedekmi es, Kft registered US$15,000 in the name of the Company as Registered Capital.

(f) FKM (Shenzhen) Ltd. increased its registered capital by capitalisation of intercompany loans in the name of FICO Investment Holding Limited.

There were no debentures issued by the Company or any corporation in the Group during the financial year.


Arrangements to Enable Directors to Acquire Shares or Debentures

During the financial year ended 31 March 1999, and on that date, the Company was not a party to any arrangement whose object was to enable the directors to acquire benefits through the acquisition of shares in or debentures of the Company or any other body corporate except for those disclosed under the share options below.

Directors' Interest in Shares and Debentures

According to the Register of Directors' Shareholdings, the interests of the directors holding office at the end of the financial year in the share capital and debentures of the Company and related corporations were as follows:


                                                                        Interest held as at
                                                              ----------------------------------------
                                                                 1 April 1998        31 March 1999
                                                              -------------------  -------------------
The Company
Ordinary shares of $0.01 each

Michael E. Marks                                                      257,507              641,150
Tsui Sung Lam                                                           9,294                  588
Michael J. Moritz                                                     932,379              621,476
Richard L. Sharp                                                      890,519            1,520,738
Patrick Foley                                                              --               10,000
Hui Shing Leong                                                       932,980            2,225,200

The Company
Options to acquire ordinary shares of $0.01 each

Michael E. Marks                                                      525,000            1,530,000
Tsui Sung Lam                                                          97,418              144,836
Michael J. Moritz                                                      32,000               30,000
Richard L. Sharp                                                       42,000               30,000
Patrick Foley                                                          15,000               36,000
Chuen Fah Alain Ahkong                                                 15,000               26,000
Hui Shing Leong                                                        15,000               36,000

Other than the significant transactions of certain directors with the Company as disclosed in Note 33 to the financial statements, no other directors of the Company had an interest in any shares or debentures of the Company or related corporations either at the beginning or end of the financial year.


Directors' Contractual Benefits

Since the end of the previous financial year, no director has received or become entitled to receive a benefit (other than as disclosed as directors' remuneration and the significant related party transactions as explained in Note 33 in the accompanying financial statements) by reason of a contract made by the Company or a related corporation with the director or with a firm of which he is a member or with a company in which he has a substantial financial interest.

Dividends

No dividend has been paid or declared since the end of the previous financial year. The directors of the Company do not recommend payment of a dividend during the financial year.


Bad and Doubtful Debts

Prior to the preparation of the financial statements, the directors took reasonable steps to ensure that proper action had been taken in relation to writing off bad debts and providing for doubtful debts of the Company, and satisfied themselves that all known bad debts had been written off and that adequate provision had been made for doubtful debts.

At the date of this report, the directors are not aware of any circumstances which would render the amount of bad debts written off or the amount of provision for doubtful debts in the consolidated financial statements inadequate to any substantial extent.


Current Assets

Prior to the preparation of the financial statements, the directors took reasonable steps to ensure that any current assets of the Company which were unlikely to realise their book values in the ordinary course of the business had been written down to their estimated realisable values or that adequate provision had been made for the diminution in values of such current assets.

At the date of this report, the directors are not aware of any circumstances which would render the values attributed to current assets in the consolidated financial statements misleading.


Charges and Contingent Liabilities

At the date of this report, no charge on the assets of the Company or any corporation in the Group has arisen which secures the liabilities of any other person and no contingent liability has arisen since the end of the financial year.

Ability to Meet Obligations

No contingent or other liability of the Company or any corporation in the Group has become enforceable, or is likely to become enforceable, within the period of twelve months after the end of the financial year which will or may affect the ability of the Company and the Group to meet their obligations as and when they fall due.


Other Circumstances Affecting Financial Statements

At the date of this report, the directors are not aware of any circumstances not otherwise dealt with in this report or the financial statements of the Company and the Group which would render any amount stated in the financial statements and consolidated financial statements misleading.


Material and Unusual Transactions

In the opinion of the directors, the results of the operations of the Company and of the Group for the financial year ended 31 March 1999 have not been substantially affected by any item, transaction or event of a material and unusual nature except as disclosed in Note 30 of the accompanying consolidated financial statements.


Material and Unusual Transactions After the Financial Year

In the opinion of the directors, in the interval between the end of the financial year and the date of this report, no item, transaction or event of a material and unusual nature, likely to affect substantially the results of the operations of the Company and of the Group for the financial year in which this report is made, has arisen.

Share Options and Share Option Plans (Schemes)

Executives' Share Option Scheme ("SOS")

No options were granted under the SOS during the financial year ended 31 March 1999.

No Ordinary Shares in the Company were issued during the financial year by virtue the exercise of options granted under the SOS. As at 31 March 1999, no unissued shares of the Company remain under option under SOS.

Executives' Incentive Share Scheme ("ISS")

The ISS has lapsed and accordingly, no options were granted under the ISS during the financial year ended 31 March 1999. No Ordinary Shares in the Company were issued during the financial year by virtue of the exercise of options granted under the ISS, and no unissued shares of the Company remain under option under the ISS as at 31 March 1999.

1993 Share Option Plan (the "1993 Plan")

During the financial year ended 31 March 1999, Options over a total of 1,802,386 Ordinary Shares in the Company were granted with an exercise price ranging from US$16.00 to US$41.375 and a weighted average exercise price of US$22.3335. 1,258,171 Ordinary Shares in the Company were issued during the financial year by virtue of the exercise of options granted under the 1993 Plan. As at 31 March 1999, the number and class of unissued shares under option granted under the 1993 Plan was 5,086,830 Ordinary Shares, net of cancellation of options for 310,615 Ordinary shares.

1997 Share Option Plan (the "1997 Plan")

During the financial year ended 31 March 1999, options over a total of 98,500 Ordinary Shares in the Company were granted with an exercise price ranging from US$18.4375 to US$18.9375 and a weighted average price of US$18.9045. 95,433 Ordinary Shares in the Company were issued during the financial year by virtue of the exercise of options granted under the 1997 Plan. As at 31 March 1999, the number and class of unissued shares under option granted under the 1997 Plan was 318,574 Ordinary Shares, net of cancellation of options for 105,283 Ordinary Shares.

1998 Interim Option Plan (the "1998 Plan")

During the financial year ended 31 March 1999, options over a total of 413,850 Ordinary Shares in the Company were granted with an exercise price ranging from US$12.594 to US$20.0625 and a weighted average price of US$18.3419. No Ordinary Shares in the Company were issued during the financial year by virtue of the exercise of options granted under the 1998 Plan. As at 31 March 1999, the number and class of unissued shares under option granted under the 1998 Plan was 772,367 Ordinary Shares, net of cancellation of options for 41,483 Ordinary Shares.

1999 Interim Option Plan (the "1999 Plan")

During the financial year ended 31 March 1999, options over a total of 313,803 Ordinary Shares in the Company were granted with an exercise price ranging from US$33.125 to US$49.938 and a weighted average price of US$35.5165. No Ordinary Shares in the Company were issued during the financial year by virtue of the exercise of options granted under the 1999 Plan. As at 31 March 1999, the number and class of unissued shares under option granted under the 1999 Plan was 313,803 Ordinary Shares.

Non-Plan Options (the "Non-Plan")

During the financial year ended 31 March 1999, options over a total of 800,000 Ordinary Shares in the Company were granted with an exercise price US$24.00. No Ordinary Shares in the Company were issued during the financial year by virtue of the exercise of options granted under the Non-Plan Options. These options were not granted under any of the Company's stock options plans.

The exercise price of incentive share options (granted under the Non-Plan, 1993, 1997, 1998 and 1999 Plans' discretionary option grant program to employees and which qualify for favorable tax treatment under U.S. federal tax laws) and the options granted under the Plan's automatic grant program may not be less than 100% of the fair market value of the Ordinary Shares on the date of grant. The exercise price of non-statutory options (granted under the Non-Plan, 1993, 1997, 1998 and 1999 Plans discretionary option grant program to certain consultants of the company or its parent, or subsidiary corporations and which do not qualify for favorable tax treatment under U.S. Federal tax laws) must be at least 85% of the fair market value of the Ordinary Shares on the date of grant.

No options granted under the Non-Plan, 1993, 1997 and 1998 plans may have a term in excess of five years and no options granted under the 1999 plan may have a term in excess of ten years and each option will be subject to earlier termination in the event of the optionee's cessation of service with the company. Outstanding options will not be transferable other than in connection with the optionee's death.

In light of the substantial decline in the market price of the Company's Ordinary Shares in the first quarter of fiscal year 1998, the Company offered to all employees in June 1997 the opportunity to cancel existing options outstanding under the 1993 plan with exercise price in excess of US$23.25 per share, the fair market value of the Company's Ordinary Shares at that time, and to have such options replaced with options that have the lower exercise price of US$23.25 per share. Employees electing to have options repriced were required to accept an extension of their vesting schedule. The other terms of the options remained unchanged. On 5 June 1997, the Company amended options to purchase 288,960 shares pursuant to this offer.

nCHIP Share Option Plan (the "nCHIP Plan")

The nCHIP Plan was assumed by the Company consequent upon the Company's acquisition of a 100% interest in nCHIP, Inc. in January 1995.

No options were granted under the nCHIP Plan during the financial year. 15,766 Ordinary Shares in the Company were issued during the financial year by virtue of the exercise of options granted under the nCHIP Plan. As at 31 March 1999, the number and class of unissued shares under option granted under the nCHIP Plan was 4,292 Ordinary Shares and there was no cancellation of options during financial year 1999.

Employee Share Purchase Plan (the `ESPP')

The Company's ESPP provides for issuance of up to 150,000 Ordinary Shares. The ESPP was approved by the shareholders in October 1997. Under the ESPP, employees may purchase, on a periodic basis, a limited number of ordinary shares through payroll deductions over a six month period up to 10% of each participant's compensation. The per share purchase price is 85% of the fair market value of the shares at the beginning or end of the offering period, whichever is lower. A total of 72,430 Ordinary Shares have been issued under the ESPP as of 31 March 1999. The Company estimated the per-share weighted average fair value of ordinary shares issued to employees under the ESPP was US$8.51 using the Black-Scholes option pricing model with the same assumptions as those listed for share options granted during financial year 1999.


Year 2000 Compliance

The Group is aware of the issues associated with programming code in existing computer systems as the Year 2000 approaches. The Year 2000 computer issue refers to a condition in computer software where a two digit field rather than a four digit field is used to distinguish a calendar year. Unless corrected, some computer programs could be unable to function on January 1, 2000 (and thereafter until corrected), as they will be unable to distinguish the correct date. Such an uncorrected condition could significantly interfere with the conduct of the Group's business, could result in disruption of its operations, and could subject it to potentially significant legal liabilities.

The Group has been addressing the Year 2000 issues with a project plan divided into major initiatives: Enterprise wide applications, networks and telecommunications, systems hardware and software, personal computer hardware and software, manufacturing and related equipment and facilities and infrastructure. The Group has established geographic regional teams to follow established policies and guidelines on the remediation of the Year 2000 issue. The Group created an internal intra-net database to record the status and remediation activity on all internal equipment.

The Group is primarily addressing the Year 2000 issues concerning enterprise wide applications by replacing its management information system with a new enterprise management information system that is designed to provide enhanced functionality. We have been advised that our new enterprise management information system is Year 2000 compliant. However, there can be no assurance that the new system will be Year 2000 compliant or that it will be implemented by January 1, 2000. The new system will significantly affect many aspects of our business, including our manufacturing, sales and marketing and accounting functions. In addition, the successful implementation of this system will be important to our future growth. The Group currently has implemented this new information system in a majority of its facilities in Asia, Central Europe, Western Europe, and the Americas and anticipates that the installation of the new system will be completed in August 1999. The Group is currently evaluating the implementation of this new management information for its recent acquisitions in Sweden.

The Year 2000 issue also could affect the Group's infrastructure and production lines. The possibility also exists that the Group could inadvertently fail to correct a Year 2000 problem with a mechanical equipment micro-controller. The Group believes the impact of such an occurrence would be minor, as substantial Year 2000 compliant equipment additions and upgrades have occurred in recent years. The Group has been in contact with the manufacturers of mechanical equipment to fully validate the readiness of its microprocessors. Additional testing is planned during fiscal 2000 to reasonably ensure their Year 2000 readiness.

The Group has sent a Year 2000 Readiness Questionnaire to most of its critical and significant suppliers. These critical suppliers have been classified into risk categories and the Group is in the process of identifying and devoting resources to verify Year 2000 compliance of these suppliers. The Group may need to find alternative suppliers based on the results of the questionnaires. There can be no assurance that the Group will be able to find suitable alternative suppliers and contract with them on reasonable prices and terms, and such inability could have a material and adverse impact on the Group's business and results of operations.

The Group is currently working with many of its major customers to ensure Year 2000 compliance and has been audited by many of its customers. The Group currently works with many of its major customers to formulate contingency plans. These contingency plans include the movement of manufacturing production, identification of alternative suppliers and logistics companies. The Group intends to review its contracts with customers and suppliers with respect to responsibility for Year 2000 issues and to seek to address such issues in future agreements with customers and suppliers.

The Group has currently incurred in excess of US$16.0 million in total hardware, software, and system related costs in connection with remediation of Year 2000 issues. These costs are primarily costs associated with the implementation of the Group's new information system and have primarily been capitalized as fixed assets. The Group anticipates expending an additional US$2.0 to US$4.0 million before January 1, 2000 to complete the implementation of the new information system and address any Year 2000 compliance issues. There can be no assurance that the cost estimates associated with the Group's Year 2000 issues will prove to be accurate or that the actual costs will not have a material adverse effect on the Group's results of operations and financial condition.

Although the Group currently anticipates the installation of the new system will be completed by August 1999, it could be delayed until later. Implementation of the new system could cause significant disruption in operations. In the event the new information system is not implemented by September 1999, the Group's contingency plan is to upgrade the existing information system currently in use by a majority of the Group's operations to a new version which the Group has been advised is Year 2000 compliant. The Group estimates the cost to upgrade the existing information system to be approximately US$500,000. There can be no assurance that such measures will prevent the occurrence of Year 2000 problems, which can have a material adverse effect upon the Group's business, operating results and financial condition.


Auditors

Arthur Andersen have expressed their willingness to accept re-appointment.



On behalf of the Board of Directors




/s/ Michael E. Marks                                          /s/ Tsui Sung Lam

MICHAEL E. MARKS                                              TSUI SUNG LAM


Singapore
16 July 1999

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

BALANCE SHEETS

AS AT 31 MARCH 1999
(Currency - Singapore dollars)

                                                            Note               Group                             Company
                                                                      --------------------------        ---------------------------
                                                                        1999              1998            1999              1998
                                                                        $'000            $'000            $'000             $'000
                                                                                        (Note 39)                          (Note 39)
Share capital and reserves
Share capital                                                3              482              412              482               412
Share premium                                                4          685,757          334,857          629,376           278,476
Capital reserve                                              5              255              255              255               255
Revaluation reserve                                          6             --               --            227,650            91,553
Accumulated profits (losses)                                 7          118,768           10,962          (23,667)          (47,142)
                                                                      ---------        ---------        ---------         ---------

                                                                        805,262          346,486          834,096           323,554
Minority interest                                                         6,940            1,603             --               --
                                                                      ---------        ---------        ---------         ---------

                                                                        812,202          348,089          834,096           323,554
                                                                      ---------        ---------        ---------         ---------

Represented by:

Fixed assets                                                 8          634,721          412,239              143              --
Subsidiaries                                                 9             --               --            543,562           295,345
Associated companies                                        10              398            5,913             --               8,388
Other investments                                           11           33,995            3,662           28,295              --
Goodwill on consolidation                                   12           38,918           26,100             --                --
Purchased Goodwill                                          13           13,385             --               --                --
Intangible assets                                           14           14,477           16,743             --                --
Deferred expenditure                                        15            1,095            2,037             --                --
Other non-current assets                                    16           18,744           19,866           10,338            11,020

Current assets
                                                                      ---------        ---------        ---------         ---------
Stocks                                                      17          332,926          253,365             --                --
Trade debtors                                               18          389,962          250,217             --                --
Other debtors, deposits and
prepayments                                                 19          107,227           61,200            7,015             1,816
Due from subsidiaries (trade)                               20             --               --            387,475           289,036
Cash and cash equivalents                                   35          298,761          144,185          233,724            85,774
                                                                      ---------        ---------        ---------         ---------
                                                                      1,128,876          708,967          628,214           376,626
                                                                      ---------        ---------        ---------         ---------

                                                                 Note                 Group                         Company
                                                                              ----------------------        ------------------------
                                                                              1999           1998            1999            1998
                                                                              $'000          $'000           $'000           $'000
                                                                                           (Note 39)                      (Note 39)
Less:
Current liabilities
                                                                             -------         -------         -------         -------
Short term advances                                               22          58,906          47,117            --              --
Term loans - current portion                                      22          31,957          22,579            --              --
Trade creditors                                                              489,441         317,780            --              --
Other creditors and accruals                                      21          99,039          97,788          12,984          50,211
Hire purchase creditors, current
portion                                                           23          16,937          15,465            --              --
Due to subsidiaries (trade)                                       20            --              --           109,348          75,651
Provision for taxation                                                        16,817           6,746            --                13
                                                                             -------         -------         -------         -------
                                                                             713,097         507,475         122,332         125,875
                                                                             -------         -------         -------         -------

Net current assets                                                           415,779         201,492         505,882         250,751

Less:
Non-current liabilities
Term loans                                                        22          37,570          26,610            --              --
Senior subordinated notes                                         22         259,065         241,950         259,065         241,950
Hire purchase creditors,
non-current portion                                               23          40,459          37,391            --              --
Deferred taxation                                                 24           2,850           3,636            --              --
Other payables                                                    25          19,366          30,376           3,454            --
                                                                             -------         -------         -------         -------

                                                                             812,202         348,089         834,096         323,554
                                                                             =======         =======         =======         =======




The accompanying notes are an integral part of the financial statements.

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

STATEMENTS OF PROFIT AND LOSS

FOR THE YEAR ENDED 31 MARCH 1999
(Currency - Singapore dollars)

                                                        Note                  Group                             Company
                                                                   ----------------------------        ----------------------------
                                                                      1999             1998              1999              1998
                                                                     $'000             $'000             $'000            $'000
                                                                                      (Note 39)                          (Note 39)
Turnover                                                 26         3,016,027         1,706,560              --                --
                                                                   ----------        ----------        ----------        ----------

Operating profit (loss)                                  27           136,278            69,250            (6,474)            6,907
Share of profits of associated
companies                                                               1,728             1,831              --                --
Other expense, net                                       28           (27,927)          (22,935)           (6,537)           (7,169)
                                                                   ----------        ----------        ----------        ----------

Profit (loss) before taxation                                         110,079            48,146           (13,011)             (262)
Taxation                                                 29           (12,964)           (3,462)               (2)              (12)
                                                                   ----------        ----------        ----------        ----------

Profit (loss) after taxation                                           97,115            44,684           (13,013)             (274)
Minority interests                                                     (2,192)             (557)             --                --
                                                                   ----------        ----------        ----------        ----------

Profit (loss) before
extraordinary items                                                    94,923            44,127           (13,013)             (274)
Extraordinary items                                      30            (8,945)          (13,598)             --                --
                                                                   ----------        ----------        ----------        ----------

Profit (loss) for the year
transferred to accumulated
profits (losses)                                          7            85,978            30,529           (13,013)             (274)
                                                                   ==========        ==========        ==========        ==========

Earnings per share (cents)                               31
-  basic (in cents)                                                    217.87            120.81
-  fully diluted (in cents)                                            205.63            115.54




The accompanying notes are an integral part of the financial statements.

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 MARCH 1999
(Currency - Singapore dollars unless otherwise stated)

                                                                             1999                  1998
                                                                            $'000                 $'000
Cash flow from operating activities
Profit (loss) before taxation                                              110,079                48,146
Adjustments for:
   Depreciation of fixed assets                                             77,366                41,839
   Loss (gain) on sale of fixed assets                                      (1,076)                  141
   Gain on sale of associated company                                         (167)                 --
   Share of profit from associated company                                  (1,728)               (1,831)
   Provision for stock obsolescence                                          6,849                 4,989
   Amortisation of goodwill on consolidation                                 3,587                 3,601
   Amortisation of intangible assets                                         4,677                 5,662
   Amortisation of deferred expenditure                                        686                   836
   Interest expense                                                         36,538                27,139
   Interest income                                                          (8,611)               (4,204)
                                                                          --------              --------
Operating profit before working capital changes                            228,200               126,318

Changes in operating assets and liabilities
(net of effects of acquisition)
Decrease (increase) in accounts receivable                                (117,127)              (69,713)
Decrease (increase) in other debtors, deposits and prepayments
                                                                           (37,478)              (38,115)
Increase in stocks                                                         (73,991)              (49,456)
Increase in trade creditors                                                119,812                94,100
Increase in other creditors and accruals                                    11,588                11,379
Increase in trade balance due to (from) associated company                    --                    (251)
                                                                          --------              --------

Cash generated from operations                                             131,004                74,262
Interest received                                                            6,739                 4,204
Interest paid                                                              (25,535)              (16,982)
Income taxes paid                                                           (3,856)               (1,949)
                                                                          --------              --------
Net cash provided by operating activities                                  108,352                59,535
                                                                          --------              --------

                                                                                 1999                  1998
                                                                                 $'000                 $'000
Cash flow from investing activities
Purchase of business, net of cash acquired (Note A)                             (25,028)                 --
Payment for additional 50% interest in FICO (Note B)                            (12,013)                 --
Effect of acquisitions on cash                                                      632                 7,288
Purchase of fixed assets                                                       (265,752)             (157,066)
Investment in associate and other investment                                    (29,277)               (8,925)
Proceeds from sale of fixed assets                                               10,176                 2,487
Proceeds from sale of associated company                                            954                  --
Payment of Astron earnout and repayment of Astron notes payable                 (40,044)              (17,249)
                                                                               --------              --------
Net cash used in investing activities                                          (360,352)             (173,465)
                                                                               --------              --------

Cash flow from financing activities
Proceeds from issuance of share capital                                          20,940                 3,207
Net proceeds from equity offering                                               321,755               147,196
Net proceeds from issuance of senior subordinated note                             --                 223,369
Proceeds from (repayment of) bank borrowings                                     43,826              (137,858)
Proceeds from (repayment of) term loan                                            5,246               (13,121)
Proceeds from related company                                                      --                   4,571
Increase in (repayment of) finance lease                                          1,198                (9,701)
                                                                               --------              --------
Net cash provided by financing activities                                       392,965               217,663
                                                                               --------              --------

Net increase in cash and cash equivalents                                       140,965               103,733

Effect of exchange rate changes                                                  13,611                 6,628
Cash and cash equivalents at beginning of financial year                        144,185                33,824
                                                                               --------              --------
Cash and cash equivalents at end of financial year (Note 35)                    298,761               144,185
                                                                               ========              ========




The accompanying notes are an integral part of the financial statements.

A. The acquisition of ACL in 1999 financial year has been shown in the statement as a single item. The effect on the individual assets and liabilities is set out below:

                                                                      $'000

     Fixed assets                                                     7,860
     Stocks                                                             899
     In-process R&D                                                   3,337
     Goodwill                                                        12,932
                                                                     ------

     Cash flow on acquisition, net of cash acquired                  25,028
                                                                     ======


B. The acquisition of FICO Investment Holding Limited in 1999 financial year has been shown in the statement as a single item. The effect on the individual assets and liabilities is set out below:

                                                                        $'000

     Trade debtors                                                      5,623
     Stocks                                                             3,004
     Other assets, debtors, deposits and prepayments                    1,000
     Fixed assets                                                      17,826
     Trade creditors                                                   (2,191)
     Provision for taxation                                              (430)
     Capital leases                                                    (3,405)
     Other creditors and accruals                                      (1,446)

     Add (less)
     Minority interests                                                (1,998)
     Assets previously recognised as share of profits in associated
     company                                                           (7,615)
     Goodwill                                                          13,959
     Intangible assets                                                    701

     Non-cash purchase consideration
     Ordinary shares issued                                            (8,009)
     Promissory notes issued                                           (5,006)
                                                                      -------

     Net cash flow on acquisition of 50% interest in FICO              12,013
                                                                      =======


The accompanying notes are an integral part of the financial statements.

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

31 MARCH 1999
(Currency - Singapore dollars unless otherwise stated)



The following notes are an integral part of and should be read in conjunction with the accompanying financial statements.


1.   THE COMPANY, ITS SUBSIDIARIES AND THEIR PRINCIPAL ACTIVITIES

The Company is principally engaged in investment holding. The activities of the subsidiaries are in the product design, printed circuit board assembly and fabrication, material procurement, inventory management, plastic injection molding, final system assembly and test, packaging and distribution. The components, subassemblies and finished products manufactured by the Group incorporate advanced interconnect, miniaturisation and packaging technologies such as surface mount, multichip modules and chip-on-board technologies.

The principal activities of the subsidiaries are detailed in Note 9.

There were no significant changes in the nature of these activities during the financial year.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Basis of accounting

The accounts of the Company and the Group, which are maintained in United States dollars, are prepared under the historical cost convention except in respect of investment in subsidiaries which is stated at valuation based on the respective subsidiaries' net assets at the balance sheet date as discussed in later paragraph below. The financial statements have been prepared by translating the United States dollar accounts to Singapore dollars at the exchange rate ruling at the financial year-end, except for share capital and premium, capital reserve and accumulated losses which are translated at historical rates. Exchange differences on currency translation are taken to reserves.

The accounts are prepared in accordance with applicable accounting standards.

Consolidation

The Group financial statements include the financial statements of the Company and all its subsidiaries. The results of subsidiaries acquired or disposed of during the year are included in or excluded from the Group financial statements with effect from the respective dates of acquisition or disposal. Significant intercompany balances and transactions have been eliminated on consolidation.

The acquisition of Neutronics Electronic Industries Holding A.G. ("Neutronics") in the 1998 financial year was accounted for as a pooling of interest. Under US GAAP, the acquisition of Neutronics is considered an acquisition that has significant impact to the business of the Company. Accordingly, prior period consolidated financial statements of the Group and the Company are restated to give effect to this acquisition.

On acquisition of a subsidiary accounted for using purchase method, any excess of the purchase consideration over the fair value of the assets acquired at the date of acquisition is included in goodwill on consolidation and amortized on a straight-line basis. Assets, liabilities and results of overseas subsidiaries are translated into Singapore dollars on the basis outlined in later paragraph below.


Revenue recognition

Revenues from the sale of manufactured products and services are recognized upon passage of title to the customer, which generally coincides with their delivery and passage.

Revenues from contract manufacturing are recognized on the percentage of completion method. Any losses are provided for as they become known.


Fixed assets and depreciation

Fixed assets are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to working condition for its intended use. Expenditure for additions, improvements and renewals are capitalized and expenditure for maintenance and repairs are charged to the profit and loss account. When assets are sold or retired, any gain or loss resulting from their disposal is included in the profit and loss account.

Fixed assets are depreciated using the straight-line method to write-off the cost over their estimated useful lives, except freehold land which is generally not depreciated. The estimated useful lives have been taken as follows:

                                                   Years
                                                   -----

Leasehold Land                                      25
Building                                         20 to 50
Leasehold improvements                            6 to 10
Plant and equipment                               7 to 10
Others                                            2 to 10


Subsidiaries

The investments in subsidiaries are revalued by the directors at balance sheet date at amounts equal to the attributable net assets of the subsidiaries concerned based on their audited accounts.

An increase in carrying amounts arising from the revaluation is credited to Revaluation Reserve. To the extent that a decrease in carrying amount offsets a previous increase that has been charged or credited to Revaluation Reserve and not subsequently reversed or utilized, it is charged against that Revaluation Reserve. In all other cases, a decrease in carrying amount is charged to income. An increase on revaluation directly related to a previous decrease in carrying amount that was charged to income is credited to income to the extent that it offsets the previously recorded decrease.

Where a subsidiary is acquired at the end of a financial year, there will be no revaluation of the subsidiary in the year of acquisition.


Associated companies

An associated company is defined as a company, not being a subsidiary, in which the Group has a long term interest of not less than 20% of the equity and in whose financial and operating policy decisions the Group exercises significant influence.

Investment in associated companies are stated in the Company's financial statements at cost and provision is made where there is a decline in value that is other than temporary.

The Group's share of the results of associated companies is included in the consolidated profit and loss account. The Group's share of the post acquisition reserves of associated companies is included in the investments in the consolidated balance sheet. Where the audited accounts are not co-terminus with those of the Group, the share of profits is arrived at from the last audited accounts available and unaudited management accounts to the end of the accounting period.

Other investments

Quoted and unquoted investments held on a long-term basis are stated at cost. Provision is made where there is a decline in value that is other than temporary.

Dividend income is recorded gross on the date it is declared payable by the investee company. Interest income is recognised on the accrual basis.


Goodwill on consolidation

Goodwill on consolidation represents the excess of the purchase price of acquired companies over the fair value of the net assets acquired. Goodwill is amortized on a straight-line basis over the estimated life of the benefits received which ranges from eight to twenty-five years. On an annual basis, the Company evaluates recorded goodwill potential impairment against the current and estimated undiscounted future operating income before goodwill amortization of the business to which the goodwill relates.


Purchased Goodwill

Purchased goodwill on consolidation represents the excess of the purchase price of acquired assets over the fair value of the net assets acquired. Goodwill is amortized on a straight-line basis over the estimated life of the benefits received.


Intangible assets

Intangible assets comprise technical agreements, patents, trademarks, developed technologies and identifiable assets in a subsidiary's assembled work force, its favorable lease and its customer list.

Technical agreements are being amortized on a straight-line basis over the periods not exceeding five years. Patents and trademarks are being amortized on a straight-line basis over periods of up to ten years. Purchased technologies are being amortized on a straight-line basis over periods not exceeding seven years. The identifiable intangible assets in the subsidiaries assembled work force, its favorable lease and its customer list are amortized on a straight line basis over the estimated life of the benefits received of three to ten years.

Deferred expenditure

Deferred expenditure comprises preliminary expenses and is written off to profit and loss account on a straight-line basis over a three-year period commencing from the date of commercial operations.


Taxation

Income tax expense is determined on the basis of tax effect accounting, using the liability method and is applied to all significant timing differences. Deferred tax benefits are not recognised unless there is reasonable expectation of their realisation.


Stocks

Stocks are stated at the lower of cost and net realizable value. Cost comprises direct materials on a first-in-first-out basis and in the case of finished products, includes direct labor and attributable production overheads based on normal levels of activity. Net realizable value represents the estimated selling price less anticipated cost of disposal. Provision is made for deteriorated, damaged, obsolete and slow-moving stocks.


Hire purchase assets

Where assets are financed by hire purchase agreements that give rights approximating to ownership (finance leases), the assets are capitalized under fixed assets as if they had been purchased during the periods of the leases and the corresponding lease commitments are included under liabilities. Lease payments are treated as consisting of capital and interest elements and the interest is charged to profit and loss accounts. Depreciation on the relevant assets is charged to profit and loss account on the basis outlined in note above.


Foreign currency transactions and balances

Foreign currency assets and liabilities are converted to United States dollars at rates approximately those ruling at balance sheet date. Foreign currency transactions are converted to United States dollars at the rates ruling at the date of transactions. All exchange differences on conversion of foreign currencies are dealt with in the profit and loss account.

The functional currency consolidated financial statements are translated into the reporting currency, Singapore dollars, using the year end exchange rate to translate assets and liabilities and average rates to translate profit and loss statement items. Exchange differences arising therefrom are taken into reserves.

Forward contracts

The  Company  enters  into  forward  exchange   contracts  to  hedge  underlying
transactional currency exposures and does not engage in foreign currency speculation. The credit risk of these forward contracts is minimal since the contracts are with large financial institutions. The Company hedges committed exposures and these forward contracts generally do not subject the Company to risk of accounting losses. The gains and losses on forward contracts generally offset the gains and losses on the asset, liabilities and transactions hedged.

Profits and losses on outstanding forward foreign exchange contracts and currency swaps used for hedging purposes are computed by revaluing these unmatured contracts at the exchange rate prevailing at year end and are dealt with through the statement of income to match against the exchange differences on the underlying foreign currency exposures being hedged. The premium or discount arising on these foreign exchange contracts is recognised in the statement of income over the period of the hedge.


Extraordinary items

These are material items, stated net of income tax, which are derived from events or transactions outside the ordinary activities of the Company which are not expected to recur frequently or regularly.


Prior period adjustments

All income and expenditure arising in the course of the Company's and Group's normal business are taken into account in arriving at the result for the period. Any prior year adjustments are shown separately and are not included in the results for the financial year.

3.   SHARE CAPITAL

                                                                        Group and Company
                                                                        -----------------
                                                                          1999    1998
                                                                          $'000   $'000
Authorised:
-  100,000,000 (1998:100,000,000) Ordinary Shares of $0.01 each           1,000   1,000
                                                                          -----   -----

Issued and fully paid
-  Balance brought forward                                                  412     162
-  3,861,375 Ordinary shares of $0.01 issued in the financial year 1998
                                                                           --        39
-  6,969,649 Ordinary shares of $0.01 issued in the financial year 1999
                                                                             70    --
                                                                          -----   -----

-  Balance as previously stated                                             482     201
-  retroactive adjustment for 2 for 1 bonus issue (Note 4)                 --       211
                                                                          -----   -----

-  48,205,493 (1998: 41,234,858) Ordinary Shares of $0.01 each              482     412
                                                                          =====   =====

On 22 December 1998, the Company set a record date for a 2 for 1 stock split to be effected as a bonus issue. Retroactive adjustments to reflect this bonus issue have been made to the 1998 comparative figures.

The Company issued the following shares during the financial year 1999 with the excess price over par value of the shares transferred to the Share Premium account:

(a) 5,400,000 Ordinary Shares of par value of $0.01 for cash at US$36.25 per share for public offering with proceeds amounting to US$194.0 million, net of issue costs of US$1.75 million.

(b) 127,850 Ordinary Shares of par value of $0.01 as consideration for the purchase of an additional 50% interest in FICO Investment Holding Ltd.

(c) 1,441,799 Ordinary Shares of par value of $0.01 for cash at a premium of US$12,551,000 by virtue of the exercise of share options previously granted and Employee Share Purchase Plan.

4.     SHARE PREMIUM

Movements in the account are as follows:

                                                   Group                  Company
                                            --------------------    --------------------
                                             1999         1998       1999         1998
                                             $'000       $'000       $'000       $'000
                                                        (Note 39)               (Note 39)
Balance as previously stated                 334,857     161,010     278,476     120,007
Retroactive adjustment on 2 for 1 bonus
issue (Note 3)                                  --          (211)       --          (211)
                                            --------    --------    --------    --------

Balance brought forward                      334,857     160,799     278,476     119,796

Premium on issue of Ordinary Shares          345,671     168,760     345,671     168,760
Expenses on issuance of Ordinary Shares
                                              (3,044)    (10,557)     (3,044)    (10,557)
Issuance of Ordinary Shares for
acquisitions of companies                      8,273      15,855       8,273        --
Cost related to exercise of share options
by employees                                    --          --          --           477
                                            --------    --------    --------    --------

At end of financial year                     685,757     334,857     629,376     278,476
                                            ========    ========    ========    ========


5.   CAPITAL RESERVES

The Company, which is listed on NASDAQ in the United States of America, also prepares accounts which comply with United States generally accepted accounting principles. These accounts, which are in United States dollars, are filed with the Securities and Exchange Commission ("SEC") in the United States. During the year ended 31 March 1994, an amount of $254,885, representing the difference between the fair market value at the date of grant of certain share options to selected management employees and the exercise price of the options, was charged to the profit and loss account in compliance with United States generally accepted accounting principles. No such charge was made in the preparation of the Singapore statutory accounts as there is no equivalent accounting standard in Singapore. In order to reduce the revenue reserve to that reported in the accounts prepared in compliance with United States generally accepted accounting principles, an amount of $254,885 was transferred from revenue reserve to capital reserve. Details of the share options granted are detailed in Note 34.

6.   REVALUATION RESERVES

                                                                  Company
                                                            --------------------
                                                             1999          1998
                                                             $'000        $'000

At beginning of financial year                               91,553       60,683
Net adjustment during the financial year (Note 9)           136,097       30,870
                                                            -------      -------

At end of financial year                                    227,650       91,553
                                                            =======      =======


7.   ACCUMULATED PROFITS (LOSSES)

This account consists of:

                                                                               Group                               Company
                                                                     --------------------------          --------------------------
                                                                       1999              1998             1999               1998
                                                                      $'000              $'000            $'000              $'000
At beginning of financial year:
   As previously stated                                                10,962           (20,993)          (47,142)          (56,029)
   Accumulated earnings before date of
   merger                                                                --              (4,328)             --                --
   Neutronics fiscal year conversion                                     --              (4,808)             --                --
                                                                     --------          --------          --------          --------

Balance brought forward, previously reported
                                                                       10,962           (30,129)          (47,142)          (56,029)

Prior period adjustments (Note 32)                                       --                --                --              (9,172)
                                                                     --------          --------          --------          --------

Balance brought forward, restated                                      10,962           (30,129)          (47,142)          (65,201)

Exchange difference arising on translation
                                                                       21,828            10,562            36,488            18,333
Retained profit (loss) for the year                                    85,978            30,529           (13,013)             (274)
                                                                     --------          --------          --------          --------

At end of financial year                                              118,768            10,962           (23,667)          (47,142)
                                                                     --------          --------          --------          --------

Retained by:

Company                                                               (23,667)          (47,142)
Subsidiaries                                                          139,808            57,206
Associated companies                                                    2,627               898
                                                                     --------          --------

                                                                      118,768            10,962
                                                                     ========          ========

8.     FIXED ASSETS

Group                                                                     Leasehold        Plant and
                                             Land          Building      improvements      equipment        Others          Total
                                           --------        --------      ------------      ----------      --------        --------
1999                                        $'000           $'000            $'000           $'000          $'000           $'000
Cost
At beginning of financial
year                                         25,769         129,610          25,010         298,586          62,858         541,833
Currency re-alignment                           573           9,579           1,718          15,839           3,366          31,075
Due to acquisitions of
subsidiaries                                   --             2,679             674          25,788           1,124          30,265
Additions                                    10,673          39,195          13,950         122,908          79,025         265,751
Disposals                                      (834)           (238)           (644)        (34,063)         (9,924)        (45,703)
                                           --------        --------        --------        --------        --------        --------

At end of financial year                     36,181         180,825          40,708         429,058         136,449         823,221
                                           ========        ========        ========        ========        ========        ========

Accumulated depreciation
At beginning of financial
year                                            258           7,957           3,654          98,830          18,895         129,594
Currency re-alignment                            53             676             301           7,264           1,460           9,754
Due to acquisitions of
subsidiaries                                   --              --                10           3,085           1,228           4,323
Additions                                       974           6,991           3,185          54,023          12,193          77,366
Disposals                                      --               (55)           (202)        (25,121)         (7,159)        (32,537)
                                           --------        --------        --------        --------        --------        --------

At end of financial year                      1,285          15,569           6,948         138,081          26,617         188,500
                                           ========        ========        ========        ========        ========        ========

Net book value
At 31.3.99                                   34,896         165,256          33,760         290,977         109,832         634,721
                                           ========        ========        ========        ========        ========        ========

Group                                                                       Leasehold      Plant and
                                              Land         Building       improvements      equipment        Others          Total
                                            --------       --------       ------------      --------        --------        --------
1998                                         $'000           $'000           $'000           $'000           $'000          $'000
Cost
At beginning of financial
year                                           8,908         42,832          21,529         103,124          38,000         214,393
Retroactive adjustments on
merger  of companies (Note 2
- "Basis of Consolidation)                      --           31,559            --            29,355           1,633          62,547
                                            --------       --------        --------        --------        --------        --------

Balance brought forward                        8,908         74,391          21,529         132,479          39,633         276,940
Currency re-alignment                          1,417          7,625           3,239          27,264           6,751          46,296
Due to acquisitions of
subsidiaries                                  14,248         14,038           2,748          44,227           5,117          80,378
Additions                                      1,196         33,646            (161)        108,567          13,818         157,066
Disposals                                       --              (90)         (2,345)        (13,951)         (2,461)        (18,847)

                                            --------       --------        --------        --------        --------        --------

At end of financial year                      25,769        129,610          25,010         298,586          62,858         541,833
                                            ========       ========        ========        ========        ========        ========

Accumulated depreciation
At beginning of financial
year                                             132          1,250           2,821          45,109           9,729          59,041
Retroactive adjustments on
merger of companies (Note 2
- "Basis of Consolidation")                     --            1,957            --             7,321            --             9,278
                                            --------       --------        --------        --------        --------        --------

Balance brought forward                          132          3,207           2,821          52,430           9,729          68,319
Currency re-alignment                             25            397             516           8,449           1,839          11,226
Due to acquisitions of
subsidiaries                                    --              399             540          19,169           1,873          21,981
Additions                                        101          3,954           1,667          29,220           6,897          41,839
Disposals                                       --             --            (1,890)        (10,438)         (1,443)        (13,771)
                                            --------       --------        --------        --------        --------        --------

At end of financial year                         258          7,957           3,654          98,830          18,895         129,594
                                            --------       --------        --------        --------        --------        --------

Net book value
At 31.3.98                                    25,511        121,653          21,356         199,756          43,963         412,239
                                            ========       ========        ========        ========        ========        ========

Plant and equipment includes items with net book value of approximately $66,144,000 (1998: $57,813,000) which were purchased under hire purchase contracts.

Land and building with a net book value of $39,696,000 (1998: $1,848,479) are mortgaged.

Company
                                                                       Others
                                                                       ------
1999                                                                    $'000

Cost
At beginning of financial year                                             --
Currency re-alignment                                                      --
Additions                                                                 143
Disposals                                                                  --
                                                                        -----

At end of financial year                                                  143
                                                                        =====

Accumulated depreciation
At beginning of financial year                                             --
Currency re-alignment                                                      --
Additions                                                                  --
Disposals                                                                  --
                                                                        -----
At end of financial year                                                   --
                                                                        =====
Charge for 1998                                                            --
                                                                        =====

Net book values
At 31.3.99                                                                143
                                                                        =====

At 31.3.98                                                                 --
                                                                        =====

The fixed asset in the Company was not depreciated during the year as the asset has not been put into use as at the end of the 1999 financial year.

9.   SUBSIDIARIES

(a)  Subsidiaries comprise:

                                                                Company
                                                         ----------------------
                                                          1999           1998
                                                         $'000          $'000
                                                                       (Note 39)
At cost:
Balance at beginning of financial year                   158,528         31,331
Increase investment in existing subsidiaries              37,996        127,186
Acquisitions of subsidiaries                              61,623             14
Disposal (write-offs)                                         --             (3)
                                                        --------       --------

Balance at end of financial year                         258,147        158,528
                                                        --------       --------

Revaluation:
Balance at beginning of financial year                   118,690         87,820
Net adjustments during the year                          136,097         30,870
                                                        --------       --------

Balance at end of financial year                         254,787        118,690
                                                        --------       --------

Currency re-alignment                                     39,023         18,127
                                                        --------       --------

Balance at end of year                                   551,957        295,345
                                                        ========       ========

The Company's investment in subsidiaries is stated at the attributable share of their combined net asset value. The revaluation surplus for the financial year is $136,097,000 (1998: $30,870,000).

The subsidiaries acquired during the financial year have been stated at the cost of investment less any provision for diminution in net asset value. It is the directors' opinion that no provision for diminution in net asset value of these subsidiaries is necessary in the current year.

The Company's subsidiaries operating in the People's Republic of China are required to obtain approval from the relevant authorities when making foreign currency payments.

(b) The Company and the Group had the following subsidiaries as at 31 March
1999:

                                                           Country of      Percentage of
                                                         incorporation     equity held by    Original cost of investment
                                                          and place of       the Group              by the Group
          Name                Principal activities          business
-------------------------- ---------------------------- ----------------- ----------------- ------------------------------
                                                                           1999     1998        1999            1998
                                                                             %        %        US$'000        US$'000
                                                                                                             (Note 39)
Held by the Company

Flextronics Singapore      Design, assembly and            Singapore        100      100          3,977          3,977
Pte Ltd                    manufacture of computer
                           industrial grade printed
                           circuit board
                           sub-assemblies, systems
                           assembly and testing

Flextronics                Manufacture of components       Hong Kong        100      100             **             **
Manufacturing (H.K.)       for computer equipment
Limited#

FICO Investment Holding    Sale and manufacture of         Hong Kong        90       40          20,310          5,200
Limited@@                  plastic products

Flextronics                Design, assembly and          United States      100      100         62,168         62,168
International USA, Inc.@   manufacture of computer         of America
                           industrial grade printer
                           circuit board
                           sub-assemblies, and
                           products requiring
                           advance electronics
                           packaging, marketing
                           and procurement
                           representative

Flextronics Holding UK     Investment holding            United Kingdom     100      100              1              1
Limited#

Flextronics                Investment holding             Netherlands       100      --              20             --
International Europe BV#

9.   SUBSIDIARIES (Continued)

                                                          Country of
                                                         incorporation     Percentage of
                                                         and place of      equity held by    Original cost of investment
          Name                Principal activities         business          the Group              by the Group
-------------------------- ---------------------------- ----------------  ----------------- ------------------------------
                                                                           1999     1998        1999            1998
                                                                             %        %        US$'000        US$'000
                                                                                                              (Note 39)
Held by the Company
(Continued)

FLX Cyprus Limited#        Investment holding               Cyprus          100      --              **             --

Flextronics                Investment holding               Austria         92       92          13,019             18
International GmBH
(formerly known as
"Neutronics Electronic
Industries Holding A.G")*

Parque de technologia      Management of real estate        Mexico          100      100         17,518         17,518
Electronics #(formerly     business park
known as "Flextronics de
Mexico, S.A. de C.V.")

Flextronics                Design, assembly and             Mexico          100      --               5             --
Manufacturing Mex, S.A.    manufacture of computer
de C.V.#                   industrial grade printed
                           circuit board sub-assemblies,
                           products that require
                           advanced electronic
                           packaging, systems assembly,
                           testing and trading
                           of components

DTM Products de Mexico,    Sales and manufacture of         Mexico          100      --               5             --
S.A. de C.V.#              plastic material products
                           and its by-products

Flextronics                Contract manufacturer of     United Kingdom      100      100          4,057          4,057
International (UK)         electronics and
Limited#                   telecommunication
                           equipment providing
                           turnkey manufacturing
                           services to its customers

                                                          Country of
                                                         incorporation     Percentage of
                                                         and place of      equity held by    Original cost of investment
          Name                Principal activities         business          the Group              by the Group
-------------------------- ---------------------------- ----------------  ----------------- ------------------------------
                                                                           1999     1998        1999            1998
                                                                             %        %        US$'000        US$'000
                                                                                                             (Note 39)
Held by the Company
(Continued)

Astron Technologies        Sales and marketing             Mauritius        100      100          9,050             50
Limited@                   business

Flextronics Technology     Design, assembly and              China          100      100         11,333         11,333
(Zhuhai) Co., Limited      manufacture of computer
(formerly known as         industrial grade printed
"Zhuhai Dao Men Chao Yi    circuit board
Technology Co Ltd")#       sub-assemblies, systems
                           assembly, manufacture
                           miniature, gold finished
                           printed circuit board

Flextronics                Sales and marketing             Malaysia         100      100             **             **
International Latin        business
America (L) Ltd#

DTM Latin America (L)      Sales and marketing             Malaysia         100       --             **              -
Ltd#                       business

Flextronics                Design, assembly and          United States      100      100              4              4
International Fremont,     manufacture of computer        of America
Inc. (formerly known as    industrial grated printed
"Altatron, Inc.")@         circuit board
                           sub-assemblies and system
                           assembly

Marathon Business Park     Management of real estate     United States      100      100              1              1
LLC@                       business park                  of America

Flextronics                Design, assembly and             Brazil          100      100         15,326              2
International              manufacture of computer
Technologia Ltda.          industrial grade printed
(formerly known as         circuit board
"Conexao Informatica       sub-assemblies and system
Ltda.")@                   assembly

9.   SUBSIDIARIES (Continued)

                                                          Country of
                                                         incorporation     Percentage of
                                                         and place of      equity held by    Original cost of investment
          Name                Principal activities         business          the Group              by the Group
-------------------------- ---------------------------- ----------------  ----------------- ------------------------------
                                                                           1999     1998        1999            1998
                                                                             %        %        US$'000        US$'000
                                                                                                             (Note 39)
Held by the Company
(Continued)

Hiromichi Limited@         Dormant                      British Virgin      100      100          2,107          2,107
                                                            Islands

Flextronics Hungaria       Investment holding               Hungary         100      --              17             --
Kereskedelmi es, Kft#

Flextronics                Dormant                         Singapore        100      100             **             **
International Singapore
Pte Ltd

Held by Subsidiaries

Flextronics Computer       Dormant                           China          100      100             --             --
(Shekou) Ltd.#

Flextronics Industrial     Design, assembly and              China          100      100             --             --
(Shenzhen) Ltd.#           manufacture of computer
                           industrial grade printed
                           circuit board
                           sub-assemblies, systems
                           assembly and testing

Flextronics Malaysia       Design, assembly and            Malaysia         100      100             --             --
Sdn. Bhd.#                 manufacture of computer
                           industrial grade printed
                           circuit board
                           sub-assemblies, system
                           assembly and testing

Flex International         Sales and marketing             Malaysia         100      100             --             --
Marketing (L) Ltd.#        business

Astron Group Limited#      Manufacture of miniature,       Hong Kong        100      100             --             --
                           gold-finished printed
                           circuit boards

                                                          Country of
                                                         incorporation     Percentage of
                                                         and place of      equity held by    Original cost of investment
          Name                Principal activities         business          the Group              by the Group
-------------------------- ---------------------------- ----------------  ----------------- ------------------------------
                                                                           1999     1998        1999            1998
                                                                             %        %        US$'000        US$'000
                                                                                                             (Note 39)
Held by Subsidiaries
(Continued)

Astron Group (China)       Manufacture of miniature,         China         96.25    96.25            --             --
Limited# (formerly known   gold finished printed
as Zhu Hai Dao Men Chao    circuit boards
Yi Electronics Co Ltd)

FKM (Shenzhen) Ltd.#       Sales and manufacture of          China          100      40              --             --
                           plastic material products
                           and its by-products

Proactive Corporation,     Procurement of components.    United States      100      100             --             --
Inc.#                                                     of America

DTM Products, Inc.#        Sales and manufacture of      United States      100      100             --             --
                           plastic material products      of America
                           and its by-products

Flextronics Distribution   Distribution and              United States      100       --             --             --
Inc.#                      warehousing                    of America

F.L. Tronics Holdings AB   Investment holding               Sweden          100      100             --             --
(aka Flextronics
Holdings AB)#

F.L. Tronics               Design, assembly and             Sweden          100      100             --             --
International Sweden AB    manufacture of computer
(aka Flextronics           industrial grade printed
International Sweden AB)#  circuit board
                           sub-assemblies, systems
                           assembly and testing

Igrene AB (formerly        Design, assembly and             Sweden          100      100             --             --
known as "Energipilot      manufacture of computer
AB")#                      industrial grade printed
                           circuit board
                           sub-assemblies and system
                           assembly

                                                           Country of
                                                          incorporation    Percentage of
                                                          and place of     equity held by    Original cost of investment
          Name                Principal activities          business         the Group              by the Group
-------------------------- ---------------------------- ----------------- ----------------- ------------------------------
                                                                           1999     1998        1999            1998
                                                                             %        %        US$'000        US$'000
                                                                                                             (Note 39)
Held by Subsidiaries
(Continued)

Althofen Electronics       Contact manufacturer of          Austria         100      100             --             --
GmbH*                      electronics products

HTR Technikai              Contact manufacturer of          Hungary         100      100             --             --
Rendezerszolgaltato Kft*   electronics products

Ecoplast Muanyangipari     Sales and manufacture of         Hungary         100      100             --             --
Termekeket Gyarto Kft      plastic material products
(formerly known as         and its by-products
"Neutronics Ecoplast
Muanyagipari Termekeket
Gyarto Kft")*

Components, Kft            Provision of manufacturing       Hungary         100      100             --             --
(formerly known as         labour services and
Neutronics Components      facilities
Kft)*

Moctol AB (formerly        Contract manufacturer of          Sweden         100      100             --             --
known as "Energipilot      cable assemblies
Component AB")#

Tolipig AB (formerly       Design, assembly and              Sweden         100      100             --             --
known as "Energipilot      manufacture or printed
Katrineholm AB")#          circuit board
                           sub-assemblies

Noitall AB (formerly       Installation PBX                  Sweden         100      100             --             --
known as "Energipilot      communication systems
Installation AB")#

Flextronics                Manufacture of electronics       Scotland        100      100             --             --
International Scotland,    and telecommunications
Limited (formerly known    equipment
as "Altatron (Europe)
Limited")#

9.   SUBSIDIARIES (Continued)

@ Not required to present audited financial statements for the financial year by the laws of its country of incorporation

*    Audited by a firm other than Arthur Andersen Singapore

#    Audited by an associated firms of Arthur Andersen Singapore

**   Amount less than $1,000

@@ Accounted for in the financial statements as an associated company in the 1998 financial year


10.  ASSOCIATED COMPANIES

(a)  Associated companies comprise:

                                                      Group                Company
                                                -----------------      -----------------
                                                1999        1998       1999        1998
                                                $'000       $'000      $'000       $'000
Unquoted equity shares at cost                     398      4,180          --      7,280
Currency re-alignment                               --         --          --      1,108
Group's share of post-acquisition
accumulated profit and reserves less losses
                                                    --      2,350          --         --
Amounts payable on current account                  --       (617)         --         --
                                                ------     ------      ------     ------
                                                   398      5,913          --      8,388
                                                ======     ======      ======     ======

Amounts owing to associated companies are unsecured, interest-free and have no fixed terms of repayment.

(b) The Company and the Group had the following associated companies as at 31 March 1999:


                                                                               Country of             Percentage of
                                                                           Incorporation and           equity held
     Name of Company                    Principal Activities               Place of Business          by the Group
--------------------------  --------------------------------------------- ---------------------   ----------------------
                                                                                                    1999        1998
                                                                                                      %           %

Peak Industries, Inc.       Sales and manufacture of plastic material       United States of         --          40
                            products and its by-products                        America

Mecha Design s.r.l.         Design of moulding for plastic products              Italy               55          45

The Company and the Group disposed Peak Industries, Inc. during the financial year.

11.      OTHER INVESTMENTS

This represents unquoted investments in companies for which the Group's interest is less than 20%.


12.  GOODWILL ON CONSOLIDATION

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000
Cost
At beginning of financial year                            35,246         36,021
Currency re-alignment                                      2,546          6,006
Additions                                                 14,639             --
Write off to plant closure expense                            --         (6,781)
                                                         -------        -------

At end of financial year                                  52,431         35,246
                                                         -------        -------

Accumulated amortisation
At beginning of financial year                             9,146          6,670
Currency re-alignment                                        780           (119)
Amortisation for the financial year                        3,587          3,601
Write off to plant closure expense                            --         (1,006)
                                                         -------        -------

At end of financial year                                  13,513          9,146
                                                         -------        -------

Net book value at end of financial year                   38,918         26,100
                                                         =======        =======

13.  PURCHASED GOODWILL

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000
Cost
At beginning of financial year                                --             --
Currency re-alignment                                         --             --
Additions                                                 13,385             --
Write off to plant closure expense                            --             --
                                                         -------        -------

At end of financial year                                  13,385             --
                                                         =======        =======

The purchased goodwill in fiscal 1999 was acquired in the ACL acquisition as disclosed in Note 30 to the financial statements. This amount will be amortised over 10 years with effect from April 1999.

14.  INTANGIBLE ASSETS

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000
Cost
At beginning of financial year                            27,398         20,363
Currency re-alignment                                      2,242          3,017
Additions                                                  1,215          4,400
Write off to plant closure expense                        (6,276)          (382)
                                                         -------        -------

At end of financial year                                  24,579         27,398
                                                         -------        -------

Accumulated amortisation
At beginning of financial year                            10,655          4,673
Currency re-alignment                                      1,046            680
Amortisation for the financial year                        4,677          5,662
Write off to plant closure expense                        (6,276)          (360)
                                                         -------        -------

At end of financial year                                  10,102         10,655
                                                         -------        -------

Net book value at end of financial year                   14,477         16,743
                                                         =======        =======

15.  DEFERRED EXPENDITURE

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000
Cost
At beginning of financial year                             2,743          3,046
Currency re-alignment                                        117            374
Additions                                                     52            592
Disposals                                                   (350)        (1,269)
                                                         -------        -------

At end of financial year                                   2,562          2,743
                                                         -------        -------

Amortisation
At beginning of financial year                               706            621
Currency re-alignment                                         75             93
Charge for the year                                          686            836
Disposals                                                     --           (844)
                                                         -------        -------

At end of financial year                                   1,467            706
                                                         -------        -------

Net book value at end of financial year                    1,095          2,037
                                                         =======        =======

16.  OTHER NON-CURRENT ASSETS

                                               Group                Company
                                          ----------------      ----------------
                                          1999        1998       1999       1998
                                          $'000      $'000      $'000      $'000

Loan to related party                        --      4,065         --         --
Investment securities                     1,846      1,613         --         --
Prepaid bank arrangement fees             7,254      8,734      6,884      7,794
Notes receivable                          5,608      3,229      3,454      3,226
Others                                    4,036      2,225         --         --
                                         ------     ------     ------     ------

                                         18,744     19,866     10,338     11,020
                                         ======     ======     ======     ======


17.  STOCKS

                                                                Group
                                                       -------------------------
                                                        1999             1998
                                                       $'000             $'000

Finished goods                                         283,035            8,091
Work-in-progress                                        44,190           35,434
Raw materials                                           25,566          225,384
                                                      --------         --------

                                                       352,791          268,909
Less provision for stock obsolescence                  (19,865)         (15,544)
                                                      --------         --------

                                                       332,926          253,365
                                                      ========         ========

Movements in provision for stock obsolescence during the year are as follows:


At beginning of year                                      15,544          8,638
Currency re-alignment                                      1,823          1,449
Provision for the year                                     6,849          4,989
Due to acquisitions of subsidiaries                           --          3,952
Written off against provision                             (4,351)        (3,484)
                                                         -------        -------

At end of year                                            19,865         15,544
                                                         =======        =======

18.  TRADE DEBTORS

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000

Trade debtors                                            398,684        265,586
Less provision for doubtful debts                         (8,722)       (15,369)
                                                         -------        -------

                                                         389,962        250,217
                                                         =======        =======

Movements in provision for doubtful debts during the year are as follows:

At beginning of the financial year                        15,369          8,501
Currency re-alignment                                        892          1,206
(Write back)/provision during the financial year          (4,311)         1,961
Due to acquisitions of subsidiaries                          385          6,846
Written off against provision                             (3,613)        (3,145)
                                                         -------        -------

At end of the financial year                               8,722         15,369
                                                         =======        =======


19.    OTHER DEBTORS, DEPOSITS AND PREPAYMENTS

                                          Group                    Company
                                   -------------------      --------------------
                                    1999         1998         1999          1998
                                    $'000       $'000        $'000         $'000

Notes receivable                   31,437       25,218        1,563           --
Loan to related party               4,297           --           --           --
Prepayments                        22,749       15,419        1,677        1,568
Deposits                            6,105        9,172           --           --
Sales tax and duties               14,426          630           --           --
Government subsidies                8,370           --           --           --
Sundry debtors                     19,843       10,761        3,775          248
                                  -------      -------      -------      -------

                                  107,227       61,200        7,015        1,816
                                  =======      =======      =======      =======

20.  TRADE BALANCE DUE FROM (TO) SUBSIDIARIES

These are unsecured, interest-free and have no fixed terms of repayment.


21.  OTHER CREDITORS AND ACCRUALS

                                                  Group                Company
                                            -----------------     -----------------
                                              1999       1998       1999       1998
                                             $'000      $'000      $'000      $'000

Miscellaneous creditors                     13,633      6,126        798      1,931
Accruals                                    27,416     30,747     10,459      9,715
Deferred income                             10,321         --         --         --
Customer deposits                           31,604      6,584         --         --
Sales tax payable                            9,981      6,983         --         --
Provision for plant closing                  4,357      8,783         --         --
Due under Service Agreement                     --     22,435         --     22,435
Purchase price payable to Astron's
former shareholders                             --     16,130         --         --
Purchase price payable to FICO's former
shareholders                                 1,727         --      1,727     16,130
                                            ------     ------     ------     ------

                                            99,039     97,788     12,984     50,211
                                            ======     ======     ======     ======


22.  TERM LOANS, SHORT TERM ADVANCES AND SENIOR SUBORDINATED NOTES

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000
(a) Term loans (secured)
      Total outstanding                                   69,527         49,189
      Deduct: current portion                            (31,957)       (22,579)
                                                         -------        -------

      Long term portion                                   37,570         26,610
                                                         -------        -------

(b) Short term advances (secured)                         58,906         47,117
                                                         -------        -------

(c) Senior subordinated notes                            259,065        241,950
                                                         =======        =======

22.  TERM LOANS, AMOUNT DUE TO BANKERS AND SENIOR SUBORDINATED NOTES (Continued)

Term loans, denominated mainly in US$, Euro and Malaysian ringgit bear interest rates ranging from 4.0% to 7.0% (1998: 6.72% to 10%), with terms of up to 20 years (1998: 8 years). The term loans are primarily secured by assignment of account receivables and assets.

Certain term loans are secured by mortgages with interest rates ranging from 6.0% to 18.25% (1998: 4.0% to 18.25%), with terms of 5 to 20 years (1998: 6 to 7 years). The net book value of the underlying properties was approximately US$23 million as at 31 March 1999.

On 31 October 1997, the Company completed the issuance of US$150 million of senior subordinated notes which mature in 2007 with an annual interest rate of 8.75% due semi-annually. The terms of the senior subordinated notes restricts the Company's ability to pay cash dividends.

During financial year 1999, the Company and one of its subsidiaries increased its line of credit from US$105 million to US$120 million and amended certain covenants and financial ratios. This line of credit is secured by substantially all of the Company's and its subsidiary's assets and expires in January 2001. The annual interest rate of this line of credit is U.S. prime rate or London Interbank Offer Rate (LIBOR) plus 0.5% (5% as at 31 March 1999) (1998: 8.5%). Under the terms of the credit facility, the Company is prohibited to pay any cash dividends without the lenders' prior consent.

Certain subsidiaries have various lines of credit available with annual interest rates ranging from 4.0% to 6.4% (1998: 8.0% to 9.0%). These facilities expire on various dates through 2001.


23.  HIRE PURCHASE CREDITORS

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000
Minimum lease payments payable

Within 1 year                                             20,589         18,496
Within 2 to 5 years                                       37,441         33,517
After 5 years                                              8,888         11,642
                                                         -------        -------

                                                          66,918         63,655
Less: finance charges allocated to future periods         (9,522)       (10,799)
                                                         -------        -------

                                                          57,396         52,856
                                                         =======        =======

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000
The hire purchase creditors are classified as follows:

Current portion                                           16,937         15,465
Non-current portion                                       40,459         37,391
                                                         -------        -------

                                                          57,396         52,856
                                                         =======        =======


24.  DEFERRED TAXATION

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000

At beginning of financial year                             3,636         (2,926)
Currency re-alignment                                        175           (405)
Due to acquisitions of companies                              --          6,199
Provided (reversed) during the year (Note 29)               (961)           768
                                                         -------        -------

At end of financial year                                   2,850          3,636
                                                         =======        =======


25.  OTHER PAYABLES

                                                    Group               Company
                                              -----------------     ----------------
                                                1999       1998       1999      1998
                                               $'000      $'000      $'000     $'000

Remaining purchase price payable to
former shareholders of FICO                    3,454         --      3,454        --
Provision for severance payments              10,368      9,718         --        --
Trade accounts payable                         3,644     11,038         --        --
Deferred income                                  482      7,644         --        --
Others                                         1,418      1,976         --        --
                                              ------     ------     ------     -----

                                              19,366     30,376      3,454        --
                                              ======     ======     ======     =====

26.  TURNOVER

Turnover of the Group represents invoiced trading sales and services to customers. Sales is stated net of sales discounts given to customers relating to options granted as a result of meeting the sales target. Transactions within the Group have been excluded.

The Company in financial year 1998 disclosed the income from the sale of one subsidiary, Energipiot AB to another subsidiary in the Group, Flextronics International Sweden AB as turnover. In the current year, the Directors are of the opinion that such income be classified as other income in the financial statements for the Company.


27.  OPERATING PROFIT (LOSS)

This is determined after charging (crediting) the following:

                                                      Group                     Company
                                              ---------------------       ------------------
                                                1999          1998         1999         1998
                                                $'000        $'000        $'000        $'000

Directors' remuneration
-  directors of the Company                     2,478        2,693           --           --
-  directors of subsidiaries                    5,758        3,271           --           --
Auditors' remuneration
-  auditors of the Company                      1,947          741          327          741
-  other auditors of subsidiaries                  47          750            7          750
Professional fees paid to firms which a
director is a member                              187          228           --           --
Depreciation of fixed assets                   77,366       41,839           --           --
Loss (gain) on sale of fixed assets            (1,076)         141           --           --
Amortisation of deferred expenditure              686          836           --           --
Amortisation of goodwill consolidation          3,587        3,601           --           --
Amortisation of intangible assets               4,677        5,662           --           --
Provision of stock obsolescence                 6,849        4,989           --           --
Bad debts written off                           3,491        2,990           --           --
(Write back)/provision for doubtful debts
                                               (4,311)       1,961           --           --
Exchange (gain) loss                            5,197       (2,424)        (783)         266
(Gain) on sale of associated company             (167)          --           --           --
Loss (gain) on disposal of subsidiaries            --           --           --      (14,194)

28.  OTHER EXPENSE, NET

                                         Group                    Company
                                 --------------------      --------------------
                                    1999         1998         1999         1998
                                   $'000        $'000        $'000        $'000

Interest expense on:
-  term loan                       4,638       11,234          909        9,636
-  senior subordinated note       20,596        9,224       20,596        9,224
-  hire purchase contracts         6,889        4,454           --           --
-  bank overdraft                    868          741           --           --
-  other                           3,547        1,486          899        1,067
Interest income                   (8,611)      (4,204)     (15,867)     (12,758)
                                 -------      -------      -------      -------

                                  27,927       22,935        6,537        7,169
                                 =======      =======      =======      =======


29.    TAXATION

                                           Group                   Company
                                    --------------------     -------------------
                                       1999         1998        1999        1998
                                      $'000        $'000       $'000       $'000

Current tax
-  current year - Singapore               2          359           2          12
                - Foreign            13,923        2,335          --          --
Deferred tax (Note 24)
-  current year                          --          768          --          --
-  over provision in prior year        (961)          --          --          --
                                    -------      -------     -------     -------

                                     12,964        3,462           2          12
                                    =======      =======     =======     =======

The Company

The Company has a current year's tax charge during the year mainly due to certain non-deductible items added back for tax purposes.

The Group

The taxation charge for the Group is lower than the amount obtained by applying the statutory income tax rate on profit before taxation mainly due to difference in tax rates applicable to overseas subsidiaries and utilization of investment allowance.

As at 31 March 1999, the Group's unutilised tax losses and unabsorbed capital allowances of approximately $66,298,000 (1998: $77,058,000) available for offset against future taxable profits, subject to agreement with the income tax authorities and compliance with certain provisions of the tax legislation of the respective countries in which the subsidiaries operate. The potential deferred tax asset arising from these unutilised tax losses and unabsorbed capital allowances has been recognised in the financial statements in accordance with accounting policy Note 2 to the financial statements.

Certain subsidiaries have been granted the following tax incentives:

(i) Pioneer status for various products were granted to one of its Malaysian subsidiaries under the Promotion of Investment Act. The Pioneer status for the various products expire on various dates ranging from January 4, 1998 to January 12, 2000. This incentive provides for full/partial tax exemption on manufacturing income from the various Pioneer products for this subsidiary.

(ii) Product Export Enterprise incentive for the Shekou and Shenzhen, China facilities. The Company's operations in Shekou and Shenzhen, China are located in a "Special Economic Zone" and are approved "Product Export Enterprise" which qualifies for a special corporate income tax rate of 10%. This special tax rate is subject to the subsidiary's exporting more than 70% of its total value of products manufactured in China. The Company's status as a Product Export Enterprise is reviewed annually by the Chinese government.

(iii)The Company's investments in its plants in Xixiang, China and Doumen, China fall under the "Foreign Investment Scheme" that entitles the Company to apply for a five-year tax incentive. The Company obtained the incentive for the Doumen plant in December 1995 and the Xixiang plant in October 1996. With the approval of the Chinese tax authorities, the Company's tax rates on income from these facilities during the incentive period will be 0% in years 1 and 2 and 7.5% in years 3 through 5, commencing in the first profitable year. The Company has another plant in Doumen which commenced operations in the fiscal year 1998. The plant which falls under the "Foreign Investment Scheme" is confident that the five year tax incentive will be granted upon formal application in its first profitable year. However, there can be no assurance that the five year tax incentive will be granted.

(iv) Five-year negotiated tax holiday is granted by the Hungarian government for its Hungarian subsidiaries. This incentive provides for the reduction of the regular tax rate of 18% by 60% to 7.2%. The incentive expires 31 December 2003.

A portion of the Group's sales were carried out by its two subsidiaries in Labuan, Malaysia where the subsidiaries has opted to pay the Labuan tax authorities a fixed amount of US$6,000 tax each year in accordance with Labuan tax legislation.

A portion of the Group's sales was also carried out by its Mauritius subsidiary which is taxed at 0%.


30.  EXTRAORDINARY ITEMS

                                          Group                   Company
                                  --------------------      -------------------
                                     1999         1998         1999        1998
                                    $'000        $'000        $'000       $'000

Acquired in-process research and
development written off            (3,337)          --           --          --
Provision for plant closure        (5,608)     (13,598)          --          --
                                  -------      -------      -------     -------

                                   (8,945)     (13,598)          --          --
                                  =======      =======      =======     =======

During the financial year 1999, the Group acquired the manufacturing facility and related assets of Advanced Component Labs HK Ltd "ACL", a Hong Kong based advanced technology printed circuit board manufacturer. Based on an independent valuation of certain assets of ACL and other factors, the Group determined that the purchase price of ACL included in-process research and development costs totaling $3,337,000 which had not reached technological feasibility and had no probable alternative future use. Accordingly, the Group wrote off $3,337,000 of in-process research and development in financial year 1999.

The provision for plant closure of $5,608,000 in financial year 1999 is comprised of $3.7 million relating to the costs for consolidating the Group's four manufacturing and administrative facilities in Hong Kong and $1.9 million relating to the consolidation of certain U.S. facilities.

The provision for plant closure of $13,598,000 in financial year 1998 relates to the costs incurred in closing the Wales facility. The provision includes $5.8 million for the write-off of goodwill associated with the acquisition of the Wales facility, $2.5 million for severance payments and payments required under the pension scheme, $3.8 million for fixed asset write-offs and factory closure expenses and $1.5 million for required repayment of previously received government grants.

31.  EARNINGS PER SHARE

Basic earnings (loss) per share are calculated by dividing the net profit (loss) after tax after minority interest of $94,923,000 (1998: $44,127,000) with the weighted average of 43,569,000 Ordinary Shares (1998: 36,526,000 Ordinary Shares) in issue during the financial year.

The fully diluted earnings per share is calculated after adjusting for those shares not yet exercised under the share options to purchase Ordinary Shares. The weighted average number of share and share equivalents used to compute the fully diluted earnings per share is 46,163,000 (1998: 38,194,000).


32.  PRIOR PERIOD ADJUSTMENTS

Prior period adjustments are in respect of the following:

(a) To rectify an error relating to the transfer of cost of investment of the Astron Group Limited to its subsidiary, Flextronics Manufacturing (H.K.) Limited in 1996 amounting of US$5,687,000.

As a result, the 1998 comparatives in the current year's financial statements have been restated as follows:

                                                                      Company
                                                        --------------------------------------
                                                                             1998 balance as
                                                         1998 balance as       previously
                                                            restated            reported
                                                        ------------------  ------------------
                                                              $'000               $'000

Balance Sheet
Due from subsidiaries                                        289,036             298,208
Accumulated profits (losses) at end of financial year        (47,142)            (37,970)

33.  SIGNIFICANT RELATED PARTY TRANSACTIONS

The Group has significant transactions with related parties on terms agreed between the parties as follows:

(a) Significant transactions entered into by the group with a company, Mayfield International Ltd, in which Stephen J.L. Rees, a former director and Senior Vice President of the Company, has a beneficial interest:

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000

Interest received on loan made                               268            290
Rent paid                                                   (317)          (336)
Management fees paid                                          --           (226)

As of 31 March 1999, US$2,520,000 was due from Mayfield under a note receivable.

(b) Prior to becoming the Company's Chief Executive Officer in January 1994, Michael E. Marks was the President and Chief Executive Officer of Metcal, Inc. ("Metcal"). Michael E. Marks remains a director of, and continues to hold a beneficial interest in, Metcal. The Company had net sales of US$1,548,000, US$1,586,000 and US$277,000 to Metcal during fiscal 1997,
     1998 and 1999, respectively.

(c) On 16 April 1995, the Company's U.S. subsidiary, Flectronics International USA, Inc. ("Flextronics USA"), loaned US$500,000 to Michael E. Marks. Mr. Marks executed a promissory note in favour of Flextronics USA which matures on 16 April 2000. In fiscal 1997, Flextronics USA forgave a total of US$200,000 of outstanding principal amount and US$26,000 in accrued interest. In fiscal 1998, Flextronics USA forgave a total of US$100,000 of outstanding principal amount and US$73,000 in accrued interest. The remaining outstanding balance of the loan as of 31 March 1999 was US$217,000 (representing US$200,000 in principal and US$17,000 in accrued interest) and bears interest at a rate of 7.21%.

(d) On 6 November 1997, Flextronics USA loaned US$1.5 million to Mr. Marks. Mr. Marks executed a promissory note in favour of Flextronics USA which bears interest at a rate of 7.259% and matures on 6 November 2002 (1998: 6 November 1998). The remaining balance of the loan as of 31 March 1999 was $1,500,000 and all the interest accrued has been paid up to 31 March 1999. This loan is secured by certain assets owned by Mr. Marks.

(e) On 22 October 1996, Flextronics USA loaned US$136,000 to Mr. Michael McNamara, President of Americas operations. Mr. McNamara executed a promissory note in favour of Flextronics USA which bears interest at a rate of 7.0% and matures on 22 October 2001. The remaining balance of the loan as of 31 March 1999 was US$150,000 (representing US$136,000 in principal and US$14,000 in accrued interest).

(f) As of 31 March 1997, the Company had notes receivable due from certain executives and officers amounting to approximately US$2.5 million. These notes bear interest at rates ranging from 7.0% to 7.21% and have maturities of 6 months to 5 years and are reflected in other current assets on the accompanying balance sheet. Subsequent to 31 March 1998, US$245,000 of the US$2.5 million was paid through forfeiture of management bonuses.

(g) On 25 November 1998, Flextronics USA loaned US$130,000 to Mr. Michael McNamara, President of Americas operations. Mr. McNamara executed a promissory note in favour of Flextronics USA which bears interest at a rate of 7.25% and matures on 25 November 2003. The remaining balance of the loan as of 31 March 1999 was US$133,000 (representing US$130,000 in principal and US$3,000 in accrued interest).

(h) On 4 February 1999, the Company loaned US$ 410,000 to Mr. Ronny Nilsson. Mr. Nilsson executed a promissory note in favour of the Company and the note matures on 31 March 2000.

(i) On 15 January 1999, Flextronics USA loaned US$200,000 to Mr. Robert Dykes, Senior Vice President of finance and administration and Chief Financial Officer of the Company. Mr. Robert Dykes executed a promissory note in favour of Flextronics USA which bears interest at a rate of 7.25% and matures on 15 January 2004. The remaining outstanding balance of the loan as of 31 March 1999 was US$203,000 (representing US$200,000 in principal and US$3,000 in accrued interest).

34.  SHARE OPTION PLANS

                                                                   Options outstanding
                                                            ----------------------------------
                                         Options available                    Exercise price
                                            for grant         Shares             per share
                                            ----------      ----------      ------------------
Balance at 31 March 1997                       447,272       3,350,044
Increase in options available for grant      2,100,000              --
Options granted                             (2,815,008)      2,815,008      US$8.58 - US$23.68
Options exercised                                   --        (519,416)     US$0.59 - US$16.50
Options cancelled                              751,558        (751,558)     US$0.59 - US$22.25
                                            ----------      ----------


Balance at 31 March 1998                       483,822       4,894,078
Increase in options available for grant      3,701,126              --
Options granted                             (3,428,539)      3,428,539      US$12.59 - US$49.93
Options exercised                                   --      (1,369,370)     US$ 0.59 - US$35.37
Options cancelled                              457,381        (457,381)     US$ 5.25 - US$27.56
                                            ----------      ----------

Balance at 31 March 1999                     1,213,790       6,495,866
                                            ==========      ==========

The above options will expire between July 1999 and March 2004.


35.  CASH AND CASH EQUIVALENTS

Cash and cash equivalents consists of the following:

                                            Group                 Company
                                     -------------------     -------------------
                                        1999        1998        1999        1998
                                       $'000       $'000       $'000       $'000

Cash and bank balances                73,438     102,247       8,402      43,836
Certificate of deposits               69,084      41,938      69,083      41,938
Money market funds                    70,742          --      70,742          --
Corporate debt securities             85,497          --      85,497          --
                                     -------     -------     -------     -------

                                     298,761     144,185     233,724      85,774
                                     =======     =======     =======     =======

36.  CONTINGENT LIABILITIES AND COMMITMENTS

As at 31 March 1999, the Company does not have any contingent liabilities and commitments outstanding.

As at 31 March 1999, the Group has the following contingent liabilities and commitments :

(a)  Contingent liabilities

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000
Unsecured contingent liabilities not provided for in the
financial statements were:
-   Guarantees                                            3,756          4,818
                                                          =====          =====


(b)  Non-cancellable operating lease commitments

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000

Within one year                                           30,497         17,751
Within 2 to 5 years                                       62,540         43,940
After 5 years                                             11,296         16,977
                                                         -------        -------

                                                         104,333         78,668
                                                         =======        =======


(c)    Future capital expenditure

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000
Capital expenditure not provided for in the financial statements is as follows:

Commitments in respect of contracts placed                 2,729         11,917
Uncommitted amounts approved by directors                  5,440         25,210
                                                         -------        -------

                                                           8,169         37,127
                                                         =======        =======

(d)  Foreign exchange commitments

                                                                  Group
                                                          ---------------------
                                                           1999           1998
                                                          $'000          $'000

Commitments in respect of forward foreign
currency purchase contracts                               28,497        130,169
                                                         =======        =======

The Group entered into forward contracts to hedge foreign currency exposures related to foreign currency purchases.


37.  GROUP SEGMENTAL REPORTING

                                                             Group
                                                -------------------------------
                                                   1999                  1998
                                                   $'000                 $'000
                                                                       (Note 39)
Net sales:
Asia                                               669,279              466,082
Americas                                         1,140,527              425,897
Western Europe                                     614,085              510,306
Central Europe                                     677,590              322,329
Intercompany elimination                           (85,454)             (18,054)
                                                ----------           ----------

                                                 3,016,027            1,706,560
                                                ==========           ==========

Income/(loss) before taxation after minority interests and
extraordinary item:
Asia                                                      42,407         24,485
Americas                                                  32,195         (6,766)
Western Europe                                            20,250         13,601
Central Europe                                            21,412         11,840
Intercompany elimination and corporate allocations       (17,322)        (9,169)
                                                         -------        -------

                                                          98,942         33,991
                                                         =======        =======

                                                                  Group
                                                          ---------------------
                                                           1999          1998
                                                          $'000         $'000
                                                                       (Note 39)

Fixed assets:
Asia                                                     189,140        122,606
Americas                                                 202,979        139,347
Western Europe                                            79,058         73,710
Central Europe                                           163,544         76,576
                                                         -------        -------

                                                         634,721        412,239
                                                         =======        =======


Depreciation and amortization:
Asia                                                      24,869         20,103
Americas                                                  24,719          8,557
Western Europe                                            16,869         10,728
Central Europe                                            19,173         11,714
                                                         -------        -------

                                                          85,630         51,102
                                                         =======        =======

Capital Expenditure:
Asia                                                      67,238         52,970
Americas                                                  88,562         65,353
Western Europe                                            18,343         18,555
Central Europe                                            96,608         20,188
                                                         -------        -------

                                                         265,751        157,066
                                                         =======        =======

38.  SUBSEQUENT EVENTS

In  April  1999,   Flextronics   entered  into  an  agreement  to  purchase  the
manufacturing facility and related assets of Ericsson's Visby, Sweden operations. Ericsson's Visby facility manufactures mobile systems infrastructure, primarily radio base stations. Under the terms of the agreement, Flextronics will acquire the facility, including equipment and materials. In connection with the acquisition of assets, the Company has also entered into a manufacturing service agreement with Ericsson. The asset transfer is expected to close during the second quarter of fiscal 2000.

In May 1999, Flextronics purchased the manufacturing facility and related assets of ABB Automation Products in Vasteras, Sweden for approximately US$25.9 million. This facility provides printed circuit board assemblies and other electronic equipment. Flextronics has also offered employment to 575 ABB personnel who were previously employed by ABB Automation Products. In connection with the acquisition of certain fixed assets, the Company has also entered into a manufacturing service agreement with ABB Automation Products.

In June 1999, Flextronics entered into an agreement to acquire Kyrel EMS Oyj, a provider of electronics manufacturing services with two facilities in Finland and one in Luneville, France. Kyrel employs approximately 900 people and its 1998 revenues were US$230 million. Flextronics expects to issue approximately
1.9 million shares in the acquisition. Government approval is required in Finland and the transaction is expected to close in the second quarter of fiscal 2000.


39.  COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform with current year's presentation. In addition, certain prior year comparatives have been restated as disclosed in Note 32 to the financial statements.

Statement by Directors




In the opinion of the directors, the accompanying financial statements set out on pages 16 to 60 are drawn up so as to give a true and fair view of the state of affairs of the Company and of the Group as at 31 March 1999 and the results of the Company and of the Group and the cash flows of the Group for the year then ended and at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.



On behalf of the Board of Directors




/s/ Michael E. Marks                                          /s/ Tsui Sung Lam

MICHAEL E. MARKS                                              TSUI SUNG LAM



Singapore
16 July 1999

                         FLEXTRONICS INTERNATIONAL LTD.

                             1993 SHARE OPTION PLAN

              (As Amended and Restated through September 11, 1998)

                                   ARTICLE ONE

                                     GENERAL

I.   PURPOSE OF THE PLAN

     A. This 1993 Share Option Plan (the "Plan") is intended to promote the interests of Flextronics International Ltd., a Singapore corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) certain non-employee members of the Corporation's Board of Directors (the "Board") and (iii) certain consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

     B. The Plan shall become effective on December 1, 1993 upon adoption by the Board, and such date shall accordingly constitute the Effective Date of the Plan.

II.  DEFINITIONS

     A. For purposes of the Plan, the following definitions shall be in effect:

     Board: the Corporation's Board of Directors.

     Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

          a. the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

          b. a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     Code: the U.S. Internal Revenue Code of 1986, as amended.

     Corporate   Transaction:   any   of  the   following   stockholder-approved
transactions to which the Corporation is a party:

          a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

          b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

          c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

     Employee: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

     Exercise Date: the date on which the Corporation shall have received written notice of the option exercise.

     Fair Market Value: the Fair Market Value per Ordinary Share determined in accordance with the following provisions:

          a. If the Ordinary Shares are not at the time listed or admitted to trading on any U.S. national stock exchange but are traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per Ordinary Share on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Ordinary Shares on the date in question, then the closing selling price per Ordinary Share on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

          b. If the Ordinary Shares are at the time listed or admitted to trading on any U.S. national stock exchange, then the Fair Market Value shall be the closing selling price per Ordinary Share on the date in question on the U.S. exchange determined by the Plan Administrator to be the primary market for the Ordinary Shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of the Ordinary Shares on such exchange on the date in question, then the Fair Market Value shall be the closing selling price per Ordinary Share on the exchange on the last preceding date for which such quotation exists.

          c. If the Ordinary Shares are on the date in question neither listed nor admitted to trading on any U.S. national stock exchange nor traded on the Nasdaq National Market, then the Fair Market Value per Ordinary Share on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

     Hostile Take-Over: a change in ownership of the Corporation effected through the following transaction:

          a. the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

          b. the acceptance of more than fifty percent (50%) of the securities so acquired in such tender or exchange offer from holders other than
     Section 16 Insiders.

     Incentive  Option:  a stock option which satisfies the requirements of Code
Section 422.

     Initial Automatic Grant Date: January 24, 1994.

     1934 Act: the U.S. Securities and Exchange Act of 1934, as amended from time to time.

     Non-Statutory Option: a stock option not intended to meet the requirements of Code Section 422.

     Optionee: any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program in effect under the Plan.

     Ordinary Shares: ordinary shares of the Corporation with a par value of S$0.01 per share.

     Parent: any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Permanent Disability or Permanently Disabled: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     Plan Administrator: the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under that program with respect to the persons under its jurisdiction.

     Primary Committee: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

     Secondary Committee: the committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to eligible persons other than Section 16 Insiders.

     Service: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

     Section 12(g) Registration Date: the date on which the initial registration of the Ordinary Shares under Section 12(g) of the 1934 Act becomes effective.

     Section 16 Insider: an officer or director of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

     Subsidiary: any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Take-Over Price: the greater of (a) the Fair Market Value per Ordinary Share on the date the particular option to purchase Ordinary Shares is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per Ordinary Share paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

     Underwriting Execution Date: the date on which the Underwriting Agreement for the initial public offering of the Ordinary Shares in the U.S. is executed and priced.

     B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

          Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III. STRUCTURE OF THE PLAN

     A. Stock Programs. The Plan shall be divided into two (2) components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase Ordinary Shares in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee members of the Board will receive special option grants at periodic intervals to purchase Ordinary Shares in accordance with the provisions of Article Three.

     B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four shall apply to the Discretionary Option Grant and the Automatic Option Grant Programs and shall accordingly govern the interests of all individuals under the Plan.

IV.  ADMINISTRATION OF THE PLAN

     A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant Program with respect to Section 16 Insiders. No non-employee Board member shall be eligible to serve on the Primary Committee if such individual has, during the twelve (12)-month period immediately preceding the date of his or her appointment to the Committee or (if shorter) the period commencing with the Section 12(g) Registration Date and ending with the date of his or her appointment to the Primary Committee, received an option grant under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant Program.

     B. Administration of the Discretionary Option Grant Program with respect to all other persons eligible to participate in that program may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

     C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

     D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of the provisions of such program and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan
Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program under its jurisdiction or any option grant thereunder.

     E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

     F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms and conditions of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under that program.

V.   OPTION GRANTS

     A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two shall be limited to the following:

          l. officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations); and

          2. those  consultants  or other  independent  contractors  who provide
     valuable   services  to  the  Corporation  (or  its  parent  or  subsidiary corporations) but who are not residents of Singapore.

     B. Non-employee Board members shall not be eligible to participate in the Discretionary Option Grant Program. Such individuals shall, however, be eligible to receive automatic option grants pursuant to the provisions of Article Three, provided such individuals are not residents of Singapore.

     C. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of Ordinary Shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a
Non-Statutory Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

VI.  STOCK SUBJECT TO THE PLAN

     A. The maximum number of Ordinary Shares which may be issued over the term of the Plan shall not exceed 7,200,000* Ordinary Shares, subject to adjustment from time to time in accordance with the provisions of this Section VI. The Ordinary Shares reserved for issuance under the Plan shall be drawn from the Corporation's authorized but unissued Ordinary Shares.

*Reflects two for one stock split in the form of a bonus issue (the equivalent of a stock dividend) effective December 22, 1998.

     B. In no event may the aggregate number of Ordinary Shares for which any one individual participating in the Plan may be granted stock options exceed 1,000,000* Ordinary Shares over the term of this Plan.

     C. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the Ordinary Shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Ordinary Shares subject to any option or portion thereof surrendered in accordance with Section V of Article Two or Section III of Article Three and all Ordinary Shares issued under the Plan shall reduce on a share-for-share basis the number of Ordinary Shares available for subsequent issuance the Plan.

     D. Should any change be made to the Ordinary Shares issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Ordinary Shares as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per newly-elected or continuing non-employee Board member under the Automatic Option Grant Program and (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Discretionary Option Grant or Automatic Option Grant Program. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I.   TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

     A. Exercise Price.

     1. The exercise price per Ordinary Share shall be fixed by the Plan Administrator in accordance with the following provisions:

          a. The exercise price per Ordinary Share subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value per Ordinary Share on the grant date.

          b. The exercise price per Ordinary Share subject to a Non-Statutory Option shall in no event be less than eighty-five percent (85%) of the Fair Market Value per Ordinary Share on the grant date.

*Reflects two for one stock split in the form of a bonus issue (the equivalent of a stock dividend) effective December 22, 1998.

          c. In no event may the exercise price per Ordinary Share subject to any Incentive or Non-Statutory Option be less than the par value of such Ordinary Share.

     2. The exercise price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

          a. full payment in cash or check made payable to the Corporation's order;

          b. full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide concurrent irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased Ordinary Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Ordinary Shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (ii) to the Corporation to deliver the certificates for the purchased Ordinary Shares directly to such brokerage firm in order to complete the sale transaction; or

          c. conversion of a convertible note issued by the Corporation or a Subsidiary, the terms of which provide that it is convertible into Ordinary Shares issuable pursuant to the 1993 Plan (with the principal amount and any accrued interest being converted and credited dollar for dollar to the payment of the exercise price).

     B. Term and Exercise of Options. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of five (5) years measured from the grant date. The option, together with any stock appreciation rights pertaining to such option, shall be assignable or transferable by the Optionee. The Optionee shall be required to comply with all applicable laws in connection with any such transfer or assignment, and the Plan Administrator shall have the discretion to adopt such rules as it deems necessary to ensure that any assignment or transfer is in compliance with all applicable laws.

     C. Termination of Service.

     1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

          a. Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph 3 below) remain exercisable for more than a twenty-four (24)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

          b. Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. However, the right to exercise such option shall lapse upon the earlier of (i) the second anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Accordingly, upon the occurrence of the earlier event, the option shall terminate and cease to remain outstanding.

          c. Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

          d. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of Ordinary Shares (if any) for which that option is exercisable at the time of the Optionee's cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested Ordinary Shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any Ordinary Shares for which the option is not otherwise at that time exercisable or in which Optionee is not otherwise vested.

          e. Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to remain outstanding.

     2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under this paragraph C., not only with respect to the number of vested Ordinary Shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of vested Ordinary Shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

     3. The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph 1. above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

     D. Stockholder Rights. An optionee shall have no stockholder rights with respect to the Ordinary Shares subject to the option until such individual shall have exercised the option and paid the exercise price for the purchased Ordinary Shares.

II.  INCENTIVE OPTIONS

     The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions. Except as so modified by this
Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

     A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Ordinary Shares for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Code during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Code shall be applied on the basis of the order in which such options are granted. Should the number of Ordinary Shares for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in such calendar year for the excess number of shares as a non-statutory option under the Code.

     B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the exercise price per Ordinary Share shall not be less than the greater of (i) one hundred and ten percent (110%) of the Fair Market Value per Ordinary Share on the grant date or (ii) the par value of such Ordinary Share.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of Ordinary Shares at the time subject to such option and may be exercised for all or any portion of such Ordinary Shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company.

     C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

     D. The Plan Administrator shall have the discretion, exercisable either in advance of any actually-anticipated Corporate Transaction or at the time of an actual Corporate Transaction, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options granted under the Plan which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following such Corporate Transaction.

     E. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

     F. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

     G. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     H. The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Code only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Code.

IV.  CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of Ordinary Shares but with an exercise price per Ordinary Share not less than
(i) eighty-five percent (85%) of the Fair Market Value per Ordinary Share on the new grant date or (ii) one hundred percent (100%) of such Fair Market Value in the case of an Incentive Option, but in no event shall the exercise price per Ordinary Share be less than the par value of such Ordinary Share.

V.   STOCK APPRECIATION RIGHTS

     A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of vested Ordinary Shares for which the surrendered option (or surrendered portion thereof) is at the time exercisable over (ii) the aggregate exercise price payable for such vested Ordinary Shares.

     B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this
Section V may be made in Ordinary Shares valued at Fair Market Value on the option surrender date, in cash, or partly in Ordinary Shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than five (5) years after the date of the option grant.

     D. One or more Section 16 Insiders may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, the Section 16 Insider shall have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right in effect for at least six (6) months to the Corporation, to the extent such option is at the time exercisable for vested Ordinary Shares. The Section 16 Insiders shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested Ordinary Shares for which each surrendered option (or surrendered portion thereof) is at the time exercisable over (ii) the aggregate exercise price payable for such Ordinary Shares. The cash distribution payable upon such option surrender shall be made within five (5) days following the date the option is surrendered to the Corporation. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

     E.  The  Ordinary   Shares  subject  to  any  option   surrendered  for  an
appreciation distribution pursuant to this Section V shall not be available for subsequent issuance under the Plan.

                                  ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM

I.   ELIGIBILITY

     A. Eligible Directors. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to (i) those individuals who are serving as non-employee Board members on the Initial Automatic Grant Date, (ii) those individuals who are first elected or appointed as non-employee Board members after the Initial Automatic Grant Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Execution Date. In no event, however, may any non-employee Board member who is a Singapore resident participate in this Automatic Option Grant Program. Any non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of the Plan.

     B. Limitation. Except for the option grants to be made pursuant to the provisions of this Automatic Option Grant Program, a non-employee Board member shall not be entitled to receive any additional option grants or stock issuances under this Plan or any other stock plan of the Corporation (or its parent or subsidiaries) during his or her period of Board service.

II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

     A. Grant Dates. Option grants shall be made under this Article Three on the dates specified below:

     1. Initial Grant.

     Each individual serving as an Eligible Director on the Initial Automatic Grant Date shall automatically be granted on such date a Non-Statutory Option to purchase 30,000 Ordinary Shares upon the terms and conditions of this Article Three.

     Each individual who first becomes an Eligible Director after the Initial Automatic Grant Date, whether through election by the stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a Non-Statutory Option to purchase 30,000 Ordinary Shares upon the terms and conditions of this Article Three.

     2. Annual Grant. On the date of each Annual Stockholders Meeting held after the Underwriting Execution Date, each individual who is at that time serving as an Eligible Director, whether or not such individual is standing for reelection as a Board member at that Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase an additional 3,000 Ordinary Shares upon the terms and conditions of this Article Three, provided such individual has served as a Board member for at least six (6) months.

     B. There shall be no limit on the number of such 3,000 Ordinary Share option grants any one Eligible Director may receive over his or her period of Board service. The number of Ordinary Shares for which the automatic option grants are to be made to each newly elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of
Section VI.C. of Article One.

     C. Exercise Price. The exercise price per Ordinary Share subject to each automatic option grant made under this Article Three shall be determined as follows:

     - For each automatic option grant made on the Initial Automatic Grant Date, the exercise price per Ordinary Share shall be equal to the Fair Market Value per Ordinary Share on such date as shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator deems relevant.

     - For all other automatic option grants, the exercise price per Ordinary Share shall be equal to one hundred percent (100%) of the Fair Market Value per Ordinary Share on the automatic grant date, but in no event less than the par value of such Ordinary Share.

     D. Payment. The exercise price shall be payable in one of the alternative forms specified below:

          1. full payment in cash or check made payable to the Corporation's order; or

          2. to the extent the option is exercised for vested Ordinary Shares, full payment through a sale and remittance procedure pursuant to which the non-employee Board member shall provide concurrent irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased Ordinary Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Ordinary Shares and (ii) to the Corporation to deliver the certificates for the purchased Ordinary Shares directly to such brokerage firm in order to complete the sale transaction.

     E. Option Term. Each automatic grant under this Article Three shall have a maximum term of five (5) years measured from the automatic grant date.

     F. Exercisability. Each automatic grant shall become exercisable for the Ordinary Shares subject to that grant in a series of successive equal monthly installments upon the Optionee's completion of each month of Board service over the twenty-four (24) month period measured from the automatic grant date. The exercisability of each such grant shall be subject to acceleration as provided in Section II.G and Section III of this Article Three. In no event, however, shall any automatic option grant become exercisable for any additional Ordinary Shares after the Optionee's cessation of Board service.

     G. Transferability. Each automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be assignable or transferable by the Optionee. The Optionee shall be required to comply with all applicable laws in connection with any such transfer or assignment, and the Plan Administrator shall have the discretion to adopt such rules as it deems necessary to ensure that any assignment or transfer is in compliance with all applicable laws.

     H. Termination of Board Service.

          1. Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article Three, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to remain outstanding, at the time of the Optionee's cessation of Board service, with respect to any option shares for which the option is not otherwise at that time exercisable.

          2. Should the Optionee die within six (6) months after cessation of Board service, then any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the option shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the Optionee's death.

          3. Should the Optionee die or become Permanently Disabled while serving as a Board member, then each automatic option grant held by such Optionee under this Article Three shall immediately become exercisable for all the Ordinary Shares subject to that option, and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have a twelve
     (12)-month period following the date of the Optionee's cessation of Board service in which to exercise such option for any or all of those Ordinary Shares as fully-vested shares.

          4. In no event shall any automatic grant under this Article Three remain exercisable after the expiration date of the five (5)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1. through 3. above or (if earlier) upon the expiration of the five (5)-year option term, the automatic grant shall terminate and cease to be outstanding for any option shares for which the option was exercisable at the time of the Optionee's cessation of Board service but for which such option was not otherwise exercised.

     I. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to the Ordinary Shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased Ordinary Shares.

     J. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Automatic Stock Option Agreement attached as Exhibit A.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction, each option at the time outstanding under this Article Three but not otherwise fully exercisable shall, immediately prior to the specified effective date for the Corporate Transaction, automatically accelerate and become fully exercisable for all of the Ordinary Shares at the time subject to that option and may be exercised for all or any portion of those shares as fully vested Ordinary Shares. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to remain outstanding.

     B. In connection with any Change in Control of the Corporation, each option at the time outstanding under this Article Three but not otherwise fully exercisable shall, immediately prior to the specified effective date for the Change in Control, automatically accelerate and become fully exercisable for all of the Ordinary Shares at the time subject to that option and may be exercised for all or any portion of those shares as fully vested Ordinary Shares. Each such option shall remain so exercisable for the option shares until the expiration or sooner termination of the option term.

     C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each option held by him or her under this Article Three for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the Ordinary Shares at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those Ordinary Shares) over
(ii) the aggregate exercise price payable for such Ordinary Shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. The Ordinary Shares subject to each option surrendered in connection with the Hostile Take-Over shall not be available for subsequent issuance under the Plan.

     D. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

     A. Limited Amendments. The provisions of this Automatic Option Grant Program, together with the automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable U.S. income tax laws and regulations.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

I.   LOANS OR INSTALLMENT PAYMENTS

     A. The Plan Administrator may, in its discretion but subject to any prohibition imposed by any applicable laws, assist any Optionee, to the extent such Optionee is an Employee (including an Optionee or Participant who is an officer of the Corporation), in the exercise of one or more stock options granted to such Optionee under the Discretionary Option Grant Program, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or (ii) permitting the Optionee to pay the exercise price for the purchased shares in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the exercise price of the acquired Ordinary Shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the acquisition of the Ordinary Shares.

     B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

     C. All financial assistance provided under this Section I of Article Four shall be effected in compliance with the applicable provisions of Section 76(9)(b) of the Companies Act, Chapter 50 of Singapore (or any successor statutory provision).

II.  AMENDMENT OF THE PLAN AND AWARDS

     A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment, and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Three. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of Ordinary Shares issuable under the Plan or the number of Ordinary Shares for which options may be granted per newly-elected or continuing Eligible Director under Article Three of the Plan or the maximum number of Ordinary Shares for which any one individual participating in the Plan may be granted stock options over the term of the Plan, except for permissible adjustments under Section VI.C. of Article One, (ii) materially modify the eligibility requirements for plan participation or (iii) materially increase the benefits accruing to plan participants.

     B. Options to purchase Ordinary Shares may be granted under the Discretionary Option Grant Program which are in excess of the number of Ordinary Shares then available for issuance under the Plan. However, no such option shall become exercisable in whole or in part for the excess Ordinary Shares subject to that option until stockholder approval is obtained for a sufficient increase in the number of Ordinary Shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then such options shall terminate and cease to be exercisable with respect to the excess number of Ordinary Shares, and no further option grants shall be made under the Plan.

III. TAX WITHHOLDING

     The Corporation's obligation to deliver Ordinary Shares upon the exercise of stock options for such shares under the Plan shall be subject to the
satisfaction   of  all  applicable   income  and   employment  tax   withholding
requirements.

IV.  EFFECTIVE DATE AND TERM OF PLAN

     A. This Plan became effective when adopted by the Board and approved by the stockholders in 1993. On June 8, 1995, the Board approved an amendment to the Plan to (i) increase the aggregate number of Ordinary Shares issuable over the term thereof from 1,800,000* shares to 3,000,000* shares and (ii) increase the number of Ordinary Shares for which options may be granted to any one individual from 600,000* shares to 1,000,000* shares. The shareholders approved those amendments at the 1995 Annual Meeting.

     B. In June 1996, the Board amended the Plan to (i) increase the aggregate number of Ordinary Shares issuable over the term of the Plan from 1,500,000 Ordinary Shares to 2,000,000 Ordinary Shares. The stockholders approved such amendment at the 1996 Annual Meeting.

     C. On August 15, 1996, the Board amended and restated the Plan to authorize, among other things, the separate but concurrent jurisdiction of the Discretionary Option Grant Program by the Primary Committee and one or more Secondary Committees of the Board, with the Primary Committee to have the sole authority to administer such program with respect to Section 16 Insiders.

     D. In September 1997, the Board approved an amendment to the Plan to increase the aggregate number of Ordinary Shares issuable over the term thereof from 4,000,000* to 5,200,000* shares. The shareholders approved those amendments at the 1997 Annual Meeting.

*Reflects two for one stock split in the form of a bonus issue (the equivalent of a stock dividend) effective December 22, 1998.

     E. In August 1998, the Board approved an amendment to the Plan to increase the aggregate number of Ordinary Shares issuable over the term thereof from 5,200,000* to 7,200,000* shares. The shareholders approved this amendment at the 1998 Annual Meeting.

     F. In July 1999, the Board approved an amendment to the Plan to increase the aggregate number of Ordinary Shares issuable over the term of the Plan from 7,200,000* Ordinary Shares to 8,200,000* Ordinary Shares. Such share increase is subject to stockholder approval at the 1999 Annual Meeting. Should stockholder approval not be obtained, then the 1,000,000*-share increase to the Ordinary Share reserve shall not be implemented, and any stock options granted on the basis of that 1,000,000*-share increase shall immediately terminate without becoming exercisable for the Ordinary Shares subject to those options, and no additional options will be granted on the basis of such share increase.

     G. The Plan shall  terminate  upon the earlier of (i)  November 30, 2003 or
(ii) the date on which all Ordinary Shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

V.   USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of Ordinary Shares pursuant to option grants under the Plan shall be used for general corporate purposes.

VI.  REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any stock option or stock appreciation right under the Plan, the issuance of any Ordinary Shares upon the exercise or surrender of the stock options or stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it and the Ordinary Shares issued pursuant to it.

     B. No Ordinary Shares or other assets or securities shall be issued or delivered under this Plan unless and until there shall have been compliance with
(i) all applicable requirements of U.S. and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Ordinary Shares issuable under the Plan, (ii) all applicable listing requirements of any securities exchange on which the Ordinary Shares are then listed for trading and
(iii) all applicable requirements of Singapore law.

VII. NO EMPLOYMENT/SERVICE RIGHTS

     Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's Service at any time and for any reason, with or without cause.

VIII. MISCELLANEOUS PROVISIONS

     A. Except to the extent otherwise expressly provided in the Plan, the right to acquire Ordinary Shares or other assets or securities under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

*Reflects two for one stock split in the form of a bonus issue (the equivalent of a stock dividend) effective December 22, 1998.

     B. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

        FLEXTRONICS INTERNATIONAL LTD. 1997 EMPLOYEE SHARE PURCHASE PLAN

                          As Adopted September 10, 1997


     1. Establishment of Plan. Flextronics International Ltd. (the "Company") proposes to grant options for purchase of the Company's Ordinary Shares to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this Employee Share Purchase Plan (this "Plan"). For purposes of this Plan, "Parent Corporation" and "Subsidiary" (collectively, "Participating Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). "Participating Subsidiaries" are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the "Board") designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 150,000* Ordinary Shares of the Company are reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

     2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and
Participating   Subsidiaries,   and  to  provide  an  incentive   for  continued
employment.

     3. Administration. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the "Committee"). As used in this Plan, references to the "Committee" shall mean either such committee or the Board if no committee has been established. Subject to the provisions of this Plan and the limitations of
Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

     4.   Eligibility.   Any  employee  of  the  Company  or  the  Participating
Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

          (a) employees who are not employed by the Company or Participating Subsidiaries one month before the beginning of such Offering Period;

          (b) employees who are customarily employed for twenty (20) hours or less per week;

          (c) employees who are customarily employed for five (5) months or less in a calendar year;

          (d) employees who, together with any other person whose shares would be attributed to such employee pursuant to Section 424(d) of the Code, own shares or hold options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own shares or hold options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any of its Participating Subsidiaries; and

*Reflects two for one stock split in the form of a bonus issue (the equivalent of a stock dividend) effective December 22, 1998.

          (e) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any purpose other than federal income and employment tax purposes.

     5. Offering Dates. The offering periods of this Plan (each, an "Offering Period") shall be of six (6) months duration commencing on December 1 and June 1 of each year and ending on May 31 and November 30 of each year. Each Offering Period shall consist of one (1) six-month purchase period (a "Purchase Period") during which payroll deductions of the participants are accumulated under this Plan. The first Offering Period shall begin on December 1, 1997. The first business day of each Offering Period is referred to as the "Offering Date". The last business day of each Purchase Period is referred to as the "Purchase Date". The Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to offerings (and specifically shall have the power to change the duration of Offering Periods from six (6) months to twenty-four (24) months) without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

     6. Participation in this Plan. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company's treasury department (the "Treasury Department") not later than fifteen (15) days before such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Committee for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Treasury Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Treasury Department not later than fifteen (15) days preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

     7. Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of whole Ordinary Shares of the Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during such Purchase Period by (b) the lower of (i) eighty-five percent (85%) of the fair market value of an Ordinary Share of the Company on the Offering Date (but in no event less than the par value of the Company's Ordinary Shares), or (ii) eighty-five percent (85%) of the fair market value of an Ordinary Share of the Company on the Purchase Date (but in no event less than the par value of the Company's Ordinary Shares) and rounding down to the nearest whole number, provided, however, that the number of Ordinary Shares of the Company subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date, or
(b) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date. The fair market value of the Company's Ordinary Shares shall be determined as provided in Section 8 hereof.

     8. Purchase Price. The purchase price per share at which an Ordinary Share of the Company will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

          (a) The fair market value on the Offering Date; or

          (b) The fair market value on the Purchase Date.

     Notwithstanding the foregoing, in no event may the purchase price of an Ordinary Share of the Company be less than the par value. For purposes of this Plan, the term "Fair Market Value" means, as of any date, the value of an Ordinary Share of the Company determined as follows:

     (a) if such Ordinary Shares are then quoted on the Nasdaq National Market, the closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

     (b) if such Ordinary Shares are publicly traded and are then listed on a national securities exchange, the closing price on the date of determination on the principal national securities exchange on which the Ordinary Shares are listed or admitted to trading as reported in The Wall Street Journal;

     (c) if such Ordinary Shares are publicly traded but are not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

     (d)  if none of the foregoing is applicable, by the Board in good faith.

     9. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.

     (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant's compensation in one percent (1%) increments not less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Committee. Compensation shall mean base salary, commissions, bonuses, and shift premiums not to exceed $250,000 per year, provided however, that for purposes of determining a participant's base salary, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

     (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the Treasury Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after the Treasury Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Treasury Department a new authorization for payroll deductions not later than fifteen (15) days before the beginning of such Offering Period.

     (c) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     (d) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole Ordinary Shares of the Company reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full Ordinary Share of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No

Ordinary Shares shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

     (e) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant's benefit representing the shares purchased upon exercise of his or her option.

     (f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

     10. Limitations on Shares to be Purchased.

     (a) No participant shall be entitled to purchase shares under this Plan at a rate which, when aggregated with his or her rights to purchase shares under all other employee share purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.

     (b) No more than two hundred percent (200%) of the number of shares determined by using eighty-five percent (85%) of the fair market value of an Ordinary Share of the Company on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

     (c) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). Until otherwise determined by the Committee, there shall be no Maximum Share Amount. In no event shall the Maximum Share Amount, if any, exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

     (d) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

     (e) Any payroll deductions accumulated in a participant's account which are not used to purchase shares due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

     11. Withdrawal.

     (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Treasury Department a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

     (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

     (c) If the purchase price on the first day of any current Offering Period in which a participant is enrolled is higher than the purchase price on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a participant's account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period. A participant does not need to file any forms with the Company to automatically be enrolled in the subsequent Offering Period

     12. Termination of Employment. Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     13. Return of Payroll Deductions. In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to such participant's account. No interest shall accrue on the payroll deductions of a participant in this Plan.

     14. Capital Changes. Subject to any required action by the shareholders of the Company, the number of Ordinary Shares covered by each option under this Plan which has not yet been exercised and the number of Ordinary Shares which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price of each Ordinary Share covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Ordinary Shares of the Company resulting from a stock split or the payment of a stock dividend (but only on the Ordinary Shares) or any other increase or decrease in the number of issued and outstanding Ordinary Shares effected without receipt of any consideration by the Company; provided, however, that (a) conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration" and (b) no such adjustment shall be made if as a result, the purchase price for each Ordinary Share shall fall below the par value thereof and if such adjustment would but for this paragraph (b) result in the purchase price being less than the par value of an Ordinary Share, the purchase price payable shall be the par value of an Ordinary Share. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that the options under this Plan shall terminate as of a date fixed by the Committee and give each participant the right to exercise his or her option as to all of the optioned shares, including shares which would not otherwise be exercisable. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative share holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, each option under this Plan may be assumed or an equivalent option may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event such surviving corporation refuses to assume or substitute options under this

Plan, (i) this Plan will terminate upon the consummation of such transaction, unless otherwise provided by the Committee, and (ii) the Committee may declare that the options under this Plan shall terminate as of a date fixed by the Committee, and give each Participant the right to exercise such participant's option as to all of the optioned shares. If the Committee makes an option fully exercisable in the event of a merger, consolidation or sale of assets, the Committee shall notify the participant that the option shall be fully exercisable for a certain period, and the option and this Plan will terminate upon the expiration of such period.

     The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Ordinary Shares covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Ordinary Shares, or in the event of the Company being consolidated with or merged into any other corporation, provided however, that no such adjustment shall be made if as a result, the purchase price for each Ordinary Share would fall below the par value thereof and if such adjustment would result in the purchase price being less than the par value of an Ordinary Share, the purchase price payable shall be the par value of an Ordinary Share.

     15. Nonassignability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

     16. Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

     17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

     18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee's employment.

     19. Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This
Section 19 shall take precedence over all other provisions in this Plan.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Term; Shareholder Approval. This Plan will become effective on the date that it is adopted by the Board. This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such shareholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the Ordinary Shares reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

     22. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     23. Applicable Law. The Plan shall be governed by the substantive laws of Singapore.

     24. Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the shareholders of the Company obtained in accordance with Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

          (a)  increase the number of shares that may be issued under this Plan;
     or

          (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

                         FLEXTRONICS INTERNATIONAL LTD.

                               2090 Fortune Drive
                           San Jose, California 95131

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned being a member of Flextronics International Ltd. hereby appoints Michael E. Marks or Tsui Sung Lam as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the Ordinary Shares of Flextronics International Ltd., held of record by the undersigned on July 1, 1999, at the Annual General Meeting of Flextronics International Ltd. to be held August 27, 1998, or at any adjournment thereof.

     This Proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees, FOR Proposals 2, 3, 4, 5, 6, 7, 8, 9 and 10 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual General Meeting.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                                           ---------------------
                                                              SEE REVERSE SIDE
                                                           ---------------------


                                                                                         |X|       Please  mark  votes as in this
                                                                                                   example.

The Board of Directors unanimously recommends a vote FOR Proposals 1, 2, 3, 4,
5, 6, 7, 8, 9 and 10. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposal Nos. 1, 2, 3, 4, 5, 6, 7,
8, 9 and 10 if no specification is made.

           Election of Directors.
1.         |_|  FOR all nominees listed below except as marked.                     |_| WITHHOLD AUTHORITY to vote for all nominees.

              To withhold authority to vote for any individual nominee, strike a line through that nominee's name:
                               Michael E. Marks, Tsui Sung Lam and Chuen Fah Alain Ahkong

2.         To receive and adopt the Directors' Report, Auditors' Report and
           Audited FOR AGAINST ABSTAIN Accounts for the fiscal year ended March
           31, 1999.
                                                                                           |_|            |_|            |_|

3.         To appoint Arthur Andersen as independent Auditors  of the Company for          FOR          AGAINST        ABSTAIN
           the fiscal year ended March 31, 2000.
                                                                                           |_|            |_|            |_|

4.         To approve an Ordinary Resolution to increase the authorized share              FOR          AGAINST        ABSTAIN
           capital to 250,000,000 Ordinary Shares.
                                                                                           |_|            |_|            |_|

5.         To approve an Ordinary Resolution to increase the number of shares              FOR          AGAINST        ABSTAIN
           authorized under the 1993 Share Option Plan to 8,200,000 Ordinary Shares
           and to approve certain other modifications to the 1993 Share Option Plan.       |_|            |_|            |_|

6.         To approve an Ordinary Resolution to increase the number of shares              FOR          AGAINST        ABSTAIN
           authorized under the 1997 Employee Share Purchase Plan to 400,000
           Ordinary Shares.                                                                |_|            |_|            |_|

7.         To approve an Ordinary Resolution relating to Ordinary Share issuances.         FOR          AGAINST        ABSTAIN

                                                                                           |_|            |_|            |_|

8.         To approve an Ordinary Resolution relating to bonus shares issuances.           FOR          AGAINST        ABSTAIN

                                                                                           |_|            |_|            |_|

9.         To approve a Special Resolution relating to an amendment to the Company's       FOR          AGAINST        ABSTAIN
           Articles of Association relating to acquisitions by the Company of its
           own issued Ordinary Shares.                                                     |_|            |_|            |_|

10.        To approve an Ordinary Resolution relating to acquisitions by the Company       FOR          AGAINST        ABSTAIN
           of its own issued Ordinary Shares.
                                                                                           |_|            |_|            |_|

           In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

 Signature: _____________________________________ Date: __________________, 1999

 Signature: _____________________________________ Date: __________________, 1999

                                 (Reverse Side)

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,  PLEASE COMPLETE, DATE AND SIGN
 THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.
